Filed Pursuant to Rule 424(b)(2)

Registration No. 333-281399

Prospectus Supplement
(to Prospectus dated April 4, 2025)

RiverNorth Capital and Income Fund, Inc.

1,105,000 Shares of Common Stock

Subscription Rights for Shares of Common Stock

1,105,000 Shares of Common Stock Issuable Upon Exercise of Rights to Subscribe for Such Shares

RiverNorth Capital and Income Fund, Inc. (the “Fund”) is issuing transferable subscription rights (“Rights”) to its stockholders of record as of June 3, 2025 (the “Record Date” and such stockholders, “Record Date Stockholders”). These Rights will allow Record Date Stockholders to subscribe for new shares of common stock, $0.0001 par value per share (the “Common Shares”), of the Fund in an aggregate amount of up to 1,105,000 Common Shares (the “Offer”). Record Date Stockholders will receive one Right for each Common Share held on the Record Date. For every three Rights held, a Record Date Stockholder is entitled to purchase one Common Share of the Fund (the “Primary Subscription”).

Stockholders of record on the Record Date who fully exercise their Rights in the Primary Subscription will be entitled to subscribe for additional Common Shares (“Over-Subscription Shares”), subject to the limitations set forth in this Prospectus Supplement (the “Over-Subscription Privilege” or the “Over-Subscription”). If enough Over-Subscription Shares are available, all such requests will be honored in full. If the requests for Over-Subscription Shares exceed the Over-Subscription Shares available, the available Over-Subscription Shares will be allocated pro rata to stockholders who over-subscribed based on the number of Rights originally issued to them.

The number of Rights to be issued to a Record Date Stockholder will be rounded up to the nearest number of Rights evenly divisible by three. Fractional shares will not be issued upon the exercise of Rights. Accordingly, new Common Shares may be purchased only pursuant to the exercise of Rights in integral multiples of three.

The Rights are transferable and will be admitted for trading on the New York Stock Exchange (“NYSE”) under the symbol “RSF.RT” during the course of the Offer. The Fund’s Common Shares are currently listed, and the new Common Shares issued in this Offer will also be listed, on the NYSE under the symbol “RSF.” As of May 13, 2025, the last reported net asset value (“NAV”) per Common Share was $16.12, and the last reported sales price per Common Share on the NYSE was $15.20.

The Offer will expire at 5:00 p.m., Eastern Time, on July 7, 2025, unless the Offer is extended as described in this Prospectus Supplement (the “Expiration Date”). The subscription price (“Subscription Price”) per Common Share will be determined based upon a formula equal to 90% of the reported NAV or 95% of the market price per Common Share, whichever is higher, on the Expiration Date, unless the Offer is extended. Market price per Common Share will be determined based on the average of the last reported sales price of a Common Share on the NYSE for the five trading days preceding (and not inclusive of) the Expiration Date.

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Rights holders will not know the Subscription Price at the time of exercise and will be required initially to pay for both the Common Shares subscribed for pursuant to the Primary Subscription and, if eligible, any additional Common Shares subscribed for pursuant to the Over-Subscription Privilege, at the estimated subscription price of $14.51 per Common Share and, except in limited circumstances, will not be able to rescind their subscription. Rights acquired in the secondary market may not participate in the Over-Subscription Privilege.

Exercising your Rights and investing in the Fund involves a high degree of risk and may be considered speculative. Before exercising your Rights and investing in the Fund, you should read the discussion of the material risks in “Risks” beginning on page 32 of the accompanying Prospectus.

In addition, you should consider the following:

●	Stockholders who do not exercise their Rights will, at the completion of the Offer, own a smaller proportional interest in the Fund than if they exercised their Rights, which will proportionately decrease the relative voting power of those stockholders.

●	Because the Subscription Price per Common Share may be below the NAV per Common Share on the Expiration Date, you will likely experience an immediate dilution of the aggregate NAV of your Common Shares if you do not participate in the Offer and you will likely experience a reduction in the NAV per share of your common stock whether or not you participate in the Offer.

●	All participating and non-participating stockholders will experience an immediate dilution of the aggregate NAV of your Common Shares because you will indirectly bear the expenses of the Offer. This will disproportionately affect holders of Common Shares (“Stockholders”) who do not exercise their Rights.

●	The Fund cannot state precisely the extent of this dilution if you do not exercise your Rights because the Fund does not know what the Subscription Price per Common Share will be when the Offer expires, or what proportion of the Rights will be exercised. Assuming the full Primary Subscription is exercised, the Fund’s NAV per Common Share would be decreased by approximately $0.44 or 2.73% per Common Share. Actual amounts may vary due to rounding, the final Subscription Price, the amount of Rights exercised and other estimates.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Common Share	Total(3)
Estimated subscription price(1)	$14.51	$16,033,550
Estimated sales load	$0	$0
Estimated primary offering expenses(2)	$0.14	$155,859
Estimated net proceeds to Fund(1)	$14.37	$15,877,691

(1)	Estimated as if May 13, 2025 was the expiration date. As of the close of May 13, 2025, the Fund’s NAV per Common Share was $16.12 and the average of the last reported sales price the five trading days preceding (and not inclusive of) May 13, 2025 was $15.15. See “Terms of the Offer - The Subscription Price.”

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(2)	Offering expenses payable by the Fund (and indirectly by all of the Fund’s Stockholders, including those who do not exercise their Rights) are estimated at approximately $155,859, which includes fees to the subscription agent and information agent estimated to be approximately $67,000 in the aggregate, inclusive of out of pocket expenses.

(3)	Assumes all Rights are exercised at the estimated subscription price per Common Share. All of the Rights offered may not be exercised and the price may be higher or lower than the estimated amount.

Assuming all Common Shares offered are purchased in the Offer, the proportionate interest held by non-exercising Stockholders will decrease upon completion of the Offer. As with any Common Shares, the price of the Fund’s Common Shares fluctuates with market conditions and other factors. As of May 13, 2025, the Common Shares were trading at a discount to their NAV. Since the inception of the Fund, the Common Shares have traded at a premium of as much as 3.79% and a discount of as much as 26.02%.

The Fund. RiverNorth Capital and Income Fund, Inc. (formerly known as RiverNorth Specialty Finance Corporation) is a diversified, closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and is operated as an interval fund under Rule 23c-3 of the 1940 Act.

Investment Objective. The investment objective of the Fund is to seek a high level of current income. There can be no assurance that the Fund’s investment objective will be achieved.

Principal Investment Strategies. The Fund seeks to achieve its investment objective by investing, directly or indirectly, in credit instruments, including a portfolio of securities of specialty finance and other financial companies that the Fund’s Adviser (as defined below) believes offer attractive opportunities for income. These companies may include, but are not limited to, banks, thrifts, finance companies, lending platforms, business development companies, real estate investment trusts, special purpose acquisition companies, private investment funds (private funds that are exempt from registration under Sections 3(c)(1) and 3(c)(7) of the 1940 Act), registered closed-end investment companies, brokerage and advisory firms, insurance companies and financial holding companies. Together, these types of companies are referred to as “financial institutions.” The Fund’s investments in hedge funds and private equity funds that are exempt from registration under Sections 3(c)(1) and 3(c)(7) of the 1940 Act will be limited to no more than 15% of the Fund’s assets. The Fund may also invest in common equity, preferred equity, convertible securities and warrants of these institutions.

“Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding).

The Fund may invest in income-producing securities of any maturity and credit quality, including below investment grade, and equity securities, including exchange-traded funds and registered closed-end funds. Below investment grade securities are commonly referred to as “junk” or “high yield” securities and are considered speculative with respect to the issuer’s capacity to pay interest and repay principal. Such income-producing securities in which the Fund may invest may include, without limitation, corporate debt securities, U.S. government debt securities, short-term debt securities, asset backed securities, exchange-traded notes, loans, including secured and unsecured senior loans, Alternative Credit Instruments (as defined below), collateralized loan obligations and other structured finance securities, and cash and cash equivalents.

The Fund’s alternative credit investments may be made through a combination of: (i) investing in loans to small- and mid-sized companies (“SMEs”); (ii) investing in notes or other pass-through obligations issued by an alternative credit platform (or an affiliate) representing the right to receive the principal and interest payments on an Alternative Credit investment (or fractional portions thereof) originated through the platform; (iii) purchasing asset-backed securities representing ownership in a pool of Alternative Credit; (iv) investing in private investment funds that purchase Alternative Credit; (v) acquiring an equity interest in an alternative credit platform (or an affiliate); and (vi) providing loans, credit lines or other extensions of credit to an alternative credit platform (or an affiliate) (the foregoing listed investments are collectively referred to herein as the “Alternative Credit Instruments” or “Alternative Credit”). Subject to the limitations in this Prospectus Supplement, the accompanying Prospectus and SAI (as defined below), the Fund may invest without limit in any of the foregoing types of Alternative Credit Instruments and the Fund’s investments in private investment funds will be limited to no more than 10% of the Fund’s Managed Assets. The Alternative Credit in which the Fund typically invests are newly issued and/or current as to interest and principal payments at the time of investment. As a fundamental policy (which cannot be changed without the approval of the holders of a majority of the outstanding voting securities of the Fund), the Fund does not invest in Alternative Credit that are of subprime quality at the time of investment. The Fund considers an SME loan to be of “subprime quality” if the likelihood of repayment on such loan is determined by the Adviser based on its due diligence and the credit underwriting policies of the originating platform to be similar to that of consumer loans that are of subprime quality. The Fund does not currently have any intention to invest in Alternative Credit originated from lending platforms based outside the United States or made to non-U.S. borrowers. However, the Fund may in the future invest in such Alternative Credit and will provide updated disclosures prior to making such investments. For a general discussion of Alternative Credit and Alternative Credit Instruments, see “Investment Objective, Strategies and Policies—Alternative Credit” in the accompanying Prospectus. Unless the context suggests otherwise, all references to loans generally in this Prospectus Supplement and accompanying Prospectus refer to Alternative Credit.

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Alternative Credit Instruments are generally not rated by the nationally recognized statistical rating organizations (“NRSROs”). Such unrated instruments, however, may be considered by such NRSROs to be comparable in quality to securities falling into any of the ratings categories used by such NRSROs to classify “junk” bonds. Accordingly, the Fund’s unrated Alternative Credit Instrument investments constitute highly risky and speculative investments, notwithstanding that the Fund is not permitted to invest in loans that are of subprime quality at the time of investment. The Alternative Credit Instruments in which the Fund may invest may have varying degrees of credit risk. There can be no assurance that payments due on underlying Alternative Credit investments will be made. At any given time, the Fund’s portfolio may be substantially illiquid and subject to increased credit and default risk. If a borrower is unable to make its payments on a loan, the Fund may be greatly limited in its ability to recover any outstanding principal and interest under such loan. The Common Shares therefore should be purchased only by investors who could afford the loss of the entire amount of their investment. See “Risks—Investment Strategy Risks” in the accompanying Prospectus.

Investing in the Fund’s Common Shares involves certain risks. See “Risks” beginning on page 32 of the accompanying Prospectus.

Investment Adviser. The Fund’s investment adviser is RiverNorth Capital Management, LLC (the “Adviser”). See “Management of the Fund” in the accompanying Prospectus.

Leverage. The Fund may use leverage to the extent permitted by the 1940 Act, including through the issuance of preferred stock and/or through borrowings and/or the issuance of notes or debt securities. On December 24, 2020, the Fund entered into a prime brokerage agreement for margin financing with Pershing LLC as lender (the “Pershing Credit Agreement”). The Pershing Credit Agreement permits the Fund to borrow funds that are collateralized by assets held in a special custody account held at State Street Bank pursuant to a Special Custody and Pledge Agreement. Borrowings under this arrangement bear interest at the overnight bank funding rate plus 75 basis points for an overnight time.

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On March 9, 2023, the Fund entered into an additional credit agreement with BNP Paribas (“BNP Credit Agreement”). The BNP Credit Agreement permits the Fund to borrow funds that are collateralized by assets held at BNP Paribas pursuant to the BNP Credit Agreement. Under the terms of the BNP Credit Agreement, the Fund may borrow up to $15,000,000 bearing an interest rate of the Overnight Bank Funding Rate plus a fixed rate determined by the securities pledged as collateral. Any unused portion of the BNP Credit Agreement is subject to a commitment fee of 0.50% of the unused portion of the facility until a utilization of 80% or greater is met.

While the Fund is using leverage, the amount of the fees paid to the Adviser for investment advisory and management services are higher than if the Fund did not use leverage because the fees paid are calculated based on the Fund’s Managed Assets, which include assets purchased with leverage. Therefore, the Adviser has a financial incentive to leverage the Fund, which creates a conflict of interest between the Adviser on the one hand and the shareholders of the Fund on the other.

Leverage involves special risks. There can be no assurances that a leveraging strategy will be successful. See “Risks—Structural and Market-Related Risks—Leverage Risks” in the accompanying Prospectus.

This Prospectus Supplement and accompanying Prospectus sets forth concisely the information about the Fund and the Offer that a prospective investor ought to know before investing in the Fund and participating in the Offer. You should read this Prospectus Supplement and accompanying Prospectus, which contains important information about the Fund, before deciding whether to invest in the Fund’s Common Shares and retain it for future reference. A Statement of Additional Information dated April 4, 2025 (the “SAI”), containing additional information about the Fund, has been filed with the SEC and is incorporated by reference in its entirety into the accompanying Prospectus, which means that it is part of the accompanying Prospectus for legal purposes. You may request a free copy of the SAI, the Fund’s Annual and Semi-Annual Reports, request other information about the Fund and make stockholder inquiries by calling (844) 569-4750, (toll-free) or by writing to the Fund at 360 South Rosemary Avenue, Suite 1420, West Palm Beach, FL 33401, or obtain a copy of such documents (and other information regarding the Fund) by visiting the Fund’s website at rivernorth.com/rsf (information included on the website does not form a part of this Prospectus Supplement or accompanying Prospectus), or from the SEC’s website (sec.gov). For additional information all holders of Rights should contact the Information Agent, Georgeson LLC (“Georgeson” or the “Information Agent”) toll free at (866) 357-5086 or send a written request to Georgeson at 1290 Avenue of the Americas, 9th floor, New York, NY 10104.

The Fund’s Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

Prospectus Supplement dated May 30, 2025

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TABLE OF CONTENTS

Prospectus Supplement

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Prospectus

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CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Prospectus and the statement of additional information contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities the Fund holds, the price at which the Fund’s Common Shares will trade in the public markets and other factors discussed in the Fund’s periodic filings with the SEC. Currently known risk factors that could cause actual results to differ materially from the Fund’s expectations include, but are not limited to, the factors described in the “Risks” section of the accompanying Prospectus. The Fund urges you to review carefully that section for a more detailed discussion of the risks of an investment in the Fund’s securities.

Although the Fund believes that the expectations expressed in the Fund’s forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in the Fund’s forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” section of the accompanying Prospectus. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus are made as of the date of this Prospectus Supplement or the accompanying Prospectus, as the case may be. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement.

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PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the Fund’s shares of common stock (the “Common Shares”). You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus and the statement of additional information (“SAI”), dated April 4, 2025, especially the information set forth under the heading “Risks.”

The Fund

RiverNorth Capital and Income Fund, Inc. (the “Fund”) is a Maryland corporation registered as a diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and is operated as an interval fund. As an interval fund, the Fund has adopted a fundamental policy to conduct, subject to certain conditions, quarterly repurchase offers for at least 5% and up to 25% of the outstanding shares of its common stock, $0.0001 par value per share, at NAV. The common shares began trading on the NYSE on June 12, 2019 and may be purchased and sold in the secondary market. As of May 13, 2025, the Fund had 3,312,425 common shares outstanding and net assets applicable to such common shares of $53,386,026. An investment in the Fund may not be appropriate for all investors. There can be no assurance that the Fund will achieve its investment objective.

Purpose of the Offer

The Board of Directors of the Fund (the “Board”), based on the recommendation of RiverNorth Capital Management, LLC (the “Adviser” or “RiverNorth”), has determined that it would be in the best interest of the Fund and its existing stockholders to increase the assets of the Fund so that the Fund may be in a better position to take advantage of investment opportunities that may arise without having to reduce existing Fund holdings.

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The Board also believes that a larger number of outstanding Common Shares and a larger number of holders of common stock (“Stockholders”) could increase the level of market interest in and visibility of the Fund, and improve the trading liquidity of the Fund’s shares on the NYSE. In making this determination, the Board considered a number of factors, including potential benefits and costs. This rights offering seeks to reward existing Stockholders by giving them the opportunity to purchase additional Common Shares at a price that may be below the market price and/or NAV without incurring any commission or charge. The distribution of these rights, which themselves may have intrinsic value, will also give non-participating Stockholders the potential of receiving a cash payment upon the sale of their rights, which may be viewed as partial compensation for the possible dilution of their interests in the Fund as a result of this offer.

The Adviser believes that increasing the size of the Fund may result in certain economies of scale which may lower the Fund’s expenses as a proportion of average net assets because the Fund’s fixed costs can be spread over a larger asset base. There can be no assurance that by increasing the size of the Fund, the Fund’s expense ratio will be lowered. There can be no assurance that this rights offering (or the investment of the proceeds of this rights offering) will be successful or that the level of trading on the Fund’s shares on the NYSE will increase.

Important Terms of the Offer

The Fund is issuing transferable subscription rights (“Rights”) to its Stockholders of record as of June 3, 2025 (the “Record Date” and such stockholders, “Record Date Stockholders”). These Rights will allow Record Date Stockholders to subscribe for new Common Shares of the Fund in an aggregate amount of approximately 1,105,000 Common Shares (the “Offer”). Record Date Stockholders will receive one Right for each Common Share held on the Record Date. For every three Rights held, you are entitled to purchase one new Common Share of the Fund. Record Date Stockholders who fully exercise their Rights may also, in certain circumstances, purchase additional Common Shares (the “Over-Subscription Shares”) pursuant to an over-subscription privilege (the “Over-Subscription Privilege” or the “Over-Subscription”). The number of Rights to be issued to each Record Date Stockholder will be rounded up to the nearest number of Rights evenly divisible by three. Fractional shares will not be issued upon the exercise of the Rights. Accordingly, new Common Shares may be purchased only pursuant to the exercise of Rights in integral multiples of three.

The Rights are transferable and will be admitted for trading on the NYSE under the symbol “RSF.RT” during the course of the Offer. The Fund’s Common Shares are currently listed, and the new Common Shares issued in this Offer will also be listed, on the NYSE under the symbol “RSF”. On May 13, 2025, the last reported net asset value (“NAV”) per Common Share was $16.12, and the last reported sales price per Common Share on the NYSE was $15.20.

The Offer will expire at 5:00 p.m., Eastern Time, on July 7, 2025, unless the Offer is extended as described in this Prospectus Supplement (the “Expiration Date”).

The subscription price (“Subscription Price”) per Common Share will be determined based upon a formula equal to 90% of the reported NAV or 95% of the market price per Common Share, whichever is higher, on the Expiration Date, unless the Offer is extended. Market price per Common Share will be determined based on the average of the last reported sales price of a Common Share on the NYSE for the five trading days preceding (and not inclusive of) the Expiration Date. Common Shares of the Fund, as a closed-end fund, can trade at a discount to NAV. Upon expiration of the Offer, the Fund expects that Common Shares will likely be issued at a price below NAV per share.

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Rights holders may not know the Subscription Price at the time of exercise and will be required initially to pay for both the Common Shares subscribed for pursuant to the primary subscription and, if eligible, any additional Common Shares subscribed for pursuant to the over-subscription privilege at the estimated Subscription Price of $14.51 per Common Share and, except in limited circumstances, will not be able to rescind their subscription.

Rights acquired in the secondary market may not participate in the over-subscription privilege.

The Rights exercisable for one Common Share for each three Rights exercised at the Subscription Price will be referred to in the remainder of this Prospectus Supplement as the “Primary Subscription.”

The Fund will not be issuing share certificates for the Common Shares issued pursuant to this Offer. Issuance of Common Shares will be made electronically via book entry by DST Systems, Inc. (“DST”), the Fund’s transfer agent.

Important Dates to Remember

Please note that the dates in the table below may change if the Offer is extended.

Event	Date
Record Date	June 3, 2025
Subscription Period	June 4, 2025 to July 7, 2025*
Expiration Date	July 7, 2025*
Subscription Certificate and Payment for Shares Due**	July 7, 2025*
Notice of Guaranteed of Delivery Due	July 7, 2025*
Confirmation to Participants	July 15, 2025*

*	Unless the Offer is extended.
**	Record Date Stockholders exercising Rights must deliver to the Subscription Agent by the Expiration Date either (i) the Subscription Certificate together with the estimated payment or (ii) a Notice of Guaranteed Delivery. Additional amounts may be due at settlement for additional shares purchased upon exercising Rights because the Estimated Subscription Price may be less than the actual Subscription Price.

Over-Subscription Privilege

Each Record Date Stockholder who fully exercises all Rights initially issued to such Record Date Stockholder is entitled to subscribe for shares which were not otherwise subscribed for by others in the Primary Subscription. If enough Over-Subscription shares are available, all such requests will be honored in full. If the requests for Over-Subscription Shares exceed the Over-Subscription Shares available, the available Over-Subscription Shares will be allocated pro rata among those fully exercising Record Date Stockholders who over-subscribe based on the number of Rights originally issued to them by the Fund. Common Shares acquired pursuant to the Over-Subscription Privilege are subject to allotment.

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Rights acquired in the secondary market may not participate in the Over-Subscription Privilege.

If Stockholders do not participate in the over-subscription offer (if any), their percentage ownership may be further diluted.

Notwithstanding the above, the Board has the right in its absolute discretion, to eliminate the Over-Subscription Privilege with respect to the Over-Subscription Shares if it considers it to be in the best interest of the Fund to do so. The Board may make that determination at any time, without prior notice to Rights holders or others, up to and including the seventh day following the Expiration Date. See “Terms of the Offer - Over-Subscription Privilege.”

Sale of Rights

The Rights are transferable until the completion of the Subscription Period and will be admitted for trading on the NYSE. Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE will begin on or around the Record Date and may be conducted until the close of trading on the last NYSE trading day prior to the completion of the Subscription Period. For purposes of this Prospectus Supplement, a “Business Day” means any day on which trading is conducted on the NYSE.

The value of the Rights, if any, will be reflected by the market price. Rights may be sold by individual holders or may be submitted to the Subscription Agent for sale (please see “Terms of the Offer - Method of Transferring Rights”). Any Rights submitted to the Subscription Agent for sale must be received by the Subscription Agent on or before June 27, 2025, five Business Days prior to the completion of the Subscription Period, due to normal settlement procedures. Selling stockholders are responsible for all brokerage commissions incurred by the Subscription Agent as well as other fees and expenses associated with a transfer of Rights.

Rights that are sold will not confer any right to acquire any Common Shares in the Over-Subscription, and any Record Date Stockholder who sells any Rights initially issued to such Stockholder will not be eligible to participate in the Over-Subscription.

Trading of the Rights on the NYSE will be conducted on a when-issued basis until and including the date on which the Subscription Certificates are mailed to Record Date Stockholders, and thereafter will be conducted on a regular way basis until and including the last NYSE trading day prior to the completion of the Subscription Period. Common Shares will begin trading ex-Rights one Business Day prior to the Record Date.

If the Subscription Agent receives Rights for sale in a timely manner, it will use its best efforts to sell the Rights on the NYSE. The Subscription Agent will also attempt to sell any Rights (i) a Rights holder is unable to exercise because the Rights represent the right to subscribe for less than one new Common Share or (ii) attributable to Stockholders whose record addresses are outside the United States or who have an Army Post Office (“APO”) or Fleet Post Office (“FPO”) address. See “Restrictions on Foreign Stockholders” and “Terms of the Offer - Foreign Restrictions.”

Any commissions will be paid by the selling Rights holders. Neither the Fund nor the Subscription Agent will be responsible if Rights cannot be sold and neither has guaranteed any minimum sales price for the Rights. If the Rights can be sold, sales of these Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent on the day such Rights are sold, less any applicable brokerage commissions, taxes and other expenses.

Stockholders are urged to obtain a recent trading price for the Rights on the NYSE from their broker, bank, financial advisor or the financial press.

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Banks, broker-dealers and trust companies that hold Common Shares for the accounts of others are advised to notify those persons who purchase Rights in the secondary market that such Rights will not participate in the Over-Subscription Privilege.

Method for Exercising Rights

Rights may be exercised by completing and signing the reverse side of the subscription certificate evidencing the Rights (the “Subscription Certificate”) and mailing it in the envelope provided, or otherwise delivering the completed and signed Subscription Certificate to Computershare Trust Company, N.A. and Computershare Inc. (the “Subscription Agent”), together with payment for the Common Shares as described below under “Payment for Shares of Stock.” Rights may also be exercised through a Rights holder’s broker, who may charge the Rights holder a servicing fee in connection with such exercise. See “Terms of the Offer - Method for Exercising Rights” and “Terms of the Offer - Payment for Shares of Stock.”

Restrictions on Foreign Stockholders

Subscription Certificates will only be mailed to Record Date Stockholders whose addresses are within the United States (other than an APO or FPO address). Record Date Stockholders whose addresses are outside the United States or who have an APO or FPO address and who wish to subscribe to the Offer either in part or in full should contact the Information Agent or Subscription Agent in writing or by recorded telephone conversation no later than five Business Days prior to the Expiration Date. The Fund will determine whether the Offer may be made to any such Record Date Stockholder. The Offer will not be made in any jurisdiction where it would be unlawful to do so. If the Subscription Agent has received no instruction by the fifth Business Day prior to the Expiration Date or the Fund has determined that the Offer may not be made to a particular Record Date Stockholder, the Subscription Agent will attempt to sell all of such stockholder’s Rights and remit the net proceeds, if any, to such stockholder. If the Rights can be sold, sales of these Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent on the day the Rights are sold, less any applicable brokerage commissions, taxes and other expenses.

U.S. Federal Income Tax Matters

The Fund urges you to consult your own tax adviser with respect to the particular tax consequences of the Offer. See “Terms of the Offer-Certain U.S. Federal Income Tax Matters” for more information on the tax consequences of the Offer.

Adviser

The Fund’s investment adviser is RiverNorth Capital Management, LLC (the “Adviser”). The Adviser is responsible for the day-to-day management of the Fund’s portfolio, managing the Fund’s business affairs and providing certain administrative services. The Adviser is also responsible for determining the Fund’s overall investment strategy and overseeing its implementation.

The Fund has agreed to pay the Adviser a management fee payable on a monthly basis at the annual rate of 1.25% of the Fund’s average monthly Managed Assets for the service it provides. “Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding). In addition to the monthly advisory fee, the Fund pays all other costs and expenses of its operations, including, but not limited to, compensation of its directors (other than those affiliated with the Adviser), custodial expenses, transfer agency and dividend disbursing expenses, legal fees, expenses of independent auditors, expenses of repurchasing shares, expenses of any leverage, expenses of preparing, printing and distributing prospectuses, shareholder reports, notices, proxy statements and reports to governmental agencies, and taxes, if any. Because the fees received by the Adviser are based on the Managed Assets of the Fund, the Adviser has a financial incentive for the Fund to use leverage, which may create a conflict of interest between the Adviser on the one hand and the Fund’s shareholders on the other. Because leverage costs are borne by the Fund at a specified rate of return, the Fund’s investment management fees and other expenses, including expenses incurred as a result of any leverage, are paid only by the common shareholders and not by holders of preferred stock or through borrowings.

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Benefits to the Adviser

The Adviser will benefit from the Offer because its fee is based on the Fund’s Managed Assets. See “Management of the Fund” on page 32 of the accompanying Prospectus. It is not possible to state precisely the amount of additional compensation the Adviser will receive as a result of the Offer because the proceeds of the Offer will be invested in additional portfolio securities, which will fluctuate in value. However, assuming all Rights are exercised at the estimated Subscription Price of $14.51 and that the Fund receives the maximum proceeds of the Offer, the annual compensation to be received by the Adviser would be increased by approximately $198,000. In determining that the Offer was in the best interest of stockholders, the Board was cognizant of this benefit.

Dilution and other Investment Considerations

Stockholders who do not exercise their Rights will, at the completion of the Offer, own a smaller proportional interest in the Fund than if they exercised their Rights, which will proportionately decrease the relative voting power of those Stockholders. Because the Subscription Price per Common Share may be below the NAV per Common Share on the Expiration Date, you will likely experience a reduction in the NAV per Common Share of your Common Shares whether or not you participate in the Offer. In addition, whether or not you exercise your Rights, you will experience a dilution of NAV of the Common Shares because you will indirectly bear the expenses of this Offer, which include, among other items, SEC registration fees, printing expenses and the fees assessed by service providers. This dilution of NAV will disproportionately affect Stockholders who do not exercise their Rights. The Fund cannot state precisely the extent of this dilution if you do not exercise your Rights because the Fund does not know what the NAV per Common Share will be when the Offer expires, or what proportion of the Rights will be exercised.

Assuming, for example, that all Rights are exercised, the Subscription Price is $14.51 and the Fund’s NAV per Common Share at the expiration of the Offer is $16.12 the Fund’s NAV per Common Share (after payment of estimated offering expenses) would be reduced by approximately $0.44 or 2.73% per Common Share. See “Dilution and other Investment Considerations.”

If you do not wish to exercise your Rights, you should consider selling them as set forth in this Prospectus Supplement. The Fund cannot give any assurance, however, that a market for the Rights will develop or that the Rights will have any marketable value.

The Offer may increase the volatility of the market price of the Common Shares. In addition, the Offer could be under-subscribed, in which case the Adviser will not have as much proceeds to invest on behalf of the Fund. See “Dilution and other Investment Considerations.”

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Use of Proceeds

Unless otherwise specified in this Prospectus Supplement, the Fund anticipates that investment of the proceeds will be made in accordance with the Fund’s investment objective and policies as appropriate investment opportunities are identified. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Common Shares in accordance with its investment objective and policies within three months after the completion of such offering. Pending such investment, the proceeds will be invested in cash, cash equivalents, short-term debt securities or U.S. government securities. See “Use of Proceeds.”

Dividends and Distributions

The Fund has adopted a distribution policy to provide holders of its Common Shares with a relatively stable cash flow. Under this policy, the Fund intends to declare and pay regular quarterly distributions to holders of the Common Shares at a level rate. However, the amount of actual distributions that the Fund may pay, if any, is uncertain. The distributions will be paid from net investment income (including excess gains taxable as ordinary income), if any, and net capital gains, if any, with the balance (which may comprise the entire distribution) representing return of capital. For more information, see “Dividends and Distributions.”

SUMMARY OF FUND EXPENSES

The following table is intended to assist investors in understanding the fees and expenses (annualized) that an investor in Common Shares would bear, directly or indirectly.

The table shows Fund expenses as a percentage of net assets attributable to Common Shares. The following table should not be considered a representation of the Fund’s future expenses. The expenses shown in the table and related footnotes, along with the example, are based on the Fund’s capital structure as of December 31, 2024. Actual expenses may be greater or less than those shown below.

Stockholder Transaction Expenses
Sales Load	None
Dividend Reinvestment Plan Fees	None(1)

Expenses of the Offer
Offering Expenses Borne by Stockholders of the Fund (as a percentage of net assets attributable to Common Shares before the Offer)	0.29%(2)

Annual Expenses	As a Percentage of Net Assets Attributable to Common Shares (Assuming the Use of Leverage Equal to 9.95% of the Fund’s Managed Assets)
Management Fee(3)	1.33%
Leverage Costs(4)	0.64%
Other Expenses(5)	2.90%
Acquired Fund Fees and Expenses(6)	0.69%
Total Annual Expenses	5.56%
Fee Waiver/Reimbursement	(0.31)%
Total Annual Expenses After Fee Waiver/Reimbursement	5.25%

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Expense Example(7)

The purpose of the following table is to help a holder of Common Shares understand the fees and expenses that such holder would bear directly or indirectly. The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, including the estimated costs of the Offer to be borne by the Stockholders of $155,859, assuming (1) that the Fund’s net assets following (and after giving effect to) the Offer do not increase or decrease, (2) that the Fund incurs total annual expenses of 5.25% of its net assets in year 1 and 5.56% in years 2 through 10 and (3) a 5% annual return. The examples reflect the contractual expense limitation described below through April 4, 2026.

	1 year	3 years	5 years	10 years
Total Expenses Incurred	$55	$165	$274	$541

The example should not be considered a representation of future expenses. Actual expenses may be greater or less than those assumed.

(1)	There will be no brokerage charges with respect to Common Shares issued directly by the Fund under the dividend reinvestment plan. You may pay brokerage charges in connection with open market purchases or if you direct the plan agent to sell your Common Shares held in a dividend reinvestment account.

(2)	The fees and expenses of the Offer will be borne by the Fund and indirectly by all of its Stockholders, including those who did not exercise their Rights. The amount shown as Offering Expenses Borne by Stockholders of the Fund is calculated as a percentage of the Fund’s net assets as of May 13, 2025, and assumes no Common Shares are sold in the Offer. Assuming a fully subscribed Offer, this percentage would equal 0.23%. The expenses of the Offer to be paid by the Fund are not included in the Annual Expenses table. Offering expenses borne by Stockholders will result in a reduction of capital of the Fund and the NAV of the Common Shares.

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(3)	The Fund has agreed to pay the Adviser a management fee payable on a monthly basis at the annual rate of 1.25% of the Fund’s average monthly Managed Assets for the service it provides. With leverage, Managed Assets are greater in amount than net assets, because Managed Assets include assets attributable to the Fund’s use of leverage. In addition, the mark-to-market value of the Fund’s derivatives will be used for purposes of calculating Managed Assets. The management fee of 1.25% of the Fund’s Managed Assets represents 1.33% of net assets attributable to common shares assuming the use of leverage in an amount of 9.95% of the Fund’s Managed Assets as of December 31, 2024. The Fund’s Managed Assets for the period represents the average daily net assets for the six-month period ended December 31, 2024 plus the leverage outstanding during the period as described in footnote (4). See “Management of the Fund-Investment Advisory Agreement” in the accompanying Prospectus. The Adviser has agreed to waive or reimburse expenses of the Fund (other than brokerage fees and commissions; loan servicing fees; borrowing costs such as (i) interest and (ii) dividends on securities sold short; taxes; indirect expenses incurred by the underlying funds in which the Fund may invest; the cost of leverage, including dividends on preferred shares; and extraordinary expenses) to the extent necessary to limit the Fund’s total annual operating expenses at 1.95% of the average daily Managed Assets through at least April 4, 2026 The Adviser may recover from the Fund expenses reimbursed for three years after the date of the payment or waiver, so long as such recoupment does not cause the Fund’s total annual operating expenses (after the repayment is taken into account) to exceed: (i) the Fund’s expense limitation at the time such expenses were waived or (ii) the Fund’s current expense limitation at the time of recoupment.

(4)	“Leverage costs” are estimated to reflect actual leverage outstanding as of December 31, 2024 and estimated interest and associated costs. Actual leverage costs incurred in the future may be higher or lower as the actual amount of interest expense borne by the Fund will vary over time in accordance with the level of the Fund’s use of leverage and variations in market interest rates. See “Use of Leverage” in the accompanying Prospectus.

(5)	Includes $472,419 of loan service fees in connection with the Fund’s investments in Alternative Credit Instruments as of December 31, 2024. Loan service fees relate to the Fund’s investment in Square Loans and are not related to any leverage expenses. The loan service fees are the cost associated with the originator’s ongoing collection and remittance of payments related to the Alternative Credit Instruments.

(6)	The “Acquired fund fees and expenses” disclosed above are based on the expense ratios as of December 31, 2024 (or the most recent available date) of the underlying funds in which the Fund has invested, which may change substantially over time and, therefore, significantly affect “Acquired fund fees and expenses.” These amounts are based on the total expense ratio disclosed in each underlying fund’s most recent shareholder report. “Acquired fund fees and expenses” are not charged directly to the Fund, but rather reflect the estimated pro rata portion of the underlying funds’ fees attributable to the Fund’s investments in shares of the underlying funds. The 0.69% shown as “Acquired fund fees and expenses” reflects estimated operating expenses of the underlying funds and transaction-related fees. Certain underlying funds in which the Fund intends to invest generally charge a management fee of 0.50% to 1.20%, which are included in “Acquired fund fees and expenses,” as applicable. Acquired fund fees and expenses are borne indirectly by the Fund, but they are not reflected in the Fund’s financial statements; and the information presented in the table will differ from that presented in the Fund’s financial highlights.

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(7)	The example does not include sales load and considers the expense limitation only for the periods in which it is in effect. The example should not be considered a representation of future expenses. The example assumes that the estimated “Other expenses” set forth in the table are accurate and that all dividends and distributions are reinvested at NAV and that the Fund is engaged in leverage of 9.95% of Managed Assets, assuming interest and fees on leverage of 5.08%. The interest and fees on leverage is expressed as an interest rate and represents interest and fees payable on the Fund’s credit agreements. Actual expenses may be greater or less than those shown. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% annual return shown in the example.

The purpose of the table and the example above is to help investors understand the fees and expenses that they, as Stockholders, would bear directly or indirectly. For additional information with respect to the Fund’s expenses, see “Management of the Fund” on page 32 of the accompanying Prospectus.

CAPITALIZATION

The following table sets forth the Fund’s capitalization using figures for the Offer as of May 13, 2025:

●	on a historical basis as of December 31, 2024.

●	on a pro forma as adjusted basis to reflect (1) the assumed sale of 1,105,000 of the Fund’s Common Shares at $14.51 per share (the estimated the Subscription Price) in an offering under this Prospectus Supplement and the accompanying Prospectus, and (2) the investment of net proceeds assumed from such offering in accordance with the Fund’s investment objective and policies, after deducting the estimated offering expenses payable by the Fund of $155,859.

	Actual	As Adjusted (unaudited)
Common Shares, $0.0001 par value per share, 38,344,000 shares authorized, 3,669,893 outstanding (actual), 4,774,893 shares outstanding (as adjusted)	$84,269,667	$100,147,358
Total Distributable Earnings (Loss)	(24,497,759)	(24,497,759)
Total Capitalization	$59,771,908	$75,649,599

USE OF PROCEEDS

The Fund estimates the net proceeds of the Offer to be approximately $15,877,691. This figure is based on an estimated Subscription Price per Common Share of $14.51 and assumes all new Common Shares offered are sold and that the expenses related to the Offer estimated at approximately $155,859 are paid.

The Adviser anticipates that investment of the proceeds will be made in accordance with the Fund’s investment objective and policies as appropriate investment opportunities are identified, which is expected to be completed or substantially completed within approximately three months from receipt. Pending such investment, the proceeds will be held in high quality short-term debt securities and instruments.

DESCRIPTION OF THE OFFER

Purpose of the Offer

The Board has determined, based on the recommendation of the Adviser, that it would be in the best interests of the Fund and its existing Stockholders to increase the assets of the Fund available for investment, thereby permitting the Fund to be in a better position to more fully take advantage of investment opportunities that may arise without having to reduce existing Fund holdings. In making this determination, the Board considered a number of factors, including potential benefits and costs. The Offer seeks to reward existing Stockholders by giving them the right to purchase additional Common Shares at a price that may be below market and/or NAV without incurring any commission charge. The distribution to Stockholders of transferable Rights, which themselves may have intrinsic value, will also afford non-subscribing Stockholders the potential of receiving a cash payment upon sale of such Rights, receipt of which may be viewed as partial compensation for the possible dilution of their interests in the Fund.

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The Adviser believes that increasing the size of the Fund may lower the Fund’s expenses as a proportion of average net assets because the Fund’s fixed costs would be spread over a larger asset base. As the Fund’s assets decrease, its expense ratio (i.e., the ratio of expenses to Fund assets) will increase. This occurs because funds have certain fixed costs that are not charged in proportion to a fund’s size. As a fund gets smaller, these fixed costs are spread over fewer assets, thus resulting in a higher expense ratio. The opposite occurs as a fund’s assets increase, that is, the fixed costs are spread across a larger asset base thus resulting in a lower expense ratio. There can be no assurance, however, that an increase in the size of the Fund will lower the Fund’s expense ratio.

The Adviser also believes that a larger number of outstanding shares could increase the level of market interest and visibility of the Fund and improve the trading liquidity of the Common Shares on the NYSE. If the Offer is successful, the larger number of Common Shares outstanding after the Offer may help to create a more efficient and active market for the Fund’s Common Shares and could reduce the effect of individual transactions on market price, all of which are believed generally to increase liquidity.

The Board considered that the Adviser will benefit from the Offer because its fee is based on the Fund’s Managed Assets. See “Management of the Fund” in the accompanying Prospectus. It is not possible to state precisely the amount of additional compensation the Adviser will receive as a result of the Offer because the proceeds of the Offer will be invested in additional portfolio securities, which will fluctuate in value. However, assuming all Rights are exercised at the estimated Subscription Price of $14.51 and that the Fund receives the maximum proceeds of the Offer, the annual compensation to be received by the Adviser would be increased by approximately $198,000. In determining that the Offer was in the best interest of Stockholders, the Board was cognizant of this benefit.

The Fund may, in the future and at its discretion, choose to make additional rights offerings from time to time for a number of shares and on terms that may not be similar to the Offer. Any such future rights offering will made in accordance with the 1940 Act. Under the laws of Maryland, the State in which the Fund is organized, the Board is authorized to approve rights offerings without obtaining stockholder approval. The staff of the SEC has interpreted the 1940 Act as not requiring stockholder approval of a rights offering at a price below the then current NAV so long as certain conditions are met, including a good faith determination by the Board that such offering would result in a net benefit to existing stockholders.

The Offer may not be successful. The completion of the Offer may result in an immediate dilution of the NAV per Common Share for all existing Stockholders, including those who fully exercise their Rights.

Important Terms of the Offer

The Fund is issuing to Record Date Stockholders Rights to subscribe for additional Common Shares. Each Record Date Stockholder is being issued one transferable Right for each Common Share owned on the Record Date. The Offer entitles the holder to acquire at the Subscription Price one Common Share for each three Rights held, rounded up to the nearest number of Rights evenly divisible by three. Fractional shares will not be issued upon the exercise of the Rights. Accordingly, Common Shares may be purchased only pursuant to the exercise of Rights in integral multiples of three.

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In the case of Common Shares held of record by Cede & Co. (“Cede”) as nominee for the Depository Trust Company (“DTC”) or any other depository or nominee, the number of Rights issued to Cede or such other depository or nominee will be adjusted to permit rounding up (to the nearest number of Rights evenly divisible by three) of the Rights to be received by beneficial owners for whom it is the holder of record only if Cede or such other depository or nominee provides to the Fund on or before the close of business on June 13, 2025 a written representation to the number of Rights required for such rounding.

Rights may be exercised at any time during the period (the “Subscription Period”), which commences on June 4, 2025 and ends at 5:00 p.m., Eastern Time, on July 7, 2025, unless extended by the Fund. See “Expiration of the Offer.”

If all of the Rights are exercised in the Primary Subscription, the Fund will experience an approximate 33% increase in Common Shares outstanding.

In addition, any Record Date Stockholder who fully exercises all Rights initially issued to him or her is entitled to subscribe for shares (the Over Subscription Shares) which were not otherwise subscribed for by others in the Primary Subscription (the Over-Subscription Privilege). If enough shares are available, all of these requests will be honored in full. If the requests for Over-Subscription Shares exceed the Over-Subscription Shares available, the available Over-Subscription Shares will be allocated pro rata to stockholders who over-subscribed based on the number of Rights originally issued to them.

For purposes of determining the maximum number of Shares a Record Date Stockholder may acquire pursuant to the Offer, broker-dealers whose Common Shares are held of record by Cede, nominee for DTC, or by any other depository or nominee, will be deemed to be the holders of the Rights that are issued to Cede or such other depository or nominee on their behalf. Common Shares acquired pursuant to the Over-Subscription Privilege are subject to allotment, which is more fully discussed below under “Over-Subscription Privilege.” Rights acquired in the secondary market may not participate in the Over-Subscription Privilege.

Officers of the Adviser have indicated to the Fund that the Adviser and the Directors and Officers of the Fund (the “Affiliated Parties”), as Record Date Stockholders, have been authorized to purchase Common Shares through the Primary Subscription and the Over-Subscription Privilege to the extent the Common Shares becomes available to them in accordance with the Primary Subscription and the allotment provisions of the Over-Subscription Privilege. Such Over-Subscriptions by the Affiliated Parties may disproportionately increase their already existing ownership resulting in a higher percentage ownership of outstanding shares of the Fund. Any Common Shares acquired in the Offer by the Affiliated Parties as “affiliates” of the Fund, as that term is defined under the Securities Act of 1933, as amended (the “Securities Act”), may only be sold in accordance with Rule 144 under the Securities Act or another applicable exemption or pursuant to an effective registration statement under the Securities Act. In general, under Rule 144, as currently in effect, an “affiliate” of the Fund is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly reported trading volume of the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain restrictions on the manner of sale, to notice requirements and to the availability of current public information about the Fund.

The method by which Rights may be exercised and Common Shares paid for is set forth below in “Method of Exercising Rights” and “Payment for Shares of Stock.” A Rights holder will have no right to rescind a purchase after the Subscription Agent has received payment. See “Payment for Shares of Stock” below. Common Shares issued pursuant to an exercise of Rights will be listed on the NYSE. Common Shares issued in connection with the Offer will not be evidenced by share certificates.

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The Rights are transferable until the Expiration Date and will be admitted for trading on the NYSE. Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE will begin on or around the Record Date and may be conducted until the close of trading on the last NYSE trading day prior to the Expiration Date due to normal settlement procedures.

Rights that are sold will not confer any right to acquire any Common Shares in the Over-Subscription Privilege. Trading of the Rights on the NYSE will be conducted on a when-issued basis until and including the date on which the Subscription Certificates are mailed to Record Date Stockholders and thereafter, will be conducted on a regular way basis until and including the last NYSE trading day prior to the Expiration Date. The method by which Rights may be transferred is set forth below under “Method of Transferring Rights.” The Common Shares will begin trading ex-Rights one Business Day prior to the Record Date.

Nominees who hold Common Shares for the account of others, such as banks, broker-dealers, or depositories for securities, should notify the respective beneficial owners of such Shares as soon as possible to ascertain such beneficial owners’ intentions and to obtain instructions with respect to the Rights. Nominees should also notify holders purchasing Rights in the secondary market that such Rights may not participate in the Over-Subscription Privilege. If the beneficial owner so instructs, the nominee will complete the Subscription Certificate and submit it to the Subscription Agent with proper payment. In addition, beneficial owners of the Common Shares or Rights held through such a nominee should contact the nominee and request the nominee to effect transactions in accordance with such beneficial owner’s instructions.

The Fund will not be issuing share certificates for the Common Shares issued pursuant to this Offer. Issuance of Common Shares will be made electronically via book entry by DST, the Fund’s transfer agent.

Subscription Price

The Subscription Price will be determined based upon a formula equal to 90% of the reported NAV or 95% of the market price per Common Share, whichever is higher, on the Expiration Date, unless the Offer is extended. Market price per Common Share will be determined based on the average of the last reported sales price of a Common Share on the NYSE for the five trading days preceding (and not inclusive of) the Expiration Date. Based on the reported NAV and market price per Common Share as of May 13, 2025, the Subscription Price would be $14.51 (the “estimated Subscription Price”).

Because the Expiration Date of the subscription period will be July 7, 2025 (unless the Fund extends the Subscription Period), Rights holders may not know the Subscription Price at the time of exercise and will be required initially to pay for both the Common Shares subscribed for pursuant to the Primary Subscription (i.e., the Rights to acquire new Common Shares during the Subscription Period) and, if eligible, any additional Common Shares subscribed for pursuant to the Over-Subscription Privilege at the estimated Subscription Price of $14.51 per Common Share and, except in limited circumstances, will not be able to rescind their subscription.

The Fund announced the Offer after the close of trading on May 14, 2025. The NAV per Common Share at the close of business on May 13, 2025 was $16.12. The last reported sales price of a Common Share on the NYSE on that date was $15.20, representing a discount of 5.71% in relation to the then current NAV per Common Share and a premium of 4.76% in relation to the estimated Subscription Price.

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Common Shares of the Fund, as a closed-end fund, can trade at a discount to NAV. Upon expiration of the Offer, Common Shares will likely be issued at a price below NAV per share.

Over-Subscription Privilege

The Board has the right in its absolute discretion to eliminate the Over-Subscription Privilege if it considers it to be in the best interest of the Fund to do so. The Board may make that determination at any time, without prior notice to Rights holders or others, up to and including the seventh day following the Expiration Date. If the Over-Subscription Privilege is not eliminated, it will operate as set forth below.

Rights holders who are Record Date Stockholders are entitled to subscribe for additional Common Shares at the same Subscription Price pursuant to the Over-Subscription Privilege, subject to certain limitations and subject to allotment.

Record Date Stockholders who fully exercise all Rights initially issued to them are entitled to buy those Common Shares that were not purchased by other Rights holders (the “Over-Subscription Shares”) at the same Subscription Price. If enough Over-Subscription Shares are available, all such requests will be honored in full. If the requests for Over-Subscription Shares exceed the Over-Subscription Shares available, the available Over-Subscription Shares will be allocated pro rata among those Record Date Stockholders who over-subscribe based on the number of Rights originally issued to them by the Fund.

Record Date Stockholders who are fully exercising their Rights during the Subscription Period should indicate, on the Subscription Certificate that they submit with respect to the exercise of the Rights issued to them, how many Common Shares they are willing to acquire pursuant to the Over-Subscription Privilege. Rights acquired in the secondary market may not participate in the Over-Subscription Privilege.

To the extent sufficient Over-Subscription Shares are not available to fulfill all over-subscription requests, the Over-Subscription Shares will be allocated pro-rata among those Record Date Stockholders who over-subscribe based on the number of Rights originally issued to them by the Fund. The allocation process may involve a series of allocations in order to assure that the Over-Subscription Shares available are distributed on a pro rata basis.

The formula to be used in allocating the Over-Subscription Shares available is as follows: (Stockholder’s number of Rights originally issued to them by the Fund divided by the total number of Rights of all over-subscribing Record Date Stockholders) multiplied by Over-Subscription Shares available for distribution.

Banks, broker-dealers, trustees and other nominee holders of Rights will be required to certify to the Subscription Agent, before any Over-Subscription Privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of Rights exercised during the Subscription Period and the number of Common Shares subscribed for pursuant to the Over-Subscription Privilege by such beneficial owner and that such beneficial owner’s subscription was exercised in full. Nominee holder over-subscription forms and beneficial owner certification forms will be distributed to banks, broker-dealers, trustees and other nominee holders of rights with the Subscription Certificates. Nominees should also notify holders purchasing Rights in the secondary market that such Rights may not participate in the Over-Subscription Privilege.

The Fund will not offer or sell any Common Shares that are not subscribed for during the Subscription Period or pursuant to the Over-Subscription Privilege.

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Sale and Transferability of Rights

The value of the Rights, if any, will be reflected by the market price of the Rights. Rights may be sold by individual holders or may be submitted to the Subscription Agent for sale. Any Rights submitted to the Subscription Agent for sale must be received by the Subscription Agent on or before June 27, 2025, five Business Days prior to the completion of the Subscription Period, due to normal settlement procedures.

Rights that are sold will not confer any right to acquire any Common Shares in the Over-Subscription, and any Record Date Stockholder who sells any Rights initially issued to such Stockholder will not be eligible to participate in the Over-Subscription Privilege.

The Rights evidenced by a single Subscription Certificate may be transferred in whole by endorsing the Subscription Certificate for transfer in accordance with the accompanying instructions. A portion of the Rights evidenced by a single Subscription Certificate (but not fractional Rights) may be transferred by delivering to the Subscription Agent a Subscription Certificate properly endorsed for transfer, with instructions to register the portion of the Rights evidenced thereby in the name of the transferee (and to issue a new Subscription Certificate to the transferee evidencing the transferred Rights). In this event, a new Subscription Certificate evidencing the balance of the Rights will be issued to the Rights holder or, if the Rights holder so instructs, to an additional transferee.

Holders wishing to transfer all or a portion of their Rights (but not fractional Rights) should allow at least five Business Days prior to the Expiration Date for (i) the transfer instructions to be received and processed by the Subscription Agent, (ii) a new Subscription Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the transferor with respect to retained Rights, if any, and (iii) the Rights evidenced by the new Subscription Certificates to be exercised or sold by the recipients thereof. Neither the Fund nor the Subscription Agent shall have any liability to a transferee or transferor of Rights if Subscription Certificates are not received in time for exercise or sale prior to the Expiration Date.

Except for the fees charged by the Subscription Agent (which will be paid by the Fund as described below), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of Rights will be for the account of the transferor of the Rights, and none of these commissions, fees or expenses will be paid by the Fund or the Subscription Agent.

The Fund anticipates that the Rights will be eligible for transfer through, and that the exercise of the Offer may be effected through, the facilities of DTC.

Sales by Subscription Agent

Holders of Rights who are unable or do not wish to exercise any or all of their Rights may instruct the Subscription Agent to sell any unexercised Rights. The Subscription Certificates representing the Rights to be sold by the Subscription Agent must be received on or before June 27, 2025, the fifth business day before the Expiration Date. Upon the timely receipt of the appropriate instructions to sell Rights, the Subscription Agent will use its best efforts to complete the sale and will remit the proceeds of sale, net of commissions, to the holders. The Subscription Agent will also attempt to sell any Rights (i) a Rights holder is unable to exercise because the Rights represent the right to subscribe for less than one new Common Share or (ii) attributable to stockholders whose record addresses are outside the United States or who have an APO or FPO address.

If the Rights can be sold, sales of the Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent on the day such Rights are sold, less any applicable brokerage commissions, taxes and other expenses. The selling Rights holder will pay all brokerage commissions incurred by the Subscription Agent.

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The Subscription Agent will automatically attempt to sell any unexercised Rights that remain unclaimed as a result of Subscription Certificates being returned by the postal authorities as undeliverable as of the fifth Business Day prior to the Expiration Date. These sales will be made net of commissions on behalf of the nonclaiming Rights holders. Proceeds from those sales will be held by the Fund’s transfer agent, for the account of the nonclaiming Rights holder until the proceeds are either claimed or escheated. There can be no assurance that the Subscription Agent will be able to complete the sale of any of these Rights and neither the Fund nor the Subscription Agent has guaranteed any minimum sales price for the Rights. All of these Rights will be sold at the market price, if any, through an exchange or market trading the Rights.

Stockholders are urged to obtain a recent trading price for the Rights on the NYSE from their broker, bank, financial advisor or the financial press.

Method for Exercising Rights

Rights may be exercised by completing and signing the reverse side of the Subscription Certificate and mailing it in the envelope provided, or otherwise delivering the completed and signed Subscription Certificate to the Subscription Agent, together with payment for the Common Shares as described below under “Payment for Shares of Stock.” Rights may also be exercised through a Rights holder’s broker, who may charge the Rights holder a servicing fee in connection with such exercise.

Completed Subscription Certificates must be received by the Subscription Agent prior to 5:00 p.m. Eastern Time, on the Expiration Date (unless payment is effected by means of a notice of guaranteed delivery as described below under “Payment for Shares of Stock”). The Subscription Certificate and payment should be delivered to the Subscription Agent at the following addresses:

If By Mail:	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011

If By Overnight Courier:	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 150 Royall Street Suite V Canton, MA 02021

Subscription Agent

The Subscription Agent is Computershare Trust Company, N.A. and Computershare Inc., collectively. The Subscription Agent will receive from the Fund an amount estimated to be approximately $55,000, comprised of the fee for its services and the reimbursement for certain expenses related to the Offer.

Information Agent

Inquiries by all holders of Rights should be directed to: the Information Agent, Georgeson, toll-free at (866) 357-5086 or please send a written request to: 1290 Avenue of the Americas, 9th floor, New York, NY 10104; holders may also consult their brokers or nominees.

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Expiration of the Offer

The Offer will expire at 5:00 p.m., Eastern Time, on July 7, 2025, unless extended by the Fund (the “Expiration Date”). Rights will expire on the Expiration Date and thereafter may not be exercised.

Payment for Shares of Stock

Holders of Rights who acquire Common Shares through the Primary Subscription or pursuant to the Over-Subscription Privilege may choose between the following methods of payment:

(1)	A subscription will be accepted by the Subscription Agent if, prior to 5:00 p.m., Eastern Time, on the Expiration Date, the Subscription Agent has received a written notice of guaranteed delivery from a bank, a trust company, or an NYSE member, guaranteeing delivery of: (i) payment for the Common Shares subscribed for in the Primary Subscription and additional Common Shares subscribed for pursuant to the Over-Subscription Privilege to the Subscription Agent based on the estimated Subscription Price of $14.51 per Common Share, and (ii) a properly completed and executed Subscription Certificate.

The Subscription Agent will not honor a notice of guaranteed delivery if a properly completed and executed Subscription Certificate and full payment is not received by the Subscription Agent by the close of business on the first Business Day after the Expiration Date. The notice of guaranteed delivery may be delivered to the Subscription Agent in the same manner as Subscription Certificates at the addresses set forth above, or may be transmitted to the Subscription Agent email transmission to canoticeofguarantee@computershare.com. Any transmission of other materials will not be accepted and will not be considered a valid submission for the Offer. This e-mail transmission can only be used for the notice of guaranteed delivery.

(2)	Alternatively, a holder of Rights can send the Subscription Certificate together with payment in the form of a personal check drawn upon a U.S. bank payable to the Subscription Agent. To be accepted, the payment, together with the executed Subscription Certificate, must be received by the Subscription Agent at the addresses noted above prior to 5:00 p.m., Eastern Time, on the Expiration Date. The Subscription Agent will deposit all checks received by it prior to the Expiration Date into a segregated account pending proration and distribution of the Common Shares issued pursuant to the Offer. The Subscription Agent will not accept cash as a means of payment for Common Shares issued pursuant to the Offer.

EXCEPT AS OTHERWISE SET FORTH BELOW, A PAYMENT PURSUANT TO THIS METHOD MUST BE IN UNITED STATES DOLLARS BY PERSONAL CHECK DRAWN UPON A U.S. BANK, MUST BE PAYABLE TO THE SUBSCRIPTION AGENT, COMPUTERSHARE (ACTING ON BEHALF OF COMPUTERSHARE TRUST COMPANY, N.A.), AND MUST ACCOMPANY AN EXECUTED SUBSCRIPTION CERTIFICATE TO BE ACCEPTED.

If the aggregate Subscription Price paid by a Record Date Stockholder is insufficient to purchase the number of Common Shares that the holder indicates are being subscribed for, or if a Record Date Stockholder does not specify the number of Common Shares to be purchased, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Rights (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the payment tendered. If the aggregate Subscription Price paid by such holder is greater than the Common Shares he or she has indicated an intention to subscribe, then the Rights holder will be deemed to have exercised first, the Primary Subscription Rights (if not already fully subscribed) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.

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Any payment required from a holder of Rights must be received by the Subscription Agent by the Expiration Date, or if the Rights holder has elected to make payment by means of a notice of guaranteed delivery, on the first Business Day after the Expiration Date. Whichever of the two methods of payment described above is used, issuance and delivery of the Common Shares purchased are subject to collection of checks and actual payment pursuant to any notice of guaranteed delivery.

Within six Business Days following the Expiration Date (the “Confirmation Date”), documentation will be sent by the Subscription Agent to each holder of Rights (or, if the Common Shares are held by Cede or any other depository or nominee, to Cede or such other depository or nominee), showing (i) the number of Common Shares acquired pursuant to the Primary Subscription, (ii) the number of Over-Subscription Shares, if any, acquired pursuant to the Over-Subscription Privilege, (iii) the per Common Share and total purchase price for the Common Shares and (iv) any excess to be refunded by the Fund to such holder as a result of payment for Common Shares pursuant to the Over-Subscription Privilege which the holder is not acquiring.

Any excess payment to be refunded by the Fund to a holder of Rights, or to be paid to a holder of Rights as a result of sales of Rights on his or her behalf by the Subscription Agent or exercises by Record Date Stockholders of their Over-Subscription Privilege, will be mailed by the Subscription Agent to the holder within ten Business Days after the Expiration Date. If any Rights holder exercises its right to acquire Common Shares pursuant to the Over-Subscription Privilege, any excess payment which would otherwise be refunded to the Rights holder will be applied by the Fund toward payment for Common Shares acquired pursuant to exercise of the Over-Subscription Privilege, if any.

A Rights holder will have no right to rescind a purchase after the Subscription Agent has received payment either by means of a notice of guaranteed delivery or a check.

If a holder of Rights who acquires Common Shares pursuant to the Primary Subscription or the Over-Subscription Privilege does not make payment of any amounts due, the Fund reserves the right to take any or all of the following actions: (i) find other purchasers for such subscribed-for and unpaid-for Common Shares; (ii) apply any payment actually received by it toward the purchase of the greatest whole number of Common Shares which could be acquired by such holder upon exercise of the Primary Subscription or the Over-Subscription Privilege; (iii) sell all or a portion of the Common Shares purchased by the holder, in the open market, and apply the proceeds to the amounts owed; and (iv) exercise any and all other rights or remedies to which it may be entitled, including, without limitation, the right to set off against payments actually received by it with respect to such subscribed Common Shares and to enforce the relevant guaranty of payment.

Nominees who hold Common Shares for the account of others, such as brokers, dealers or depositories for securities, should notify the respective beneficial owners of the Common Shares as soon as possible to ascertain such beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the record holder of the Rights should complete Subscription Certificates and submit them to the Subscription Agent with the proper payment. In addition, beneficial owners of Common Shares or Rights held through such a nominee should contact the nominee and request the nominee to effect transactions in accordance with the beneficial owner’s instructions. Banks, broker-dealers and trust companies that hold Common Shares for the accounts of others are advised to notify those persons that purchase Rights in the secondary market that such Rights may not participate in the Over-Subscription Privilege.

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THE INSTRUCTIONS ACCOMPANYING THE SUBSCRIPTION CERTIFICATES SHOULD BE READ CAREFULLY AND FOLLOWED IN DETAIL. DO NOT SEND SUBSCRIPTION CERTIFICATES TO THE FUND.

The method of delivery of Subscription Certificates and payment of the aggregate Subscription Price to the Subscription Agent will be at the election and risk of the Rights holders, but, if sent by mail, it is recommended that the certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment prior to 5:00 p.m., Eastern Time, on the Expiration Date. Because uncertified personal checks may take at least five Business Days or more to clear, you are strongly urged to pay, or arrange for payment to be delivered to the Agent as promptly as possible to ensure the check has sufficient time to clear. Payments by certified bank check, cashier’s check or money order will not be accepted.

All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Fund, whose determinations will be final and binding. The Fund, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Fund determines in its sole discretion. Neither the Fund nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

Rights holders who have exercised their rights will have no right to rescind their subscription after receipt by the subscription agent of the completed Subscription Certificate together with payment for Common Shares, except as described under “Notice of net asset value decline.”

Foreign Restrictions

Subscription Certificates will only be mailed to Record Date Stockholders whose addresses are within the United States (other than an APO or FPO address). Record Date Stockholders whose addresses are outside the United States or who have an APO or FPO address and who wish to subscribe to the Offer either in part or in full should contact the Information Agent or Subscription Agent in writing or by recorded telephone conversation no later than five Business Days prior to the Expiration Date. The Fund will determine whether the Offer may be made to any such Record Date Stockholder. If the Subscription Agent has received no instruction by the fifth Business Day prior to the Expiration Date or the Fund has determined that the Offer may not be made to a particular Stockholder, the Subscription Agent will attempt to sell all of such Stockholder’s Rights and remit the net proceeds, if any, to such Stockholder. If the Rights can be sold, sales of these Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent on the day the Rights are sold, less any applicable brokerage commissions, taxes and other expenses.

Notice of Net Asset Value Decline

In accordance with SEC regulatory requirements, the Fund has undertaken to suspend the Offer until the Fund amends this Prospectus Supplement if, after the effective date of this Prospectus Supplement, the Fund’s NAV declines more than 10% from the Fund’s NAV as of that date. If this occurs, the Expiration Date will be extended, and the Fund will notify Record Date Stockholders of the decline and permit them to cancel their exercise of Rights.

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Delivery of Shares

Participants in the Fund’s dividend reinvestment plan (the “Plan”) will have any Common Shares acquired pursuant to the Offer credited to their stockholder dividend reinvestment accounts in the Plan. Stockholders whose shares are held of record by DTC or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any Shares acquired during the subscription period credited to the account of DTC or other depository or nominee. No certificates will be issued or delivered with respect to Common Shares issued and sold in the Offer.

Certain U.S. Federal Income Tax Matters

The following is a general summary of certain material U.S. federal income tax consequences of the Offer under the provisions of the Code, Treasury regulations promulgated under it, and other applicable authorities in effect as of the date of this Prospectus Supplement that are generally applicable to Record Date Stockholders and other Rights holders who are “United States persons” within the meaning of the Code, and does not address any foreign, state, local or other tax consequences. These authorities may be changed, possibly with retroactive effect, or subject to new legislative, administrative or judicial action. The Fund has not requested a ruling from the Internal Revenue Service or an opinion of legal counsel as to any tax matters related to the Offer. This discussion does not take into account any considerations that may relate to special classes of Record Date Stockholders or other Rights holders. Record Date Stockholders and other Rights holders should consult their tax advisors regarding the tax consequences, including U.S. federal, state, local, foreign or other tax consequences, relevant to their particular circumstances.

The Fund believes that the value of a Right will not be includible in the income of a Record Date Stockholder at the time the Right is issued, and the Fund will not report to the Internal Revenue Service that a Record Date Stockholder has income as a result of the issuance of the Right; however, there is no guidance directly on point concerning certain aspects of the Offer. The remainder of this discussion assumes that the receipt of the Rights by Record Date Stockholders will not be a taxable event for U.S. federal income tax purposes.

Except as provided below, the basis of a Right issued to a Record Date Stockholder will be zero, and the basis of the Common Share with respect to which the Right was issued (the “Old Common Share”) will remain unchanged. A Record Date Stockholder is required to allocate the basis of the Old Common Share between the Old Common Share and the Right in proportion to their respective fair market values on the date of distribution only if (i) either (a) the fair market value of the Right on the date of distribution is at least 15% of the fair market value of the Old Common Share (not including the Right) on that date, or (b) the Record Date Stockholder affirmatively elects (by attaching a statement to the Record Date Stockholder’s federal income tax return for the year in which the Right is received) to allocate the basis of the Old Common Share between the Old Common Share and the Right, and (ii) the Right does not expire unexercised in the hands of the Record Date Stockholder (i.e., the Record Date Stockholder either exercises or sells the Right).

No loss will be recognized by a Record Date Stockholder if a Right distributed to the Record Date Stockholder expires unexercised in the hands of the Record Date Stockholder. The basis of a Right purchased in the market will generally be its purchase price. If a Right that has been purchased in the market expires unexercised, the holder will recognize a loss equal to the basis of the Right.

Any gain or loss on the sale of a Right or, in the case of a Right purchased in the market, any loss from a Right that expires unexercised, will be a capital gain or loss if the Right is held as a capital asset (which in the case of a Right issued to a Record Date Stockholders will depend on whether the Old Common Share is held as a capital asset), and will be a long-term capital gain or loss if the holding period of the Right exceeds (or is deemed to exceed) twelve months. The deductibility of capital losses is subject to limitation. The holding period of a Right issued to a Record Date Stockholder will include the holding period of the Old Common Share with respect to which the Right was issued.

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No gain or loss will be recognized by a Rights holder upon the exercise of a Right, and the basis of any share acquired upon exercise of Rights (the “New Common Share”) will equal the sum of the basis, if any, of the Rights and the subscription price for the New Common Share. When a Rights holder exercises Rights, the Rights holder’s holding period in the New Common Share does not include the holding period of the Rights; rather, the holding period for the New Common Share will begin no earlier than the day following the date of exercise of the Rights.

You should consult a tax advisor regarding the U.S. federal tax consequences of acquiring, holding, disposing of and exercising Rights, and of allowing Rights to expire, in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Employee Plan Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code contain certain fiduciary responsibility and prohibited transaction provisions applicable to Rights holders that are employee benefit plans subject to ERISA or Section 4975 of the Code, including corporate savings and 401(k) plans, Keogh Plans of self-employed individuals and Individual Retirement Accounts (“IRA”) (each, a “Benefit Plan” and collectively, “Benefit Plans”). Due to the complexity of these rules and the penalties for noncompliance, fiduciaries of Benefit Plans and other retirement plans should consult with their counsel and advisors regarding the consequences of their exercise or transfer of Rights under ERISA and the Code.

The exercise of Rights will require the future funding of cash. See “The Offer - Subscription Price.” Benefit Plans should be aware that additional contributions of cash to the Benefit Plan necessary in order to fund the exercise of Rights may be treated as Benefit Plan contributions and, particularly when taken together with contributions previously made, may result in issues under the rules governing contributions and reductions, and give rise to possible excise taxes. For example, in the case of Benefit Plans qualified under Section 401(a) of the Code, and certain other retirement plans, additional cash contributions could cause the maximum contribution limitations of Section 415 of the Code and other tax-qualification rules to be violated. Benefit Plans contemplating making additional cash contributions to the Benefit Plan to fund the exercise of Rights should consult with their counsel prior to making such contributions. There may also be reportable distributions, and other adverse tax and ERISA consequences, if Rights are sold or transferred by a Benefit Plan. If any portion of an IRA is used as security for a loan, the portion so used could be treated as distributed to the IRA depositor, and other adverse consequences could arise.

Additional special issues may arise in the case of any Benefit Plan sponsored or maintained by the Fund or any affiliate thereof.

ERISA contains fiduciary responsibility requirements, and ERISA and the Code contain prohibited transaction rules, that may impact the exercise or transfer of Rights. Due to the complexity of these rules and the penalties for noncompliance, Benefit Plans should consult with their counsel and other advisors regarding the consequences of their exercise or transfer of Rights under ERISA and the Code.

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DILUTION AND OTHER INVESTMENT CONSIDERATIONS FOR THE OFFER

Estimated Dilution.

Assuming, for example, that all Rights are exercised, the Subscription Price is $14.51 and the Fund’s NAV per Common Share at the expiration of the Offer is $16.12, the Fund’s NAV per Common Share (after payment of estimated offering expenses) would be reduced by approximately $0.44 or 2.73% per Common Share.

Stockholders who do not exercise their Rights will, at the completion of the Offer, own a smaller proportional interest in the Fund than if they exercised their Rights, which will proportionately decrease the relative voting power of those Stockholders. Because the Subscription Price per Common Share will be below the NAV per Common Share on the Expiration Date, you will experience an immediate dilution of the aggregate NAV of your Common Shares if you do not participate in the Offer and you will experience a reduction in the NAV per share of your Common Shares whether or not you participate in the Offer. In addition, whether or not you exercise your Rights, you will experience a dilution of net assets of the Common Shares because you will indirectly bear the expenses of this Offer, which include, among other items, SEC registration fees, printing expenses and the fees assessed by service providers. This dilution of NAV will disproportionately affect Stockholders who do not exercise their Rights. The Fund cannot state precisely the extent of this dilution if you do not exercise your Rights because the Fund does not know what the NAV per share of Common Shares will be when the Offer expires, or what proportion of the Rights will be exercised.

The Fund cannot state precisely the amount of any dilution because it is not known at this time what the subscription price or NAV per share of Common Shares will be on the Expiration Date or what proportion of the Rights will be exercised. The Offer may increase the volatility of the market price of the Fund’s Common Shares. In addition, the Offer could be under-subscribed, in which case the Adviser will not have as much proceeds to invest on behalf of the Fund (see “Use of Proceeds”). The likely impact of the Offer on NAV per share of Common Shares is shown by the following example, assuming a $155,859 estimated Subscription Price per Common Share:

Example (assumes that NAV per share is above Subscription Price per share)(1)

NAV(2)	$16.12
Subscription Price	$14.51
Reduction in NAV($)(3)	$0.44
Reduction in NAV(%)(3)	2.73%

(1)	This example assumes that the full Primary Subscription is exercised. Actual amounts may vary due to rounding.

(2)	This example assumes that the Fund’s NAV on the Expiration Date is $16.12 per share of Common Shares and that the Fund’s average market price is lower than the NAV on that date. The Subscription Price used in this example was determined based on a formula equal to 90% of the reported NAV on the Expiration Date or 95% of the average of the last reported sales price of a Common Share on the NYSE for the five trading days preceding (and not inclusive of) the Expiration Date, whichever is higher, unless the Offer is extended.

(3)	Assumes $155,859 in estimated offering expenses.

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If you do not wish to exercise your Rights, you should consider selling them as set forth in this Prospectus Supplement and accompanying Prospectus. Any cash you receive from selling your Rights should serve as partial compensation for any possible dilution of your interest in the Fund. The Fund cannot give assurance, however, that a market for the Rights will develop or that the Rights will have any marketable value.

Risk of Increase in Share Price Volatility; Decrease in Share Price.

The Offer may result in increased volatility in the market price of the Common Shares or a decrease in the market price of the Fund’s Common Shares,

Under-Subscription.

It is possible that the Offer will not be fully subscribed. Under-subscription of the Offer could have an impact on the net proceeds of the Offer and whether the Fund achieves its stated goals of the Offer.

Effect on Large Stockholders

The Fund’s largest Stockholders, Record Date Stockholders of more than 5% of the outstanding Common Shares of the Fund, could increase their percentage ownership in the Fund through the exercise of the Primary Subscription and Over-Subscription Privilege.

DIVIDENDS AND DISTRIBUTIONS

The Fund has adopted a distribution policy to provide holders of its Common Shares with a relatively stable cash flow. Under this policy, the Fund intends to declare and pay regular quarterly distributions to holders of the Common Shares at a level rate. However, the amount of actual distributions that the Fund may pay, if any, is uncertain. The distributions will be paid from net investment income (including excess gains taxable as ordinary income), if any, and net capital gains, if any, with the balance (which may comprise the entire distribution) representing return of capital. The Fund’s Common Shares are junior in priority of payment of dividends to any future Preferred Shares issued by the Fund and, accordingly, distributions on Common Shares will be prohibited at any time dividends on the Fund’s preferred stock are in arrears.

Any return of capital should not be considered by Stockholders as yield or total return on their investment in the Fund. The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as the net proceeds from the sale of Common Shares (representing a return of capital originally invested in the Fund by holders of the Common Shares) and Fund borrowings. Stockholders who periodically receive a distribution consisting of a return of capital may be under the impression that they are receiving net profits when they are not. Stockholders should not assume that the source of a distribution from the Fund is net profit. The distribution policy for the Fund’s Common Shares may be changed or discontinued without notice. See “Risks—Structural and Market-Related Risks—Distribution Policy Risks” in the accompanying Prospectus.

Dividends and other distributions generally will be taxable to holders of the Common Shares whether they are reinvested in Common Shares or received in cash, although amounts treated as a tax-free return of capital will reduce a Stockholder’s adjusted basis in its Common Shares, thereby increasing the Stockholder’s potential gain or reducing its potential loss on the subsequent sale of those Common Shares. To the extent required by the 1940 Act and other applicable laws, a notice normally will accompany each distribution indicating the source(s) of the distribution when it is from a source other than the Fund’s accumulated undistributed net income or net income for the current or preceding fiscal year. The Board of Directors reserves the right to change or eliminate the Fund’s distribution policy with respect to its Common Shares any time without notice.

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If, with respect to any distribution, the sum of previously undistributed net investment income and net realized capital gains is less than the amount of the distribution, the difference, i.e., the return of capital, normally will be charged against the Fund’s capital. If, for any taxable year of the Fund, the total distributions exceed the sum of the Fund’s net investment income and net realized capital gains, the excess will generally be treated first as ordinary dividend income (up to the amount, if any, of the Fund’s current and accumulated earnings and profits, which takes into account taxable distributions) and then as a return of capital (tax-free for a holder of the Common Shares up to the amount of its tax basis in its Common Shares). A return of capital represents a return of a shareholder’s original investment in the common shares and should not be confused with income or capital gain from this investment. A return of capital is not taxable, but it reduces a Stockholder’s tax basis in its Common Shares, thus reducing any loss or increasing any gain on the Stockholder’s subsequent taxable disposition of the Common Shares. The Fund’s final distribution, if any, in each calendar year may include any remaining net investment income undistributed during the year, as well as all undistributed net capital gains realized during the year.

If the Fund’s investments do not generate sufficient income, the Fund may be required to liquidate a portion of its portfolio to fund these distributions, and therefore these payments may represent a reduction of the Stockholders’ principal investment. If the Fund distributes amounts in excess of its net investment income and realized net capital gains, such distributions will decrease the Fund’s capital and, therefore, have the potential effect of increasing the Fund’s expense ratio. To make such distributions, the Fund may have to sell a portion of its investment portfolio at a time when it would otherwise not do so.

Under the 1940 Act, the Fund may not declare any dividend or other distribution upon any capital stock, or purchase any such capital stock, unless the aggregate indebtedness of the Fund has, at the time of the declaration of any such dividend or other distribution or at the time of any such purchase, an asset coverage of at least 300% after deducting the amount of such dividend, other distribution, or purchase price, as the case may be. In addition, certain lenders may impose additional restrictions on the payment of dividends or other distributions on the Common Shares in the event of a default on the Fund’s borrowings. Any limitation on the Fund’s ability to make distributions to Stockholders could, under certain circumstances, impair its ability to maintain its qualification for taxation as a regulated investment company under the Code. See “U.S. Federal Income Tax Matters” in the accompanying Prospectus.

In addition, under the 1940 Act, the Fund may not declare any dividend or other distribution upon its Common Shares, or purchase any such Common Shares, unless the class of preferred stock of the Fund has, at the time of the declaration of any such dividend or other distribution or at the time of any such purchase, an asset coverage of at least 200% after deducting the amount of such dividend, other distribution, or purchase price, as the case may be.

The Fund may in the future seek to file an exemptive application with the SEC seeking an order under the 1940 Act to exempt the Fund from the requirements of Section 19(b) of the 1940 Act and Rule 19b-1 thereunder, permitting the Fund to make periodic distributions of long-term capital gains, provided that the distribution policy of the Fund with respect to the Common Shares calls for periodic distributions in an amount equal to a fixed percentage of the Fund’s average NAV over a specified period of time or market price per Common Shares at or about the time of distribution or pay-out of a level dollar amount. There can be no assurance that the staff of the SEC will grant such relief to the Fund.

The level distribution policies described above would result in the payment of approximately the same amount or percentage to holders of the Common Shares each quarter. Section 19(a) of the 1940 Act and Rule 19a-1 thereunder require the Fund to provide a written statement accompanying any such payment that adequately discloses the source or sources of the distributions. Thus, if the source of the dividend or other distribution were the original capital contribution of the Stockholder, and the payment amounted to a return of capital, the Fund would be required to provide written disclosure to that effect. Nevertheless, persons who periodically receive the payment of a dividend or other distribution may be under the impression that they are receiving net profits when they are not. Stockholders should read any written disclosure provided pursuant to Section 19(a) and Rule 19a-1 carefully, and should not assume that the source of any distribution from the Fund is net profit. In addition, in cases where the Fund would return capital to shareholders, such distribution may impact the Fund’s ability to maintain its asset coverage requirements and to pay the dividends on any shares of preferred stock that the Fund may issue.

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The Fund’s distribution policy may result in the Fund making a significant distribution in December of each year in order to maintain the Fund’s status as a regulated investment company.

LEGAL MATTERS

Certain legal matters in connection with the Common Shares will be passed upon for the Fund by Faegre Drinker Biddle & Reath LLP. Faegre Drinker Biddle & Reath LLP may rely as to certain matters of Maryland law on the opinion of Shapiro Sher Guinot & Sandler, P.A.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, located at Suite 500, 191 West Nationwide Blvd., Columbus, OH 43215-2568, serves as the independent registered public accounting firm of the Fund and will annually render an opinion on the financial statements of the Fund.

ADDITIONAL INFORMATION

The Fund will be subject to the informational requirements of the Securities Exchange Act of 1934 and the 1940 Act and in accordance therewith files reports and other information with the SEC. The SEC maintains a website at sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund, that file electronically with the SEC.

This Prospectus Supplement and accompanying Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act and the 1940 Act. This Prospectus Supplement and accompanying Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (sec.gov).

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BASE PROSPECTUS

$150,000,000

RiverNorth Capital and Income Fund, Inc.
Common Stock
Preferred Stock
Subscription Rights for Common Stock

Subscription Rights for Preferred Stock
Subscription Rights for Common and Preferred Stock

The Fund. RiverNorth Capital and Income Fund, Inc. (the “Fund”) is a diversified, closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and is operated as an interval fund under Rule 23c-3 of the 1940 Act.

Investment Objective. The investment objective of the Fund is to seek a high level of current income. There can be no assurance that the Fund’s investment objective will be achieved.

Principal Investment Strategies. Under normal market conditions, the Fund seeks to achieve its investment objective by investing, directly or indirectly, in credit instruments, including a portfolio of securities of specialty finance and other financial companies that the Fund’s Adviser (as defined below) believes offer attractive opportunities for income. These companies may include, but are not limited to, banks, thrifts, finance companies, lending platforms, business development companies, real estate investment trusts, special purpose acquisition companies, private investment funds (private funds that are exempt from registration under Sections 3(c)(1) and 3(c)(7) of the 1940 Act), registered closed-end investment companies, brokerage and advisory firms, insurance companies and financial holding companies. Together, these types of companies are referred to as “financial institutions.” The Fund’s investments in hedge funds and private equity funds that are exempt from registration under Sections 3(c)(1) and 3(c)(7) of the 1940 Act will be limited to no more than 15% of the Fund’s assets. The Fund may also invest in common equity, preferred equity, convertible securities and warrants of these institutions. “Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding).

The Fund may invest in income-producing securities of any maturity and credit quality, including below investment grade, and equity securities, including exchange-traded funds and registered closed-end funds. Below investment grade securities are commonly referred to as “junk” or “high yield” securities and are considered speculative with respect to the issuer’s capacity to pay interest and repay principal. Such income-producing securities in which the Fund may invest may include, without limitation, corporate debt securities, U.S. government debt securities, short-term debt securities, asset backed securities, exchange-traded notes, loans, including secured and unsecured senior loans, Alternative Credit Instruments (as defined below), collateralized loan obligations and other structured finance securities, and cash and cash equivalents.

i

The Fund’s alternative credit investments may be made through a combination of: (i) investing in loans to small- and mid-sized companies (“SMEs”); (ii) investing in notes or other pass-through obligations issued by an alternative credit platform (or an affiliate) representing the right to receive the principal and interest payments on an Alternative Credit investment (or fractional portions thereof) originated through the platform (“Pass-Through Notes”); (iii) purchasing asset-backed securities representing ownership in a pool of Alternative Credit; (iv) investing in private investment funds that purchase Alternative Credit; (v) acquiring an equity interest in an alternative credit platform (or an affiliate); and (vi) providing loans, credit lines or other extensions of credit to an alternative credit platform (or an affiliate) (the foregoing listed investments are collectively referred to herein as the “Alternative Credit Instruments” or “Alternative Credit”). Subject to the limitations in this prospectus and SAI, the Fund may invest without limit in any of the foregoing types of Alternative Credit Instruments and the Fund’s investments in private investment funds will be limited to no more than 10% of the Fund’s Managed Assets. See “Risks-Investment Strategy Risks.” The Alternative Credit in which the Fund typically invests are newly issued and/or current as to interest and principal payments at the time of investment. As a fundamental policy (which cannot be changed without the approval of the holders of a majority of the outstanding voting securities of the Fund), the Fund does not invest in Alternative Credit that are of subprime quality at the time of investment. The Fund considers an SME loan to be of “subprime quality” if the likelihood of repayment on such loan is determined by the Adviser based on its due diligence and the credit underwriting policies of the originating platform to be similar to that of consumer loans that are of subprime quality. The Fund does not currently have any intention to invest in Alternative Credit originated from lending platforms based outside the United States or made to non-U.S. borrowers. However, the Fund may in the future invest in such Alternative Credit and will provide updated disclosures prior to making such investments. For a general discussion of Alternative Credit and Alternative Credit Instruments, see “Investment Objective, Strategies and Policies-Alternative Credit”. Unless the context suggests otherwise, all references to loans generally in this prospectus refer to Alternative Credit.

Alternative Credit Instruments are generally not rated by the nationally recognized statistical rating organizations (“NRSROs”). Such unrated instruments, however, may be considered by such NRSROs to be comparable in quality to securities falling into any of the ratings categories used by such NRSROs to classify “junk” bonds. Accordingly, the Fund’s unrated Alternative Credit Instrument investments constitute highly risky and speculative investments, notwithstanding that the Fund is not permitted to invest in loans that are of subprime quality at the time of investment. See “Risks-Investment Strategy Risks.” The Alternative Credit Instruments in which the Fund may invest may have varying degrees of credit risk. There can be no assurance that payments due on underlying Alternative Credit investments will be made. At any given time, the Fund’s portfolio may be substantially illiquid and subject to increased credit and default risk. If a borrower is unable to make its payments on a loan, the Fund may be greatly limited in its ability to recover any outstanding principal and interest under such loan. The Securities (as defined below) therefore should be purchased only by investors who could afford the loss of the entire amount of their investment. See “Risks-Investment Strategy Risks.”

Percentage limitations described within this prospectus regarding the Fund’s investment strategies and policies are as of the time of investment by the Fund and may be exceeded on a going-forward basis as a result of market value fluctuations of the Fund’s portfolio investments; however, the Fund’s investments in hedge funds and private equity funds that are exempt from registration under Sections 3(c)(1) and 3(c)(7) of the 1940 Act are limited to no more than 15% of the Fund’s assets at all times (including as a result of market value fluctuations).

The Fund may offer, from time to time, up to $150,000,000 aggregate initial offering price of (i) shares of its common stock, $0.0001 par value per share (“Common Shares”), (ii) shares of its preferred stock (“Preferred Shares”) and/or (iii) subscription rights to purchase Common Shares, Preferred Shares or both (“Rights” and together with the Common Shares and Preferred Shares, “Securities”), in one or more offerings in amounts, at prices and on terms set forth in a supplement to this Prospectus. See “Description of the Fund’s Securities” beginning on page 37.

ii

The Fund may offer Securities directly to one or more purchasers, including existing common shareholders and/or preferred shareholders in a Rights offering, through agents that the Fund or the purchasers designate from time to time, or to or through underwriters or dealers. The prospectus supplement relating to the particular offering will identify any agents or underwriters involved in the sale of the Fund’s Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and such agents or underwriters or among the underwriters or the basis upon which such amount may be calculated. The prospectus supplement relating to any sale of preferred stock will set forth the liquidation preference and information about the dividend period, dividend rate, any call protection or non-call period and other matters, including the terms, if any, on which the preferred stock may be exchanged for or converted into shares of common stock or any other security and, if applicable, the conversion or exchange price, or how it will be calculated, and the conversion or exchange period. A supplement to this Prospectus relating to any offering of subscription rights will set forth the number of shares (common or preferred) issuable upon the exercise of each right and the other terms of such rights offering, including whether the Preferred Shares issuable upon the exercise of such rights are convertible into Common Shares. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a prospectus supplement. For more information about the manner in which the Fund may offer shares of its common stock, see “Plan of Distribution.”

The currently outstanding shares of the Fund’s common stock are, and the shares of the Fund’s common stock offered in this Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (“NYSE”) under the trading or “ticker” symbol “RSF.” The net asset value (“NAV”) of the Fund’s common stock on March 11, 2025 was $16.21 per share, and the last sale price of the Fund’s common stock on the NYSE on such date was $15.10. The Fund had issued and outstanding 1,656,000 shares of 5.875% Series A Preferred Stock, listed under the trading symbol RMPL on the NYSE, with a par value of $0.0001 per share and a liquidation preference of $25.00 per share plus accrued and unpaid dividends (whether or not declared). On October 31, 2024, the Fund redeemed all 1,656,000 outstanding shares of its 5.875% Series A Preferred Stock for a redemption price of $25.31 per share. “See “Risks-Structural and Market-Related Risks-Leverage Risks.” Any future Preferred Shares issued by the Fund may rank senior in right of payment to the Fund’s common stock, and will be subordinated in right of payment to any senior indebtedness, including the Fund’s borrowings pursuant to an existing credit agreement, which permits the Fund to borrow funds that are collateralized by assets held in a special custody account held at State Street Bank & Trust, Co. pursuant to a Special Custody and Pledge Agreement. Borrowings under this arrangement bears interest at the overnight bank funding rate plus 75 basis points for an overnight time. See “Use of Leverage.”

Shares of common stock of closed-end funds, like the Fund, frequently trade at discounts to their NAVs. If the shares of the Fund’s common stock trade at a discount to NAV, the risk of loss may increase for purchasers in an offering under this prospectus, especially for those investors who expect to sell their shares in a relatively short period after purchasing shares in such an offering. Following a Rights offering, a shareholder may experience dilution in NAV per share of stock if the subscription price per share is below the NAV per share on the expiration date.

The applicable prospectus supplement will set forth whether or not the Preferred Shares offered in this Prospectus will be listed or traded on any securities exchange. If the Fund’s Preferred Shares are not listed on a securities exchange, there may be no active secondary trading market for such shares and an investment in such shares may be illiquid.

Investment Adviser. RiverNorth Capital Management, LLC, a registered investment adviser (the “Adviser” or “RiverNorth”), is the Fund’s investment adviser and is responsible for the day-to-day management of the Fund’s portfolio, managing the Fund’s business affairs and providing certain administrative services. The Adviser is also responsible for determining the Fund’s overall investment strategy and overseeing its implementation. As of January 31, 2025, the Adviser managed approximately $4.9 billion in assets across registered investment companies and private investment vehicles. See “Management of the Fund.”

iii

Interval Fund; Repurchase Policy. As an interval fund, the Fund has adopted a fundamental policy to conduct, subject to certain conditions, quarterly repurchase offers for at least 5% and up to 25% of its outstanding common shares, at NAV (the “repurchase policy”). See “Repurchase Policy for the Common Shares.” As an interval fund, the Fund also may redeem preferred shares as may be necessary from time to time, either in whole or in part, without penalty or premium, to permit it to repurchase its common shares in such amount as the board of directors of the Fund (the “Board of Directors”) may determine pursuant to the Fund’s repurchase policy in compliance with the Fund’s asset coverage requirements under the 1940 Act. The Fund currently expects to offer to repurchase 5% of the Fund’s outstanding shares of common shares on a quarterly basis pursuant to such repurchase policy, subject to approval of the Board of Directors.

Dividends and Distributions. The Fund has adopted a distribution policy to provide holders of its common shares with a relatively stable cash flow. Under this policy, the Fund intends to declare and pay regular quarterly distributions to holders of the common shares at a level rate. However, the amount of actual distributions that the Fund may pay, if any, is uncertain. The distributions will be paid from net investment income (including excess gains taxable as ordinary income), if any, and net capital gains, if any, with the balance (which may comprise the entire distribution) representing return of capital. The Fund’s common shares are junior in priority of payment of dividends to any future Preferred Shares issued by the Fund and, accordingly, distributions on common shares will be prohibited at any time dividends on the Fund’s preferred stock are in arrears.

Any return of capital should not be considered by shareholders as yield or total return on their investment in the Fund. The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as the net proceeds from the sale of common shares (representing a return of capital originally invested in the Fund by holders of the common shares) and Fund borrowings. Shareholders who periodically receive a distribution consisting of a return of capital may be under the impression that they are receiving net profits when they are not. Shareholders should not assume that the source of a distribution from the Fund is net profit. A return of capital would reduce a common shareholder’s tax basis in its common shares, which could result in higher taxes when the common shareholder sells such common shares. This may cause the common shareholder to owe taxes even if it sells common shares for less than the original purchase price of such common shares.

If the Fund’s investments do not generate sufficient income, the Fund may be required to liquidate a portion of its portfolio to fund these distributions, and therefore there payments may represent a reduction of a shareholder’s principal investment. If the Fund distributes amounts in excess of its net investment income and realized net capital gains, such distributions will decrease the Fund’s capital and, therefore, have the potential effect of increasing the Fund’s expense ratio. To make such distributions, the Fund may have to sell a portion of its investment portfolio at a time when it would otherwise not do so. See “Dividends and Distributions.”

Leverage. The Fund may use leverage to the extent permitted by the 1940 Act, including through the issuance of preferred stock and/or through borrowings and/or the issuance of notes or debt securities. On December 24, 2020, the Fund entered into a prime brokerage agreement for margin financing with Pershing LLC as lender (the “Credit Agreement”). The Credit Agreement permits the Fund to borrow funds that are collateralized by assets held in a special custody account held at State Street Bank pursuant to a Special Custody and Pledge Agreement. Borrowings under this arrangement bears interest at the overnight bank funding rate plus 75 basis points for an overnight time. During the Fund’s utilization period during the six months ended December 31, 2024, the Fund’s average borrowing and interest rate under the Pershing Credit Agreement were $6,600,000 and 5.51%, respectively. At December 31, 2024, there was $6,600,000 outstanding on the Pershing Credit Agreement.

iv

The Fund had issued and outstanding 1,656,000 shares of 5.875% Series A Preferred Stock, listed under the trading symbol RMPL on the NYSE, with a par value of $0.0001 per share and a liquidation preference of $25.00 per share plus accrued and unpaid dividends (whether or not declared). On October 31, 2024, the Fund redeemed all 1,656,000 outstanding shares of its 5.875% Series A Preferred Stock for a redemption price of $25.31 per share.

On March 9, 2023, the Fund entered into an additional credit agreement with BNP Paribas (“BNP Credit Agreement”). The BNP Credit Agreement permits the Fund to borrow funds that are collateralized by assets held at BNP Paribas pursuant to the BNP Credit Agreement. Under the terms of the BNP Credit Agreement, the Fund may borrow up to $15,000,000 bearing an interest rate of the Overnight Bank Funding Rate plus a fixed rate determined by the securities pledged as collateral. Any unused portion of the BNP Credit Agreement is subject to a commitment fee of 0.50% of the unused portion of the facility until a utilization of 80% or greater is met. During the Fund’s utilization period during the six months ended December 31, 2024, the Fund’s average borrowings and interest rate under the BNP Credit Agreement were $7,500,000 and 5.73%, respectively. At December 31, 2024, there was no borrowing outstanding on the credit facility.

While the Fund is using leverage, the amount of the fees paid to the Adviser for investment advisory and management services are higher than if the Fund did not use leverage because the fees paid are calculated based on the Fund’s Managed Assets, which include assets purchased with leverage. Therefore, the Adviser has a financial incentive to leverage the Fund, which creates a conflict of interest between the Adviser on the one hand and the shareholders of the Fund on the other.

Leverage involves special risks. There can be no assurances that a leveraging strategy will be successful. See “Risks-Structural and Market-Related Risks-Leverage Risks.”

The Prospectus sets forth concisely the information about the Fund and the Securities that a prospective investor ought to know before investing in the Fund. You should read this Prospectus and the related prospectus supplement, which contain important information about the Fund, before deciding whether to invest in the Fund’s Securities, and retain them for future reference. A Statement of Additional Information, dated April 4, 2025 (the “SAI”), containing additional information about the Fund, has been filed with the Securities and Exchange Commission (the “SEC”) and is incorporated by reference in its entirety into this Prospectus. You may request a free copy of the Prospectus, the SAI, annual and semi-annual reports to shareholders and other information about the Fund, or make shareholder inquiries, by calling (844) 569-4750 or by writing to the Fund at P.O. Box 219184, Kansas City, Missouri, 64121-9184, or from the Fund’s website at rivernorth.com. The information contained in, or that can be accessed through, the Fund’s website is not part of this prospectus. You also may obtain a copy of the SAI (and other information regarding the Fund) from the SEC’s website at sec.gov.

Investing in the Fund involves certain risks. See “Risks” beginning on page 32 of this Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Fund’s Securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depositary institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

Prospectus dated April 4, 2025

v

 TABLE OF CONTENTS

Prospectus Summary	1
Summary Of Fund Expenses	13
Financial Highlights	16
Senior Securities	18
Market and Net Asset Value Information	19
The Fund	21
The Offering	21
Use Of Proceeds	22
Investment Objective, Strategies and Policies	22
Investment Philosophy and Process	22
Repurchase Policy For The Common Shares	24
Use Of Leverage	28
Risks	32
Management Of The Fund	32
Net Asset Value	34
Dividend Reinvestment Plan	37
Description Of The Fund’s Securities	37
Certain Provisions Of The Fund’s Charter and Bylaws And Of Maryland Law	41
Rights Offerings	49
U.S. Federal Income Tax Matters	49
Plan Of Distribution	55
Administrator, Fund Accountant, Transfer Agent, Dividend Disbursing Agent and Custodians	59
Legal Matters	59
Control Persons	59
Additional Information	59
The Fund’s Privacy Policy	60
Incorporation By Reference	61

You should rely only on the information contained or incorporated by reference in this Prospectus and any related prospectus supplement. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this Prospectus and any related prospectus supplement is accurate as of any date other than the respective dates on the front covers. The Fund’s business, financial condition and results of operations may have changed since that date.

vi

Prospectus Summary

This is only a summary of information contained elsewhere in this Prospectus. This summary does not contain all of the information that you should consider before investing in the Fund’s securities offered by this Prospectus. You should review the more detailed information contained in this Prospectus, and any related prospectus supplement and the SAI, including the documents incorporated by reference. In particular, you should carefully read the section entitled “Risks” in this Prospectus.

The Fund

The Fund is a diversified, closed-end management investment company that has registered as an investment company under the 1940 Act, and is operated as an interval fund. As an interval fund, the Fund has adopted a fundamental policy to conduct, subject to certain conditions, quarterly repurchase offers for at least 5% and up to 25% of the outstanding shares of its common stock, $0.0001 par value per share, at NAV. See “Repurchase Policy for the Common Shares.” The Fund lists such common shares on the NYSE under the ticker symbol “RSF.” The common shares began trading on the NYSE on June 12, 2019 and may be purchased and sold in the secondary market. As of March 11, 2025, the Fund had 3,486,698 common shares outstanding and net assets applicable to such common shares of $56,535,367. The shares of the Fund’s common stock offered by this Prospectus are called “Common Shares” and the holders of Common Shares are called “Common Shareholders.” As used hereinafter in this Prospectus, unless the context otherwise requires, “common shares” refer to the shares of the Fund’s common stock currently outstanding as well as those Common Shares offered by this Prospectus and the holders of common shares are called “common shareholders.”

The Fund had issued and outstanding 1,656,000 shares of 5.875% Series A Preferred Stock, listed under the trading symbol RMPL on the NYSE, with a par value of $0.0001 per share and a liquidation preference of $25.00 per share plus accrued and unpaid dividends (whether or not declared). On October 31, 2024, the Fund redeemed all 1,656,000 outstanding shares of its 5.875% Series A Preferred Stock for a redemption price of $25.31 per share. The shares of the Fund’s preferred stock offered by this Prospectus are called “Preferred Shares” and the holders of Preferred Shares are called “Preferred Shareholders.” As used hereinafter in this Prospectus, unless the context otherwise requires, “preferred shares” refer to those Preferred Shares offered by this Prospectus and the holders of preferred shares are called “preferred shareholders.”

The Fund commenced investment operations on August 19, 2016. An investment in the Fund may not be appropriate for all investors.

Investment Adviser	The Adviser is the Fund’s investment adviser and is responsible for the day-to-day management of the Fund’s portfolio, managing the Fund’s business affairs and providing certain administrative services. The Adviser is also responsible for determining the Fund’s overall investment strategy and overseeing its implementation. As of January 31, 2025, the Adviser managed approximately $4.9 billion in assets across registered investment companies and private investment vehicles. See “Management of the Fund.”
The Offering

The Fund may offer Securities directly to one or more purchasers, including existing common shareholders and/or preferred shareholders in a Rights offering, through agents that the Fund or the purchasers designate from time to time, or to or through underwriters or dealers. The prospectus supplement relating to the offering will identify any agents or underwriters involved in the sale of the Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and such agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The prospectus supplement relating to any sale of preferred stock will set forth the liquidation preference and information about the dividend period, dividend rate, any call protection or non-call period and other matters, including the terms, if any, on which the preferred stock may be exchanged for or converted into shares of common stock or any other security and, if applicable, the conversion or exchange price, or how it will be calculated, and the conversion or exchange period. A supplement to this Prospectus relating to any offering of subscription rights will set forth the number of shares (common or preferred) issuable upon the exercise of each right and the other terms of such rights offering, including whether the Preferred Shares issuable upon the exercise of such right are convertible into Common Shares. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a prospectus supplement describing the method and terms of the offering of the Securities. See “Plan of Distribution.”

Offerings of shares will be subject to the provisions of the 1940 Act, which generally require that the public offering price of common shares of a closed-end investment company (exclusive of distribution commissions and discounts) must equal the NAV per share of the company’s common stock (calculated within 48 hours of pricing), absent shareholder approval or under certain other circumstances. The Fund may, however, issue Common Shares pursuant to exercises of Rights at prices below NAV.

Investment Objective	The investment objective of the Fund is to seek a high level of current income. There can be no assurance that the Fund’s investment objective will be achieved.
Principal Investment Strategies and Policies	Under normal market conditions, the Fund seeks to achieve its investment objective by investing, directly or indirectly, in credit instruments, including a portfolio of securities of specialty finance and other financial companies that the Adviser believes offer attractive opportunities for income. These companies may include, but are not limited to, banks, thrifts, finance companies, lending platforms, business development companies (“BDCs”), real estate investment trusts (“REITs”), special purpose acquisition companies (“SPACs”), private investment funds (private funds that are exempt from registration under Sections 3(c)(1) and 3(c)(7) of the 1940 Act), registered closed-end investment companies, brokerage and advisory firms, insurance companies and financial holding companies. Together, these types of companies are referred to as “financial institutions.” The Fund’s investments in hedge funds and private equity funds that are exempt from registration under Sections 3(c)(1) and 3(c)(7) of the 1940 Act will be limited to no more than 15% of the Fund’s assets. The Fund may also invest in common equity, preferred equity, convertible securities and warrants of these institutions. “Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding).

The Fund may invest in income-producing securities of any maturity and credit quality, including below investment grade, and equity securities, including exchange-traded funds and registered closed-end funds. Below investment grade securities are commonly referred to as “junk” or “high yield” securities and are considered speculative with respect to the issuer’s capacity to pay interest and repay principal. Such income-producing securities in which the Fund may invest may include, without limitation, corporate debt securities, U.S. government debt securities, short-term debt securities, asset backed securities, exchange-traded notes, loans, including secured and unsecured senior loans, Alternative Credit (as defined below), collateralized loan obligations (“CLOs”) and other structured finance securities, and cash and cash equivalents.

The Fund’s alternative credit investments may be made through a combination of: (i) investing in loans to SMEs; (ii) investing in Pass-Through Notes; (iii) purchasing asset-backed securities representing ownership in a pool of Alternative Credit; (iv) investing in private investment funds that purchase Alternative Credit; (v) acquiring an equity interest in an alternative credit platform (or an affiliate); and (vi) providing loans, credit lines or other extensions of credit to an alternative credit platform (or an affiliate). Subject to the limitations in this prospectus and SAI, the Fund may invest without limit in any of the foregoing types of Alternative Credit Instruments and the Fund’s investments in private investment funds will be limited to no more than 10% of the Fund’s Managed Assets. See “Risks-Investment Strategy Risks.” The Alternative Credit in which the Fund typically invests are newly issued and/or current as to interest and principal payments at the time of investment. As a fundamental policy (which cannot be changed without the approval of the holders of a majority of the outstanding voting securities of the Fund), the Fund does not invest in Alternative Credit that are of subprime quality at the time of investment. The Fund considers an SME loan to be of “subprime quality” if the likelihood of repayment on such loan is determined by the Adviser based on its due diligence and the credit underwriting policies of the originating platform to be similar to that of consumer loans that are of subprime quality. The Fund does not currently have any intention to invest in Alternative Credit originated from lending platforms based outside the United States or made to non-U.S. borrowers. However, the Fund may in the future invest in such Alternative Credit and will provide updated disclosures prior to making such investments. For a general discussion of Alternative Credit and Alternative Credit Instruments, see “-Alternative Credit” below. Unless the context suggests otherwise, all references to loans generally in this prospectus refer to Alternative Credit.

Alternative Credit Instruments are generally not rated by NRSROs. Such unrated instruments, however, may be considered by such NRSROs to be comparable in quality to securities falling into any of the ratings categories used by such NRSROs to classify “junk” bonds. Accordingly, the Fund’s unrated Alternative Credit Instrument investments constitute highly risky and speculative investments, notwithstanding that the Fund is not permitted to invest in loans that are of subprime quality at the time of investment. The Alternative Credit Instruments in which the Fund may invest may have varying degrees of credit risk. There can be no assurance that payments due on underlying Alternative Credit investments will be made. At any given time, the Fund’s portfolio may be substantially illiquid and subject to increased credit and default risk. If a borrower is unable to make its payments on a loan, the Fund may be greatly limited in its ability to recover any outstanding principal and interest under such loan. The Securities therefore should be purchased only by investors who could afford the loss of the entire amount of their investment.

Percentage limitations described within this prospectus regarding the Fund’s investment strategies and policies are as of the time of investment by the Fund and may be exceeded on a going-forward basis as a result of market value fluctuations of the Fund’s portfolio investments to the extent the Fund’s investments in hedge funds and private equity funds that are exempt from registration under Sections 3(c)(1) and 3(c)(7) of the 1940 Act are limited to no more than 15% of the Fund’s assets.

To the extent any affiliate of the Adviser or the Fund (“Affiliated Broker”) receives any fee, payment, commission or other financial incentive of any type (“Broker Fees”) in connection with the purchase and sale of securities by the Fund, such Broker Fees will be subject to policies and procedures adopted by the Board of Directors pursuant to Section 17(e) and Rule 17e-1 of the 1940 Act. These policies and procedures include quarterly review by the Board of Directors of any such payments. Among other things, Section 17(e) and those procedures provide that, when acting as broker for the Fund in connection with the purchase or sale of securities to or by the Fund, an affiliated broker may not receive any compensation exceeding the following limits: (1) if the transaction is effected on a securities exchange, the compensation may not exceed the “usual and customary broker’s commission” (as defined in Rule 17e-1 under the 1940 Act); (2) in the case of the purchase of securities by the Fund in connection with a secondary distribution, the compensation cannot exceed 2% of the sale price; and (3) the compensation for transactions otherwise effected cannot exceed 1% of the purchase or sale price. Rule 17e-1 defines a “usual and customary broker’s commission” as one that is fair compared to the commission received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on an exchange during a comparable period of time. Notwithstanding the foregoing, no Affiliated Broker will receive any undisclosed fees from the Fund in connection with any transaction involving the Fund and such Affiliated Broker, and to the extent any transactions involving the Fund are effected by an Affiliated Broker, such Affiliated Broker’s Broker Fees for such transactions shall be limited in accordance with Section 17(e)(2) of the 1940 Act and the Fund’s policies and procedures concerning Affiliated Brokers.

See “Investment Objective, Strategies and Policies” for a description of the types of credit instruments in which the Fund may invest.

Unless otherwise specified, the investment policies and limitations of the Fund are not considered to be fundamental by the Fund and can be changed without a vote of the common shareholders. The Fund’s repurchase policy for the common shares and certain investment restrictions specifically identified as such in the SAI are considered fundamental and may not be changed without the approval of the holders of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, which includes common shares and preferred shares, if any, voting together as a single class, and the holders of the outstanding preferred shares, if any, voting as a single class. See “Repurchase Policy for the Common Shares” in this Prospectus and “Investment Restrictions” in the SAI.

Investment Philosophy and Process

The Adviser believes that the recent and continuing growth of the online and mobile alternative credit industry has created a relatively untapped and attractive investment opportunity, with the potential for large returns. The Adviser seeks to capitalize on this opportunity by participating in the evolution of this industry, which has served as an alternative to, and has begun to take market share from, the more traditional lending operations of large commercial banks. The ability of borrowers to obtain loans through alternative credit with interest rates that may be lower than those otherwise available to them (or to obtain loans that would otherwise be unavailable to them) has contributed to the significant rise of the use of Alternative Credit. At the same time, alternative credit has also enabled investors to purchase or invest in loans with interest rates and credit characteristics that can offer attractive returns.

In selecting the Fund’s Alternative Credit investments, the Adviser employs a bottom-up approach to evaluate the expected returns of loans by loan segment (e.g., consumer, SME and student loans) and by platform origination (as discussed below), as well as a top-down approach to seek to identify investment opportunities across the various segments of the alternative credit industry. In doing so, the Adviser conducts an analysis of each segment’s anticipated returns relative to its associated risks, which takes into consideration for each segment duration, scheduled amortization, seniority of the claim of the loan, prepayment terms and prepayment expectations, current coupons and trends in coupon pricing, origination fees, servicing fees and anticipated losses based on historical performance of similar credit instruments. The Adviser then seeks to allocate Fund assets to the segments identified as being the most attractive on a risk-adjusted return basis.

Within each segment, the Adviser conducts a platform-specific analysis, as opposed to a loan-specific analysis, and, as such, the Adviser’s investment process does not result in a review of each individual Alternative Credit investment to which the Fund has investment exposure. Instead, the Adviser generally seeks loans that have originated from platforms that have met the Adviser’s minimum requirements related to, among other things, loan default history and overall borrower credit quality. In this regard, the Adviser engages in a thorough and ongoing due diligence process of each platform to assess, among other things, the viability of the platform to sustain its business for the foreseeable future; whether the platform has the appropriate expertise, ability and operational systems to conduct its business; the financial condition and outlook of the platform; and the platform’s ability to manage regulatory, business and operational risk. In addition, the Adviser’s due diligence efforts include reviews of the servicing and underwriting functions of a platform (as further described below) and/or funding bank (as applicable), the ability of a platform to attract borrowers and the volume of loan originations, and loan performance relative to model expectations, among other things. In conducting such due diligence, the Adviser has access to, and reviews, the platform’s credit models as well. Moreover, the Adviser visits each platform from time to time for on-site reviews of the platform, including discussions with each of the significant business units within the platform (e.g., credit underwriting, customer acquisition and marketing, information technology, communications, servicing and operations).

As part of the foregoing due diligence efforts, the Adviser monitors on an ongoing basis the underwriting quality of each platform through which it invests in Alternative Credit, including (i) an analysis of the historical and ongoing “loan tapes” that includes loan underwriting data and actual payment experience for all individual loans originated by the platform since inception that are comparable to the loans purchased, or to be purchased, by the Fund, (ii) reviews of the credit model used in the platform’s underwriting processes, including with respect to the assignment of credit grades by the platform to its Alternative Credit and the reconciliation of the underlying data used in the model, (iii) an assessment of any issues identified in the underwriting of the Alternative Credit and the resulting remediation efforts of the platform to address such issues, and (iv) a validation process to confirm that loans purchased by the Fund conform with the terms and conditions of any applicable purchase agreement entered into with the platform.

Although the Adviser does not review each individual Alternative Credit investment prior to investment, it is able to impose minimum quantitative and qualitative criteria on the loans in which it will invest by limiting the Fund’s loans to the loan segments and platforms selected by the Adviser, as noted above. In effect, the Adviser adopts the minimum investment criteria inherent in a loan segment or imposed by a platform that it has identified as having the appropriate characteristics for investment. Furthermore, each platform assigns the Alternative Credit it originates a platform-specific credit grade reflecting the potential risk-adjusted return of the loan, which may be based on various factors such as: (i) the term, interest rate and other characteristics of the loans; (ii) the location of the borrowers; (iii) if applicable, the purpose of the loans within the platform (e.g., consumer, SME or student loans); and (iv) the credit and risk profile of the borrowers, including, without limitation (to the extent applicable based on the type of loan), the borrower’s annual income, debt-to-income ratio, credit score (e.g., FICO score), delinquency rate and liens. In purchasing Alternative Credit from a platform, the Fund provides the applicable platform with instructions as to which platform credit grades are eligible for purchase (or, conversely, which platform credit grades are ineligible for Fund purchase). The Adviser performs an ongoing analysis of each of the criteria within a platform’s credit grades to determine historical and predicted prepayment, charge-off, delinquency and recovery rates acceptable to the Adviser. While, under normal circumstances, the Adviser does not provide instructions to the platforms as to any individual criterion used to determine platform-specific grades prior to purchasing Alternative Credit (except as noted below), the Adviser does retain the flexibility to provide more specific instructions (e.g., term; interest rate; geographic location of borrower) if the Adviser believes that investment circumstances dictate any such further instructions. Specifically, the Adviser instructs platforms that the Fund will not purchase any Alternative Credit that are of “subprime quality” (as determined at the time of investment). Although there is no specific legal or market definition of subprime quality, it is generally understood in the industry to signify that there is a material likelihood that the loan will not be repaid in full. The Fund considers an SME loan to be of “subprime quality” if the likelihood of repayment on such loan is determined by the Adviser based on its due diligence and the credit underwriting policies of the originating platform to be similar to that of consumer loans that are of subprime quality. In determining whether an SME loan is of subprime quality, the Adviser generally looks to a number of borrower-specific factors, which will include the payment history of the borrower and, as available, financial statements, tax returns and sales data.

The Adviser will not invest the Fund’s assets in loans originated by platforms for which the Adviser cannot evaluate to its satisfaction the completeness and accuracy of the individual Alternative Credit investment data provided by such platform relevant to determining the existence and valuation of such Alternative Credit investment and utilized in the accounting of the loans (i.e., in order to select a platform, the Adviser must assess that it believes all relevant loan data for all loans purchased from the platform is included and correct).

The Adviser significantly relies on borrower credit information provided by the platforms through which they make the Fund’s investments. The Adviser receives updates of such borrower credit information provided by independent third party service providers to the platforms and therefore is able to monitor the credit profile of its investments on an ongoing basis. See “Net Asset Value.”

The Adviser invests in Alternative Credit through the use of a web-based service that provides direct access to platforms and facilitates the loan acquisition process by retrieving for the Adviser data such as bidding and listing information. Given the increased reliance on the use of information technology in alternative credit, the Adviser conducts due diligence on the platforms through which it seeks its Alternative Credit investments, including a review of each platform’s information technology security, fraud protection capabilities and business continuity plan. The Adviser generally requires a platform to have, among other things, industry standard data backup protections, including off-site backup datacenters and state of the art data encryption, and appropriate cybersecurity measures. In addition, the Adviser has adopted various protections for itself, including a business continuity plan which provides procedures related to the recovery and restoration of its business, particularly with respect to any critical functions and systems of the Adviser, following an interruption in service or disaster.

Use of Leverage

The Fund seeks to use leverage for investment and other purposes, such as for financing the repurchase of its common shares or to otherwise provide the Fund with liquidity.

Under the 1940 Act, the Fund may utilize leverage through the issuance of preferred stock in an amount up to 50% of its total assets and/or through borrowings and/or the issuance of notes or debt securities (collectively, “Borrowings”) in an aggregate amount of up to 33-1/3% of its total assets. The Fund anticipates that its leverage will vary from time to time, based upon changes in market conditions and variations in the value of the portfolio’s holdings; however, the Fund’s leverage will not exceed the limitations set forth under the 1940 Act. As a result of the continuous offering of Common Shares and the quarterly repurchases of common shares pursuant to the Fund’s repurchase policy, the Fund’s leverage ratio will increase or decrease as a result of the changes in net assets attributable to common shares. On December 24, 2020, the Fund entered into a prime brokerage agreement for margin financing. The Credit Agreement permits the Fund to borrow funds that are collateralized by assets held in a special custody account held at State Street Bank pursuant to a Special Custody and Pledge Agreement. Borrowings under this arrangement bears interest at the overnight bank funding rate plus 75 basis points for an overnight time. During the Fund’s utilization period during the six months ended December 31, 2024, the Fund’s average borrowing and interest rate under the Credit Agreement were 6,600,000 and 5.51%, respectively. At December 31, 2024, there was $6,600,000 outstanding on the Credit Agreement. The Fund had issued and outstanding 1,656,000 shares of 5.875% Series A Preferred Stock, listed under the trading symbol RMPL on the NYSE, with a par value of $0.0001 per share and a liquidation preference of $25.00 per share plus accrued and unpaid dividends (whether or not declared). On October 31, 2024, the Fund redeemed all 1,656,000 outstanding shares of its 5.875% Series A Preferred Stock for a redemption price of $25.31 per share.

On March 9, 2023, the Fund entered into an additional credit agreement with BNP Paribas (“BNP Credit Agreement”). The BNP Credit Agreement permits the Fund to borrow funds that are collateralized by assets held at BNP Paribas pursuant to the BNP Credit Agreement. Under the terms of the BNP Credit Agreement, the Fund may borrow up to $15,000,000 bearing an interest rate of the Overnight Bank Funding Rate plus a fixed rate determined by the securities pledged as collateral. Any unused portion of the BNP Credit Agreement is subject to a commitment fee of 0.50% of the unused portion of the facility until a utilization of 80% or greater is met. During the Fund’s utilization period during the six months ended December 31, 2024, the Fund’s average borrowings and interest rate under the BNP Credit Agreement were $7,500,000 and 5.73%, respectively. At December 31, 2024, there was no borrowing outstanding on the credit facility.

There is no assurance that the Fund will increase the amount of its leverage or that, if additional leverage is utilized, it will be successful in enhancing the level of the Fund’s current distributions. It is also possible that the Fund will be unable to obtain additional leverage. If the Fund is unable to increase its leverage after the issuance of additional Shares, there could be an adverse impact on the return to shareholders.

Under the 1940 Act, the Fund generally is not permitted to incur Borrowings unless immediately after the Borrowing the value of the Fund’s total assets less liabilities other than the principal amount represented by Borrowings is at least 300% of such principal amount. Also, under the 1940 Act and as noted above, the Fund is not permitted to issue preferred stock unless immediately after such issuance the value of the Fund’s asset coverage is at least 200% of the liquidation value of the outstanding preferred stock (i.e., such liquidation value may not exceed 50% of the Fund’s asset coverage). Upon the issuance of preferred stock, the Fund intends, to the extent possible, to purchase or redeem its preferred stock from time to time to the extent necessary in order to maintain coverage of any preferred stock of at least 200%. In addition, as a condition to obtaining ratings on the preferred stock, the terms of any preferred stock issued are expected to include asset coverage maintenance provisions which will require the redemption of the preferred stock in the event of non-compliance by the Fund and also may prohibit dividends and other distributions on the common shares in such circumstances. In order to meet redemption requirements, the Fund may have to liquidate portfolio securities. Such liquidations and redemptions would cause the Fund to incur related transaction costs and could result in capital losses to the Fund.

Furthermore, the Fund is not permitted to declare any cash dividend or other distribution on its common shares, or repurchase its common shares, unless, at the time of such declaration or repurchase, the Borrowings have an asset coverage of at least 300% and the preferred stock has an asset coverage of at least 200% after deducting the amount of such dividend, distribution or purchase price (as the case may be). Any prohibitions on dividends and other distributions on the common shares could impair the Fund’s ability to qualify as a regulated investment company under the Internal Revenue Code (the “Code”). The Fund intends, to the extent possible, to prepay all or a portion of the principal amount of any outstanding Borrowing or purchase or redeem any outstanding shares of preferred stock to the extent necessary in order to maintain the required asset coverage. Holders of shares of preferred stock, voting separately, are entitled to elect two of the Fund’s directors. The remaining directors of the Fund are elected by common shareholders and preferred shareholders voting together as a single class. In the event the Fund would fail to pay dividends on its preferred stock for two years, the preferred shareholders would be entitled to elect a majority of the directors of the Fund.

The requirements and restrictions with respect to the Fund’s preferred stock may be more stringent than those imposed by the 1940 Act, which may include certain restrictions imposed by guidelines of one or more rating agencies which issue ratings for the Fund’s preferred stock; however, it is not anticipated that they will impede the Adviser from managing the Fund’s portfolio and repurchase policy in accordance with the Fund’s investment objective and policies. Nonetheless, in order to adhere to such requirements and restrictions, the Fund may be required to take certain actions, such as reducing its Borrowings and/or redeeming shares of its preferred stock, with the proceeds from portfolio transactions at what might be an in opportune time in the market. Such actions could incur transaction costs as well as reduce the net earnings or returns to shareholders over time. In addition to other considerations, to the extent that the Fund believes that these requirements and restrictions would impede its ability to meet its investment objective or its ability to qualify as a regulated investment company, the Fund will not incur additional Borrowings or issue additional preferred stock.

In general, Borrowings may be at a fixed or floating rate and are typically based upon short-term rates. The Borrowings in which the Fund may incur from time to time may be secured by mortgaging, pledging or otherwise subjecting as security the assets of the Fund. Certain types of Borrowings may result in the Fund being subject to covenants in credit agreements relating to asset coverage and portfolio composition requirements. Generally, covenants to which the Fund may be subject include affirmative covenants, negative covenants, financial covenants, and investment covenants. An example of an affirmative covenant would be one that requires the Fund to send its annual audited financial report to the lender. An example of a negative covenant would be one that prohibits the Fund from making any amendments to its fundamental policies. An example of a financial covenant is one that would require the Fund to maintain a 3:1 asset coverage ratio. An example of an investment covenant is one that would require the Fund to limit its investment in a particular asset class. As noted above, the Fund may need to liquidate its investments when it may not be advantageous to do so in order to satisfy such obligations or to meet any asset coverage requirements (pursuant to the 1940 Act or otherwise). As the Fund’s portfolio will be substantially illiquid, any such disposition or liquidation could result in substantial losses to the Fund.

The terms of the Fund’s Borrowings may also contain provisions which limit certain activities of the Fund, including the payment of dividends to shareholders in certain circumstances, and the Fund may be required to maintain minimum average balances with the lender or to pay a commitment or other fee to maintain a line of credit.

In addition, certain types of Borrowings may involve the rehypothecation of the Fund’s securities. Furthermore, the Fund may be subject to certain restrictions on investments imposed by guidelines of one or more rating agencies, which may issue ratings for the short-term corporate debt securities issued by the Fund. Any Borrowing will likely be ranked senior or equal to all other Borrowings of the Fund and the rights of lenders to the Fund to receive interest on and repayment of principal of any Borrowings will likely be senior to those of the shareholders. Further, the 1940 Act grants, in certain circumstances, to the lenders to the Fund certain voting rights in the event of default in the payment of interest on or repayment of principal. In the event that such provisions would impair the Fund’s status as a regulated investment company under the Code, the Fund, subject to its ability to liquidate its portfolio, intends to repay the Borrowings.

The Fund also may borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions which otherwise might require untimely dispositions of Fund securities.

So long as the rate of return, net of applicable Fund expenses, on the Fund’s portfolio investments purchased with Borrowings or the proceeds from the issuance of preferred stock exceeds the then-current interest or payment rate and other costs on such Borrowings or preferred stock, the Fund will generate more return or income than will be needed to pay such interest or dividend payments and other costs. In this event, the excess will be available to pay higher dividends to shareholders. If the net rate of return on the Fund’s investments purchased with Borrowings or the proceeds from the issuance of preferred stock does not exceed the costs of such Borrowings or preferred stock, the return to shareholders will be less than if leverage had not been used. In such case, the Adviser, in its best judgment, nevertheless may determine to maintain the Fund’s leveraged position if it expects that the benefits to the shareholders of maintaining the leveraged position will outweigh the current reduced return. Under normal market conditions, the Fund anticipates that it will be able to invest the proceeds from leverage at a higher rate of return than the costs of leverage, which would enhance returns to shareholders. In addition, the cost associated with any issuance and use of leverage is borne by the shareholders and results in a reduction of the NAV of the common shares. Such costs may include legal fees, audit fees, structuring fees, commitment fees and a usage (borrowing) fee.

The use of leverage is a speculative technique and investors should note that there are special risks and costs associated with the leveraging of the common shares. There can be no assurance that a leveraging strategy will be successful during any period in which it is employed. When leverage is employed, the NAV and the yield to shareholders will be more volatile. Leverage creates a greater risk of loss, as well as potential for more gain, for Fund shares than if leverage is not used. In addition, the Adviser is paid more if the Fund uses leverage, which creates a conflict of interest for the Adviser.

Dividends and Distributions

The Fund currently intends to make distributions to common shareholders on a monthly basis in an amount equal to 10% annually of the Fund’s NAV per Common Share. The rate disclosed is as of the date of this Prospectus. These fixed distributions are not related to the amount of the Fund’s net investment income or net realized capital gains. If, for any monthly distribution, net investment income and net realized capital gains were less than the amount of the distribution, the difference would be distributed from the Fund’s assets. The Fund’s distribution rate is not a prediction of what the Fund’s actual total returns will be over any specific future period.

A portion or all of any distribution of the Fund may consist of a return of capital. A return of capital represents the return of a shareholder’s original investment in the Common Shares and should not be confused with a dividend from profits and earnings. Such distributions are generally not treated as taxable income for the investor. Instead, shareholders will experience a reduction in the basis of their Common Shares, which may increase the taxable capital gain, or reduce capital loss, realized upon the sale of such Common Shares. Upon a sale of their Common Shares, shareholders generally will recognize capital gain or loss measured by the difference between the sale proceeds received by the shareholder and the shareholder’s federal income tax basis in the Common Shares sold, as adjusted to reflect return of capital. It is possible that a return of capital could cause a shareholder to pay a tax on capital gains with respect to Common Shares that are sold for an amount less than the price originally paid for them. Shareholders are advised to consult with their own tax advisers with respect to the tax consequences of their investment in the Fund. The Fund’s distribution policy may result in the Fund making a significant distribution in December of each year in order to maintain the Fund’s status as a regulated investment company. Depending upon the income of the Fund, such a year-end distribution may be taxed as ordinary income to investors. See “Dividends and Distributions.”

Dividend Reinvestment Plan

The Fund has an automatic dividend reinvestment plan (the “Plan”) commonly referred to as an “opt-out” plan. Each Common Shareholder who participates in the Plan will have all distributions of dividends and capital gains automatically reinvested in additional Common Shares. The automatic reinvestment of dividends and distributions in Common Shares will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such dividends and distributions, even though such participants have not received any cash with which to pay the resulting tax.

Common Shareholders who elect not to participate in the Plan will receive all distributions in cash. All correspondence or questions concerning the Plan, including how a Common Shareholder may opt out of the Plan, should be directed to DST Systems, Inc., (844) 569-4750 (the “Plan Administrator”). Beneficial owners of Common Shares who hold their Common Shares in the name of a broker or nominee should contact the broker or nominee to determine whether and how they may participate in, or opt out of, the Plan. See “Dividend Reinvestment Plan” and “U.S. Federal Income Tax Matters.”

Listing of Common Shares	The Fund’s currently outstanding common shares are, and the Common Shares offered in this Prospectus and any applicable prospectus supplement will be, subject to notice of issuance, listed on the NYSE under the trading or “ticker” symbol “RSF.” The NAV of the Fund's common stock on March 11, 2025 was $16.21 per share, and the last sale price of the Fund's common stock on the NYSE on such date was $15.10.
Risk Considerations	Risk is inherent in all investing. Investing in any investment company security involves risks, including the risk that you may receive little or no return on your investment or even that you may lose part or all of your investment. Therefore, before investing in the Fund, you should consider the risks more fully set forth under “Risks” beginning on page 32 (as well as the other information in this Prospectus and the SAI), which provides a discussion of the principal risk factors associated with an investment in the Fund specifically, as well as those factors generally associated with an investment in a company with investment objectives, investment policies, capital structure or trading markets similar to the Fund. Given the nature of the Fund’s investment strategies, these principal risks include risks associated with investments in Alternative Credit Instruments, closed-end investment companies, corporate debt securities, fixed income securities, specialty finance and other financial companies, SPACS, other investment companies and below investment grade-rated securities; risks associated with platform concentration; risks associated with the use of leverage; and risks related to interest rates and tax matters.
Administrator, Fund Accountant, Transfer Agent, Dividend Disbursing Agent and Custodians	ALPS Fund Services, Inc. (“AFS”) is the Fund’s administrator. Under an Administration, Bookkeeping and Pricing Services Agreement (the “Administration Agreement”), AFS is responsible for calculating NAVs, providing additional fund accounting and tax services, and providing fund administration and compliance-related services. Millennium Trust Company, LLC and State Street Bank & Trust Co. serve as the Fund’s custodians. DST Systems, Inc. serves as the Fund’s transfer agent, registrar, Plan Administrator and dividend disbursing agent. See “Administrator, Fund Accountant, Transfer Agent, Dividend Disbursing Agent and Custodians.”

Summary Of Fund Expenses

The following table shows estimated Fund expenses as a percentage of net assets attributable to Common Shares. The expenses shown in the table and related footnotes, along with the example, are based on the Fund’s capital structure as of December 31, 2024. Actual expenses may be greater or less than those shown below.

Shareholder Transaction Expenses	As a Percentage of Offering Price
Sales Load	–%*
Offering Expenses Borne by the Fund	–%*
Dividend Reinvestment Plan Fees(1)	–*
Preferred Shares Offering Expenses Borne by the Fund (as a percentage of net assets attributable to common shares)	–%*

Annual Expenses	As a Percentage of Net Assets Attributable to Common Shares (Assuming the Use of Leverage Equal to 9.95% of the Fund’s Managed Assets)
Management fee(2)	1.33%
Leverage costs (3)(4)	0.64%
Other expenses(5)	2.90%
Acquired fund fees and expenses(6)	0.69%
Total annual expenses	5.56%
Fee waiver/reimbursement	-0.31%
Total annual expenses after waiver	5.25%

The purpose of the table above and the example below is to help you understand the fees and expenses that you, as a Common Shareholder, would bear directly or indirectly. The expenses shown in the table under “Other Expenses” and “Total annual expenses” assume that the Fund has not issued any additional Common Shares.

Example(7)

The example illustrates the expenses you would pay on a $1,000 investment in Common Shares, assuming (1) “Total annual expenses” of 5.25% of net assets attributable to Common Shares during the first year and 5.56% of net assets attributable to Common Shares during years two through ten, and (2) a 5% annual return. The example for one year reflects the contractual expense limitation described below, and the amounts for the other periods reflect the contractual expense limitation described below only for the first year of such periods.

	1 year	3 years	5 years	10 years
Total Expenses Incurred	$56	$166	$275	$542

The example should not be considered a representation of future expenses. Actual expenses may be greater or less than those assumed.

*	The applicable prospectus supplement to be used in connection with any sales of Common Shares or Preferred Shares will set forth any applicable sales load and the estimated offering expenses borne by the Fund under an Offering.

(1)	There will be no brokerage charges with respect to common shares issued directly by the Fund under the dividend reinvestment plan. You will pay brokerage charges in connection with open market purchases or if you direct the plan agent to sell your common shares held in a dividend reinvestment account.

(2)	The Fund has agreed to pay the Adviser a management fee payable on a monthly basis at the annual rate of 1.25% of the Fund's average monthly Managed Assets for the service it provides. With leverage, Managed Assets are greater in amount than net assets, because Managed Assets include assets attributable to the Fund's use of leverage. In addition, the mark-to-market value of the Fund's derivatives will be used for purposes of calculating Managed Assets. The management fee of 1.25% of the Fund's Managed Assets represents 1.33% of net assets attributable to common shares assuming the use of leverage in an amount of 9.95% of the Fund's Managed Assets as of December 31, 2024. The Fund's Managed Assets for the period represents the average daily net assets for the six-month period ended December 31, 2024 plus the leverage outstanding during the period as described in footnote (4). The Adviser has agreed to waive or reimburse expenses of the Fund (other than brokerage fees and commissions; loan servicing fees; borrowing costs such as (i) interest and (ii) dividends on securities sold short; taxes; indirect expenses incurred by the underlying funds in which the Fund may invest; the cost of leverage, including dividends on preferred shares; and extraordinary expenses) to the extent necessary to limit the Fund's total annual operating expenses at 1.95% of the average daily Managed Assets for at least twelve months from the effective date of this registration statement. The Adviser may recover from the Fund expenses reimbursed for three years after the date of the payment or waiver, so long as such recoupment does not cause the Fund's total annual operating expenses (after the repayment is taken into account) to exceed: (i) the Fund's expense limitation at the time such expenses were waived or (ii) the Fund's current expense limitation at the time of recoupment.

(3)	The actual amount of interest expense borne by the Fund will vary over time in accordance with the level of the Fund’s use of leverage and variations in market interest rates. See “Use of Leverage.”

(4)	“Leverage costs” are estimated to reflect actual leverage outstanding as of December 31, 2024 and estimated interest and associated costs. Actual leverage costs incurred in the future may be higher or lower as the actual amount of interest expense borne by the Fund will vary over time in accordance with the level of the Fund’s use of leverage and variations in market interest rates. See “Use of Leverage.”

(5)	Includes $472,419 of loan service fees in connection with the Fund’s investments in Alternative Credit Instruments as of December 31, 2024. Loan service fees relate to the Fund’s investment in Square Loans and are not related to any leverage expenses. The loan service fees are the cost associated with the originator’s ongoing collection and remittance of payments related to the Alternative Credit Instruments.

(6)	The “Acquired fund fees and expenses” disclosed above are based on the expense ratios as of December 31, 2024 (or the most recent available date) of the underlying funds in which the Fund has invested, which may change substantially over time and, therefore, significantly affect “Acquired fund fees and expenses.” These amounts are based on the total expense ratio disclosed in each underlying fund’s most recent shareholder report. “Acquired fund fees and expenses” are not charged directly to the Fund, but rather reflect the estimated pro rata portion of the underlying funds’ fees attributable to the Fund’s investments in shares of the underlying funds. The 0.69% shown as “Acquired fund fees and expenses” reflects estimated operating expenses of the underlying funds and transaction-related fees. Certain underlying funds in which the Fund intends to invest generally charge a management fee of 0.50% to 1.20%, which are included in “Acquired fund fees and expenses,” as applicable. Acquired fund fees and expenses are borne indirectly by the Fund, but they are not reflected in the Fund’s financial statements; and the information presented in the table will differ from that presented in the Fund’s financial highlights.

(7)	The example does not include sales load or estimated offering costs and considers the expense limitation only for the periods in which it is in effect. The example should not be considered a representation of future expenses. The example assumes that the estimated “Other expenses” set forth in the table are accurate and that all dividends and distributions are reinvested at NAV and that the Fund is engaged in leverage of 9.95% of Managed Assets, assuming interest and fees on leverage of 5.08%. The interest and fees on leverage is expressed as an interest rate and represents interest and fees payable on the Pershing Facility (as defined below) and BNP Facility (defined below). Actual expenses may be greater or less than those shown. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% annual return shown in the example.

The purpose of the table and the example above is to help investors understand the fees and expenses that they, as Common Shareholders, would bear directly or indirectly.

Financial Highlights

The information in the following table shows selected data for a share outstanding throughout the periods listed below. The information for the fiscal years ended June 30, 2024, June 30, 2023, June 30, 2022, June 30, 2021 and June 30, 2020 is derived from the Fund’s financial statements audited by KPMG LLP, whose report on the financial statements and the financial highlights is contained in the Fund’s annual report (“Annual Report”) for the year ended June 30, 2024 contained in the Fund’s Form N-CSR filed with the SEC on September 6, 2024. The Annual Report is incorporated by reference into this Prospectus and is available from the Fund upon request. The Fund’s “Financial Highlights” contained in the following document filed by the Fund with the SEC, is also hereby incorporated by reference into this Prospectus: the unaudited semi-annual report for the six-months ended December 31, 2024 contained in the Fund's Form N-CSR filed with the SEC on March 7, 2025.

RiverNorth Capital and Income Fund, Inc.

Financial Highlights

	For the Six Months Ended December 31, 2024 (Unaudited)		For the Year Ended June 30, 2024		For the Year Ended June 30, 2023		For the Year Ended June 30, 2022	For the Year Ended June 30, 2021	For the Year Ended June 30, 2020	For the Year Ended June 30, 2019	For the Year Ended June 30, 2018		Period from September 22, 2016(k) through June 30, 2017
Net asset value - beginning of period	$16.51		$16.67		$18.01		$20.05	$17.45	$21.45	$23.29	$25.15		$25.00
Income/(loss) from investment operations:
Net investment income(a)	1.02		1.74		1.52		1.35	1.32	1.56	2.69	3.12		2.32
Net realized and unrealized gain/(loss)	(0.40)		0.22		(0.53)		(1.48)	3.07	(3.22)	(2.54)	(2.46)		(0.93)
Total income/(loss) from investment operations	0.62		1.96		0.99		(0.13)	4.39	(1.66)	0.15	0.66		1.39
Less distributions:
From net investment income	(0.84)		(1.69)		(1.48)		(1.54)	(0.98)	–	(1.22)	(2.52)		(1.24)
From tax return of capital	–		–		(0.37)		(0.37)	(0.81)	(2.34)	(0.77)	–		–
Total distributions	(0.84)		(1.69)		(1.85)		(1.91)	(1.79)	(2.34)	(1.99)	(2.52)		(1.24)
Capital share transactions:
Dilutive effect of rights offering	–		(0.43	)(b)	(0.48	)(b)	–	–	–	–	–		–
Total capital share transactions	–		(0.43)		(0.48)		–	–	–	–	–		–
Net increase/(decrease) in net asset value	(0.22)		(0.16)		(1.34)		(2.04)	2.60	(4.00)	(1.84)	(1.86)		0.15
Net asset value - end of period	$16.29		$16.51		$16.67		$18.01	$20.05	$17.45	$21.45	$23.29		$25.15
Market price - end of period	$15.44		$15.36		$15.42		$18.03	$19.90	$14.85	$20.40	$–		$–
Total Return(c)	3.82	%(d)	9.62%		3.02%		-0.86%	27.87%	-8.43%	0.66%	2.72%		5.67	%(d)
Total Return - Market Price(c)	6.13	%(d)	10.97%		-4.45%		–%	49.13%	-16.84%	-4.26%	2.72	%(e)	5.67	%(d)(e)
Supplemental Data:
Net assets, end of period (in thousands)	$59,772		$67,140		$66,777		$66,861	$91,378	$100,749	$178,286	$260,320		$98,111
Ratio of expenses to average net assets excluding fee waivers, reimbursements and recoupments	8.25	%(e)	10.19%		9.09%		7.72%	6.54%	6.74%	5.60%	5.06%		6.98	%(f)
Ratio of expenses to average net assets including fee waivers, reimbursements and recoupments(f)	7.94	%(e)	9.71%		8.91%		7.74%	6.65%	6.37%	5.65%	4.96%		2.97	%(f)
Ratio of net investment income to average net assets excluding fee waivers, reimbursements and recoupments	12.02	%(e)	9.98%		8.64%		6.89%	7.34%	7.50%	11.93%	12.34%		7.86	%(f)
Ratio of net investment income to average net assets including fee waivers, reimbursements and recoupments	12.33	%(e)	10.45%		8.82%		6.87%	7.24%	7.86%	11.99%	12.85%		11.87	%(f)
Portfolio turnover rate	61	%(d)	136%		172%		130%	138%	66%	47%	62%		63	%(d)
Payable for preferred stock, end of period (in thousands)	$–		$41,400		$41,400		$41,400	$41,400	$41,400	$41,400	$41,400		$–
Loan payable (in thousands)	$6,600		$7,500		$1,000		$–	$11,500	$–	$–	$35,000		$–
Asset coverage per $1,000 of preferred stock(h)	–		2,635		2,643		2,640	3,214	3,411	5,306	4,407		–
Asset coverage per $1,000 of loan payable(g)	10,057		15,430		109,177		–	12,546	–	–	9,621		–
Asset coverage of Cumulative Perpetual Preferred Stock(i)	–		66		65		65	80	86	133	182		–
Involuntary liquidating preference per unit of Series A Cumulative Preferred Stock	–		25.00		25.00		25.00	25.00	25.00	25.00	25.00		–
Average market value per unit of Series A Cumulative Preferred Stock	–		25.00		25.00		25.42	25.25	25.18	25.22	25.24		–

(a)	Based on average shares outstanding during the period.
(b)	Represents the impact of the Fund’s rights offering of 949,525 and 1,047,000 shares in April 2024 and January 2023, respectively, at a subscription price per share based on a formula.
(c)	Total investment return is calculated assuming a purchase of common shares at the opening on the first day and a sale at closing on the last day of each period reported. For purposes of this calculation, dividends and distributions, if any, are assumed to be reinvested at prices obtained under the Fund’s dividend reinvestment plan. Total investment returns do not reflect brokerage commissions, if any. Total return on Market Price does not reflect any sales load paid by investors. Periods less than one year are not annualized.
(e)	Annualized.
(f)	Ratio includes leverage expenses and loan service fees of 4.92%, 6.28%, 5.65%, 4.69%, 3.75% and 3.80%, respectively, that are outside the expense limit.
(g)	Calculated by subtracting the Fund’s total liabilities (excluding the debt balance and accumulated unpaid interest) from the Fund’s total assets and dividing by the outstanding debt balance.
(h)	Represents value of total assets less all liabilities and indebtedness not represented by credit facility borrowings and preferred stock at the end of the period divided by credit facility borrowings and preferred stock outstanding at the end of the period.
(i)	The asset coverage ratio for a class of senior securities representing stock is calculated as the Fund’s total assets, less all liabilities and indebtedness not represented by the Fund’s senior securities, divided by secured senior securities representing indebtedness plus the aggregate of the involuntary liquidation preference of secured senior securities which are stock. With respect to the Preferred Stock, the asset coverage per unit figure is expressed in terms of dollar amounts per share of outstanding Preferred Stock (based on a liquidation preference of $25).

Senior Securities

The following table sets forth certain information regarding the Fund’s senior securities as of the end of the Fund’s prior fiscal years since the Fund’s inception and for the six months ended December 31, 2024. Audited information regarding the Fund’s senior securities is incorporated by reference from the Fund’s Form N-CSR. The Fund’s senior securities during this time period are comprised of outstanding indebtedness, which constitutes a “senior security” as defined in the 1940 Act.

Senior Securities Representing Indebtedness

Period/Fiscal Year Ended	Senior Securities	Total Amount Outstanding(1)	Asset Coverage(2)(3)	Involuntary Liquidating Preference per Unit	Average Market Value Per Unit(4)
December 31, 2024 (unaudited)	Credit Facility	$6,600,000	$10,057	$–	$–

June 30, 2024	Credit Facility	$7,500,000	$15,430	$–	$–
	Series A Preferred Stock	$41,400,000	$66	$25.00	$25.00
June 30, 2023	Credit Facility	$1,000,000	$109,177	$–	$–
	Series A Preferred Stock	$41,400,000	$65	$25.00	25.00
June 30, 2022	Credit Facility	$–	$–	$–	$–
	Series A Preferred Stock	$41,400,000	$65	$25.00	$25.42
June 30, 2021	Credit Facility	$11,500,000	$12,546	$–	$–
	Series A Preferred Stock	$41,400,000	$80	$25.00	$25.25
June 30, 2020	Credit Facility	$–	$–	$–	$–
	Series A Preferred Stock	$41,400,000	$86	$25.00	$25.18
June 30, 2019	Credit Facility	$–	$–	$–	$–
	Series A Preferred Stock	$41,400,000	$133	$25.00	$25.22
June 30, 2018	Credit Facility	$35,000,000	$9,621	$–	$–
	Series A Preferred Stock	$41,400,000	$182	$25.00	$25.24
June 30, 2017(5)	Credit Facility	$–	$–	$–	$–

(1)	Principal amount outstanding represents the principal amount owed by the Fund to lenders under credit facility arrangements in place at the time.

(2)	The asset coverage ratio for the Credit Facility is calculated by subtracting the Fund’s total liabilities and indebtedness not represented by senior securities from the Fund’s total assets, dividing the result by the aggregate amount of the Fund’s senior securities representing indebtedness then outstanding, and then multiplying by $1,000.

(3)	The asset coverage ratio for a class of senior securities representing stock is calculated as the Fund's total assets, less all liabilities and indebtedness not represented by the Fund's senior securities, divided by secured senior securities representing indebtedness plus the aggregate of the involuntary liquidation preference of secured senior securities which are stock. With respect to the Series A Preferred Stock, the asset coverage per unit figure is expressed in terms of dollar amounts per share of outstanding Preferred Stock (based on a liquidation preference of $25).

(4)	Represents the average of the daily closing market price per share as reported on the NYSE during the respective period.

(5)	For the period September 22, 2016, commencement of operations, to June 30, 2017.

Market and Net Asset Value Information

The Fund’s currently outstanding common shares are, and any Common Shares offered by this Prospectus and the applicable prospectus supplement will be, subject to notice of issuance, listed on the NYSE. The Fund’s common shares commenced trading on the NYSE on June 12, 2019.

The Fund’s common shares have traded both at a premium and at a discount in relation to NAV. Shares of closed-end investment companies frequently trade at a discount from NAV. The Fund’s issuance of the Common Shares may have an adverse effect on prices in the secondary market for the Fund’s common shares by increasing the number of common shares available, which may put downward pressure on the market price for the Fund’s common shares.

The Fund has adopted a fundamental policy to conduct, subject to certain conditions, quarterly repurchase offers for at least 5% and up to 25% of the outstanding common shares at NAV. Shareholders will be notified in writing of each repurchase offer under the repurchase policy, how they may request that the Fund repurchase their common shares and the date the repurchase offer ends (the “Repurchase Request Deadline”). The time between the notification to Shareholders and the Repurchase Request Deadline may vary from no more than 42 days to no less than 21 days, and is expected to be approximately 30 days. Common shares will be repurchased at the NAV per common share determined as of the close of regular trading on the NYSE typically as of the Repurchase Request Deadline, but no later than the 14th day after such date, or the next business day if the 14th day is not a business day.

Payment for repurchased common shares may require the Fund to liquidate its investments, and earlier than the Adviser otherwise would, thus increasing the Fund’s portfolio turnover and potentially causing the Fund to realize losses. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of common shares. If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their common shares in a repurchase offer by increasing the Fund’s expenses (subject to the reimbursement of expenses by the Adviser) and reducing any net investment income. To the extent the Fund finances repurchase amounts by selling Fund investments, the Fund may hold a larger proportion of its assets in less liquid securities. Also, the sale of the Fund’s investments to fund repurchases could reduce the market price of those underlying investments, which in turn would reduce the Fund’s NAV.

The following table sets forth for each of the periods indicated the high and low closing market prices for common shares of the Fund on the NYSE, the NAV per share and the premium or discount to NAV per share at which the Fund’s common shares were trading. NAV is determined daily as of the close of regular trading on the NYSE (normally 4:00 p.m. Eastern Time).

					PREMIUM/ (DISCOUNT)
	MARKET PRICE (1)		NET ASSET VALUE (2)		TO NET ASSET VALUE(3)
Quarter Ended	High	Low	High	Low	High	Low
September 30, 2020	$15.14	$14.40	$17.42	$17.31	-13.09%	-16.81%
December 31, 2020	$16.78	$14.69	$18.22	$17.34	-7.91%	-15.28%
March 31, 2021	$17.90	$16.39	$19.00	$18.26	-5.79%	-10.24%
June 30, 2021	$19.90	$17.90	$20.06	$19.05	-0.80%	-6.04%
September 30, 2021	$20.05	$18.73	$20.11	$19.95	-0.30%	-6.12%
December 31, 2021	$19.88	$19.13	$20.44	$19.82	-2.74%	-3.48%
March 31, 2022	$19.80	$18.78	$19.92	$19.30	-0.60%	-2.69%
June 30, 2022	$19.23	$17.15	$19.39	$18.46	-0.80%	-7.10%
September 30, 2022	$18.67	$17.05	$17.99	$17.43	3.80%	-2.18%
December 31, 2022	$18.02	$16.75	$17.58	$17.20	2.50%	-2.62%
March 31, 2023	$16.92	$15.20	$17.24	$16.63	-1.86%	-8.60%
June 30, 2023	$15.55	$15.24	$16.81	$16.70	-7.50%	-8.74%
September 30, 2023	$15.89	$14.99	$16.73	$16.59	-5.02%	-9.64%
December 31, 2023	$15.92	$15.02	$16.80	$16.20	-5.24%	-7.28%
March 31, 2024	$16.13	$15.68	$17.08	$16.81	-5.56%	-6.72%
June 30, 2024	$15.79	$15.00	$16.97	$16.66	-6.93%	-9.96%
September 30, 2024	$15.44	$14.98	$16.59	$16.47	-6.96%	-9.05%
December 31, 2024	$15.56	$15.14	$16.55	$16.38	-5.98%	-7.57%
March 31, 2025	$15.39	$15.02	$16.15	$16.20	-4.71%	-7.28%

(1)	Based on high and low closing market price for the respective quarter.
(2)	Based on the NAV calculated on the day of the high and low closing market prices, as applicable, as of the close of regular trading on the NYSE (normally 4:00 p.m. Eastern Time).
(3)	Calculated based on the information presented.

The last reported sale price, NAV per share and percentage discount to NAV per share of the common shares as of March 11, 2025 were $15.10, $16.21 and -6.85%, respectively. As of that same date, the Fund had 3,486,698 common shares outstanding and net assets of the Fund were $56,535,367.

The Fund

The Fund is a diversified, closed-end management investment company that has registered as an investment company under the 1940 Act, and is operated as an interval fund pursuant to Rule 23c-3 under the 1940 Act. As an interval fund, the Fund has adopted a fundamental policy to conduct, subject to certain conditions, quarterly repurchase offers for at least 5% and up to 25% of the outstanding shares of its common stock, $0.0001 par value per share, at NAV. See “Repurchase Policy for the Common Shares.”

The Fund was organized as a Maryland corporation on June 9, 2015, pursuant to the Articles of Incorporation of the Fund and governed by the laws of the State of Maryland. The Fund lists its common shares on the NYSE under the ticker symbol “RSF.” The common shares began trading on the NYSE on June 12, 2019 and may be purchased and sold in the secondary market. As of March 11, 2025, the Fund had 3,486,698 common shares outstanding and net assets applicable to such common shares of $56,535,367.

The Fund’s principal office is located at 360 South Rosemary Avenue, Suite 1420, West Palm Beach, FL 33401, and its telephone number is (312) 832-1440. See “Management of the Fund.”

The following table provides information about the Fund’s outstanding securities as of December 31, 2024:

Title of Class	Amount Authorized	Amount Held by the Fund or for its Account	Amount Outstanding
Common Shares	38,344,000	0	3,669,893

The Offering

The Fund may offer, from time to time, up to $150,000,000 aggregate initial offering price of (i) Common Shares, (ii) shares of its preferred stock (“Preferred Shares”), and/or (iii) subscription rights to purchase Common Shares, Preferred Shares or both (“Rights” and, together with the Common Shares and the Preferred Shares, “Securities). See “Description of the Fund’s Securities.”

The Fund may offer Securities directly to one or more purchasers, including existing common shareholders and/or preferred shareholders in a Rights offering, through agents that the Fund or the purchasers designate from time to time, or to or through underwriters or dealers. The prospectus supplement relating to the offering will identify any agents or underwriters involved in the sale of the Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and such agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The prospectus supplement relating to any sale of preferred stock will set forth the liquidation preference and information about the dividend period, dividend rate, any call protection or non-call period and other matters, including the terms, if any, on which the preferred stock may be exchanged for or converted into shares of common stock or any other security and, if applicable, the conversion or exchange price, or how it will be calculated, and the conversion or exchange period. A supplement to this Prospectus relating to any offering of subscription rights will set forth the number of shares (common or preferred) issuable upon the exercise of each right and the other terms of such Rights offering, including whether the Preferred Shares issuable upon the exercise of such right are convertible into Common Shares. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a prospectus supplement describing the method and terms of the offering of the Securities. See “Plan of Distribution.”

The Fund may offer Common Shares or Preferred Shares on an immediate, continuous or delayed basis. Offerings of shares will be subject to the provisions of the 1940 Act, which generally require that the public offering price of common shares of a closed-end investment company (exclusive of distribution commissions and discounts) must equal or exceed the NAV per share of the company’s common stock (calculated within 48 hours of pricing), absent shareholder approval or under certain other circumstances. The Fund may, however, issue Common Shares pursuant to exercises of Rights at prices below NAV.

Use Of Proceeds

Unless otherwise specified in a prospectus supplement, the Fund expects to invest the net proceeds from any sales of Securities in accordance with the Fund’s investment objective and policies as stated below, or use such proceeds for other general corporate purposes within approximately three months of receipt of such proceeds. Pending any such use, the proceeds may be invested in cash, cash equivalents, short-term debt securities or U.S. government securities. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distributions to common shareholders.

Investment Objective, Strategies and Policies

The information in “Investment Objective, Strategies and Policies” is set forth in the Fund’s annual report on Form N-CSR for the year ended June 30, 2024 in the section entitled “Summary of Updated Information Regarding the Fund,” which is incorporated by reference into this Prospectus, and in any future filings we may file with the SEC that are incorporated by reference into this Prospectus. See “Incorporation by Reference” below for more information.

The following disclosure is added under the section entitled "Summary of Updated Information Regarding the Fund - Principal Investment Strategies and Policies" set forth in the Fund's annual report on Form N-CSR for the year ended June 30, 2024:

To the extent any affiliate of the Adviser or the Fund (“Affiliated Broker”) receives any fee, payment, commission or other financial incentive of any type (“Broker Fees”) in connection with the purchase and sale of securities by the Fund, such Broker Fees will be subject to policies and procedures adopted by the Board of Directors pursuant to Section 17(e) and Rule 17e-1 of the 1940 Act. These policies and procedures include quarterly review by the Board of Directors of any such payments. Among other things, Section 17(e) and those procedures provide that, when acting as broker for the Fund in connection with the purchase or sale of securities to or by the Fund, an affiliated broker may not receive any compensation exceeding the following limits: (1) if the transaction is effected on a securities exchange, the compensation may not exceed the “usual and customary broker’s commission” (as defined in Rule 17e-1 under the 1940 Act); (2) in the case of the purchase of securities by the Fund in connection with a secondary distribution, the compensation cannot exceed 2% of the sale price; and (3) the compensation for transactions otherwise effected cannot exceed 1% of the purchase or sale price. Rule 17e-1 defines a “usual and customary broker’s commission” as one that is fair compared to the commission received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on an exchange during a comparable period of time. Notwithstanding the foregoing, no Affiliated Broker will receive any undisclosed fees from the Fund in connection with any transaction involving the Fund and such Affiliated Broker, and to the extent any transactions involving the Fund are effected by an Affiliated Broker, such Affiliated Broker’s Broker Fees for such transactions shall be limited in accordance with Section 17(e)(2) of the 1940 Act and the Fund’s policies and procedures concerning Affiliated Brokers.

Investment Philosophy and Process

The Adviser believes that the recent and continuing growth of the online and mobile alternative credit industry has created a relatively untapped and attractive investment opportunity, with the potential for large returns. The Adviser seeks to capitalize on this opportunity by participating in the evolution of this industry, which has served as an alternative to, and has begun to take market share from, the more traditional lending operations of large commercial banks. The ability of borrowers to obtain loans through alternative credit with interest rates that may be lower than those otherwise available to them (or to obtain loans that would otherwise be unavailable to them) has contributed to the significant rise of the use of Alternative Credit. At the same time, alternative credit has also enabled investors to purchase or invest in loans with interest rates and credit characteristics that can offer attractive returns.

In selecting the Fund’s Alternative Credit investments, the Adviser employs a bottom-up approach to evaluate the expected returns of loans by loan segment (e.g., consumer, SME and student loans) and by platform origination (as discussed below), as well as a top-down approach to seek to identify investment opportunities across the various segments of the alternative credit industry. In doing so, the Adviser conducts an analysis of each segment’s anticipated returns relative to its associated risks, which takes into consideration for each segment duration, scheduled amortization, seniority of the claim of the loan, prepayment terms and prepayment expectations, current coupons and trends in coupon pricing, origination fees, servicing fees and anticipated losses based on historical performance of similar credit instruments. The Adviser then seeks to allocate Fund assets to the segments identified as being the most attractive on a risk-adjusted return basis.

Within each segment, the Adviser conducts a platform-specific analysis, as opposed to a loan-specific analysis, and, as such, the Adviser’s investment process does not result in a review of each individual Alternative Credit investment to which the Fund has investment exposure. Instead, the Adviser generally seeks loans that have originated from platforms that have met the Adviser’s minimum requirements related to, among other things, loan default history and overall borrower credit quality. In this regard, the Adviser engages in a thorough and ongoing due diligence process of each platform to assess, among other things, the viability of the platform to sustain its business for the foreseeable future; whether the platform has the appropriate expertise, ability and operational systems to conduct its business; the financial condition and outlook of the platform; and the platform’s ability to manage regulatory, business and operational risk. In addition, the Adviser’s due diligence efforts include reviews of the servicing and underwriting functions of a platform (as further described below) and/or funding bank (as applicable), the ability of a platform to attract borrowers and the volume of loan originations, and loan performance relative to model expectations, among other things. In conducting such due diligence, the Adviser has access to, and reviews, the platform’s credit models as well. Moreover, the Adviser visits each platform from time to time for on-site reviews of the platform, including discussions with each of the significant business units within the platform (e.g., credit underwriting, customer acquisition and marketing, information technology, communications, servicing and operations).

As part of the foregoing due diligence efforts, the Adviser monitors on an ongoing basis the underwriting quality of each platform through which it invests in Alternative Credit, including (i) an analysis of the historical and ongoing “loan tapes” that includes loan underwriting data and actual payment experience for all individual loans originated by the platform since inception that are comparable to the loans purchased, or to be purchased, by the Fund, (ii) reviews of the credit model used in the platform’s underwriting processes, including with respect to the assignment of credit grades by the platform to its Alternative Credit and the reconciliation of the underlying data used in the model, (iii) an assessment of any issues identified in the underwriting of the Alternative Credit and the resulting remediation efforts of the platform to address such issues, and (iv) a validation process to confirm that loans purchased by the Fund conform with the terms and conditions of any applicable purchase agreement entered into with the platform.

Although the Adviser does not review each individual Alternative Credit investment prior to investment, it is able to impose minimum quantitative and qualitative criteria on the loans in which it will invest by limiting the Fund’s loans to the loan segments and platforms selected by the Adviser, as noted above. In effect, the Adviser adopts the minimum investment criteria inherent in a loan segment or imposed by a platform that it has identified as having the appropriate characteristics for investment. Furthermore, each platform assigns the Alternative Credit it originates a platform-specific credit grade reflecting the potential risk-adjusted return of the loan, which may be based on various factors such as: (i) the term, interest rate and other characteristics of the loans; (ii) the location of the borrowers; (iii) if applicable, the purpose of the loans within the platform (e.g., consumer, SME or student loans); and (iv) the credit and risk profile of the borrowers, including, without limitation (to the extent applicable based on the type of loan), the borrower’s annual income, debt-to-income ratio, credit score (e.g., FICO score), delinquency rate and liens. In purchasing Alternative Credit from a platform, the Fund provides the applicable platform with instructions as to which platform credit grades are eligible for purchase (or, conversely, which platform credit grades are ineligible for Fund purchase). The Adviser performs an ongoing analysis of each of the criteria within a platform’s credit grades to determine historical and predicted prepayment, charge-off, delinquency and recovery rates acceptable to the Adviser. While, under normal circumstances, the Adviser does not provide instructions to the platforms as to any individual criterion used to determine platform-specific grades prior to purchasing Alternative Credit (except as noted below), the Adviser does retain the flexibility to provide more specific instructions (e.g., term; interest rate; geographic location of borrower) if the Adviser believes that investment circumstances dictate any such further instructions. Specifically, the Adviser instructs platforms that the Fund will not purchase any Alternative Credit that are of “subprime quality” (as determined at the time of investment). Although there is no specific legal or market definition of subprime quality, it is generally understood in the industry to signify that there is a material likelihood that the loan will not be repaid in full. The Fund considers an SME loan to be of “subprime quality” if the likelihood of repayment on such loan is determined by the Adviser based on its due diligence and the credit underwriting policies of the originating platform to be similar to that of consumer loans that are of subprime quality. In determining whether an SME loan is of subprime quality, the Adviser generally looks to a number of borrower-specific factors, which will include the payment history of the borrower and, as available, financial statements, tax returns and sales data.

The Adviser will not invest the Fund’s assets in loans originated by platforms for which the Adviser cannot evaluate to its satisfaction the completeness and accuracy of the individual Alternative Credit investment data provided by such platform relevant to determining the existence and valuation of such Alternative Credit investment and utilized in the accounting of the loans (i.e., in order to select a platform, the Adviser must assess that it believes all relevant loan data for all loans purchased from the platform is included and correct).

The Adviser significantly relies on borrower credit information provided by the platforms through which they make the Fund’s investments. The Adviser receives updates of such borrower credit information provided by independent third party service providers to the platforms and therefore is able to monitor the credit profile of its investments on an ongoing basis. See “Net Asset Value.”

The Adviser invests in Alternative Credit through the use of a web-based service that provides direct access to platforms and facilitates the loan acquisition process by retrieving for the Adviser data such as bidding and listing information. Given the increased reliance on the use of information technology in alternative credit, the Adviser conducts due diligence on the platforms through which it seeks its Alternative Credit investments, including a review of each platform’s information technology security, fraud protection capabilities and business continuity plan. The Adviser generally requires a platform to have, among other things, industry standard data backup protections, including off-site backup datacenters and state of the art data encryption, and appropriate cybersecurity measures. In addition, the Adviser has adopted various protections for itself, including a business continuity plan which provides procedures related to the recovery and restoration of its business, particularly with respect to any critical functions and systems of the Adviser, following an interruption in service or disaster.

Repurchase Policy For The Common Shares

The Fund is operated as an interval fund under Rule 23c-3 of the 1940 Act. As an interval fund, the Fund has adopted a fundamental policy to conduct quarterly repurchase offers for at least 5% and up to 25% of the outstanding common shares at NAV, subject to certain conditions described herein, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). The Fund will not otherwise be required to repurchase or redeem common shares at the option of a common shareholder. It is possible that a repurchase offer may be oversubscribed, in which case common shareholders may only have a portion of their common shares repurchased. If the number of common shares tendered for repurchase in any repurchase offer exceeds the number of common shares that the Fund has offered to repurchase, the Fund will repurchase common shares on a pro-rata basis or may, subject to the approval of the Board of Directors, increase the number of common shares to be repurchased subject to the limitations described below. The Fund will maintain cash, liquid securities or access to borrowings in amounts sufficient to meet its quarterly repurchase requirements (as further described below). The Fund reserves the right to conduct a special or additional repurchase offer that is not made pursuant to the repurchase policy under certain circumstances. As a fundamental policy of the Fund, the repurchase policy may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities. See “Risks-Structural and Market-Related Risks-Repurchase Policy Risks” in this Prospectus and “Investment Restrictions” in the SAI.

Common shareholders will be notified in writing of each repurchase offer under the repurchase policy, how they may request that the Fund repurchase their common shares and the Repurchase Request Deadline. The Repurchase Request Deadline will be determined by the Board of Directors and will be based on factors such as market conditions, liquidity of the Fund’s assets and shareholder servicing considerations. The time between the notification to common shareholders and the Repurchase Request Deadline may vary from no more than 42 days to no less than 21 days, and is expected to be approximately 30 days. Common shares will be repurchased at the NAV per common share determined as of the close of regular trading on the NYSE typically as of the Repurchase Request Deadline, but no later than the 14th day after such date, or the next business day if the 14th day is not a business day (each, a “Repurchase Pricing Date”). Payment pursuant to the repurchase will be distributed to common shareholders or financial intermediaries for distribution to their customers no later than seven days after the Repurchase Pricing Date (the “Repurchase Payment Deadline”). The Board of Directors may establish other policies for repurchases of common shares that are consistent with the 1940 Act, the regulations promulgated thereunder and other pertinent laws. Common shares tendered for repurchase by common shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. Repurchase proceeds will be paid to common shareholders prior to the Repurchase Payment Deadline.

The Repurchase Request Deadline will be strictly observed. If a common shareholder or its financial intermediary fails to submit a shareholder’s repurchase request in good order by the Repurchase Request Deadline, the shareholder will be unable to liquidate the common shares until a subsequent repurchase offer, and the shareholder will have to resubmit the request in that subsequent offer. Common shareholders should advise their financial intermediaries of their intentions in a timely manner.

Repurchase Amounts

The Board of Directors, or a committee thereof, in its sole discretion, will determine the number of common shares that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. Rule 23c-3 of the 1940 Act permits repurchases between 5% and 25% of the Fund’s outstanding common shares at NAV. In connection with any given repurchase offer and pursuant to one of its fundamental policies, the Fund will offer to repurchase at least 5% of the total number of its common shares outstanding on the Repurchase Request Deadline. Although the repurchase policy permits repurchases of between 5% and 25% of the Fund’s outstanding common shares, for each quarterly repurchase offer, the Fund currently expects to offer to repurchase 5% of the Fund’s outstanding common shares at NAV, subject to approval of the Board of Directors.

If common shareholders tender more than the Repurchase Offer Amount, the Fund may, but is not required to, repurchase an additional amount of common shares not to exceed 2% of the outstanding common shares of the Fund on the Repurchase Request Deadline. If common shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the common shares on a pro rata basis (subject to the exceptions discussed below). In the event there is an oversubscription of a repurchase offer, common shareholders may be unable to liquidate all or a given percentage of their investment in the Fund during the repurchase offer. In addition, because of the potential for such proration, common shareholders may tender more common shares than they may wish to have repurchased in order to ensure the repurchase of a specific number of their common shares, increasing the likelihood that other shareholders may be unable to liquidate all or a given percentage of their investment in the Fund. However, pursuant to Rule 23c-3(b)(5)(i) of the 1940 Act, the Fund may accept all common shares tendered for repurchase by common shareholders who own fewer than 100 common shares and who tender all of their common shares, before prorating other amounts tendered. In such cases, the Fund will confirm with such shareholder or the shareholder’s financial intermediary that the beneficial holder of such common shares actually owns fewer than 100 common shares. If common shareholders tender less than the Repurchase Offer Amount, the Fund will repurchase only those common shares offered for repurchase and shall not redeem any other common shares.

Notification to Shareholders

Notice of each repurchase offer will be given to each beneficial owner of common shares approximately 30 days (but no less than 21 and no more than 42 days) before each Repurchase Request Deadline. A common shareholder or its financial intermediary may require additional time to mail the repurchase offer to the shareholder, to process the request and to credit the account with the proceeds of any repurchased common shares. The notice will:

●	contain information common shareholders should consider in deciding whether to tender their common shares for repurchase;

●	state the Repurchase Offer Amount;

●	identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date and the scheduled Repurchase Payment Deadline;

●	describe the risk of fluctuation in the NAV between the Repurchase Request Deadline and the Repurchase Pricing Date, if such dates do not coincide, and the possibility that the Fund may use an earlier Repurchase Pricing Date than the scheduled Repurchase Pricing Date (if the scheduled Repurchase Pricing Date is not the Repurchase Request Deadline);

●	describe (i) the procedures for common shareholders to tender their common shares for repurchase, (ii) the procedures for the Fund to repurchase common shares on a pro rata basis, (iii) the circumstances in which the Fund may suspend or postpone a repurchase offer, and (iv) the procedures that will enable common shareholders to withdraw or modify their tenders of common shares for repurchase until the Repurchase Request Deadline; and

●	set forth the NAV that has been computed no more than seven days before the date of notification, and how shareholders may ascertain the NAV after the notification date.

Repurchase Price

The repurchase price of the common shares will be the NAV as of the close of regular trading on the NYSE on the Repurchase Pricing Date. You may visit the Fund’s website (rivernorth.com) to learn the NAV. The notice of the repurchase offer will also provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a toll-free number for information regarding the repurchase offer. The Fund does not currently charge a repurchase fee.

The Fund’s NAV per common share may change substantially in a short time as a result of developments with respect to the Fund’s investments. In that regard, the Fund’s NAV per common share may change materially between the date of notification of a repurchase offer and the Repurchase Request Deadline, and it may also change materially shortly after a Repurchase Request Deadline and the Repurchase Pricing Date, subjecting participating common shareholders to market risk. Nevertheless, the repurchase price will not be adjusted after the Repurchase Pricing Date. See “Net Asset Value.”

Suspension or Postponement of Repurchase Offer

The Fund may suspend or postpone a repurchase offer only: (a) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company under the Code; (b) for any period during which any market on which securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (c) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (d) for such other periods as the SEC may by order permit for the protection of shareholders. Any such suspension would require the approval of a majority of the Board of Directors (including a majority of the directors who are not “interested persons” (as defined in the 1940 Act) of the Fund) in accordance with Rule 23c-3 of the 1940 Act and would further reduce the ability of common shareholders to redeem their common shares. The Fund does not presently expect any of the foregoing conditions to occur in its normal fund operations.

In addition to the foregoing, under Maryland law, the Fund would be prohibited from redeeming any shares if the distribution to fund such repurchase would cause either the Fund to be unable to pay its indebtedness as such indebtedness becomes due in the usual course of business or the corporation’s assets would be less than the sum of the corporation’s total liabilities plus, unless the Charter provides otherwise, the amount that would be needed, if the Fund were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights in dissolution are superior to those receiving the distribution.

Liquidity Requirements

The Fund must maintain cash or other liquid assets equal to the Repurchase Offer Amount from the time that the notice is sent to common shareholders until the Repurchase Pricing Date. As a result, the Fund may find it necessary to hold a portion of its net assets in cash or other liquid assets, sell a portion of its portfolio investments or borrow money in order to finance any repurchases of its common shares. The Fund may accumulate cash by holding back (i.e., not reinvesting or distributing to common shareholders) payments received in connection with the Fund’s investments. The Fund believes payments received in connection with the Fund’s investments and any cash or liquid assets held by the Fund will be sufficient to meet the Fund’s repurchase offer obligations each quarter. If at any time cash and other liquid assets held by the Fund are not sufficient to meet the Fund’s repurchase offer obligations, the Fund may sell its other investments. Although most, if not all, of the Fund’s investments are expected to be illiquid and the secondary market for such investments is likely to be limited, the Fund believes it would be able to find willing purchasers of its investments if such sales were ever necessary to supplement such cash generated by payments received in connection with the Fund’s investments. The Fund may also borrow money in order to meet its repurchase obligations. There can be no assurance that the Fund will be able to obtain such financing for its repurchase offers. See “-Consequences of Repurchase Offers” below. The Fund will ensure that a percentage of its net assets equal to at least 100% of the Repurchase Offer Amount consists of assets that can be sold or disposed of in the ordinary course of business at approximately the price at which the Fund has valued the investment within the time period between the Repurchase Request Deadline and the Repurchase Payment Deadline.

The Board of Directors has adopted procedures that are reasonably designed to ensure that the Fund’s assets are sufficiently liquid so that the Fund can comply with the repurchase offer and the liquidity requirements described in the previous paragraph. If, at any time, the Fund does not comply with these liquidity requirements, the Board of Directors will take whatever action it deems appropriate to ensure compliance.

Consequences of Repurchase Offers

Payment for repurchased common shares may require the Fund to liquidate its investments, and earlier than the Adviser otherwise would, thus increasing the Fund’s portfolio turnover and potentially causing the Fund to realize losses. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of common shares. If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect common shareholders who do not tender their common shares in a repurchase offer by increasing the Fund’s expenses (subject to the reimbursement of expenses by the Adviser) and reducing any net investment income. To the extent the Fund finances repurchase amounts by selling Fund investments, the Fund may hold a larger proportion of its assets in less liquid securities. Also, the sale of the Fund’s investments to fund repurchases could reduce the market price of those underlying investments, which in turn would reduce the Fund’s NAV. See “Risks-Structural and Market-Related Risks-Leverage Risks.”

Repurchase of the Fund’s common shares will reduce the amount of outstanding common shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets would increase the Fund’s expense ratio (subject to the reimbursement of expenses by the Adviser), to the extent that additional common shares are not sold and expenses otherwise remain the same (or increase). In addition, the repurchase of common shares by the Fund may be a taxable event to common shareholders. The Fund is intended as a long-term investment. The Fund’s quarterly repurchase offers are a common shareholder’s only means of liquidity with respect to their common shares. Common shareholders have no rights to redeem or transfer their common shares, other than limited rights of a shareholder’s descendants to redeem common shares in the event of such shareholder’s death pursuant to certain conditions and restrictions. See “Risks-Structural and Market-Related Risks-Repurchase Policy Risks” and “Risks-Structural and Market-Related Risks-Liquidity Risks.”

As an interval fund, the Fund may redeem preferred shares as may be necessary from time to time, either in whole or in part, without penalty or premium, to permit it to repurchase its common shares in such amount as the Board of Directors may determine pursuant to the Fund’s repurchase policy in compliance with the Fund’s asset coverage requirements under the 1940 Act. The Fund currently expects to offer to repurchase 5% of the Fund’s outstanding shares of common stock on a quarterly basis pursuant to such repurchase policy, subject to approval of the Board of Directors.

Use Of Leverage

The Fund utilizes, and intends to continue to utilize, leverage for investment and other purposes, such as for financing the repurchase of its common shares or to otherwise provide the Fund with liquidity. See “Use of Proceeds” above.

Under the 1940 Act, the Fund may utilize leverage through the issuance of preferred stock in an amount up to 50% of its total assets and/or through borrowings and/or the issuance of notes or debt securities (collectively, “Borrowings”) in an aggregate amount of up to 33-1/3% of its total assets. The Fund anticipates that its leverage will vary from time to time, based upon changes in market conditions and variations in the value of the portfolio’s holdings; however, the Fund’s leverage will not exceed the limitations set forth under the 1940 Act. As a result of the continuous offering of Common Shares and the quarterly repurchases of common shares pursuant to the Fund’s repurchase policy, the Fund’s leverage ratio will increase or decrease as a result of the changes in net assets attributable to common shares.

On December 24, 2020, the Fund entered into a prime brokerage agreement for margin financing with Pershing LLC as lender (the “Credit Agreement”). The Credit Agreement permits the Fund to borrow funds that are collateralized by assets held in a special custody account held at State Street Bank pursuant to a Special Custody and Pledge Agreement. Borrowings under this arrangement bears interest at the overnight bank funding rate plus 75 basis points for an overnight time. During the Fund’s utilization period during the six months ended December 31, 2024, the Fund’s average borrowing and interest rate under the Credit Agreement were $6,600,000 and 5.51%, respectively. At December 31, 2024, there was $6,600,000 outstanding on the Credit Agreement.

On March 9, 2023, the Fund entered into an additional credit agreement with BNP Paribas (“BNP Credit Agreement”). The BNP Credit Agreement permits the Fund to borrow funds that are collateralized by assets held at BNP Paribas pursuant to the BNP Credit Agreement. Under the terms of the BNP Credit Agreement, the Fund may borrow up to $15,000,000 bearing an interest rate of the Overnight Bank Funding Rate plus a fixed rate determined by the securities pledged as collateral. Any unused portion of the BNP Credit Agreement is subject to a commitment fee of 0.50% of the unused portion of the facility until a utilization of 80% or greater is met. During the Fund’s utilization period during the six months ended December 31, 2024, the Fund’s average borrowings and interest rate under the BNP Credit Agreement were $7,500,000 and 5.73%, respectively. At December 31, 2024, there was no borrowing outstanding on the credit facility.

The Fund does not currently have preferred securities outstanding but may in the future issue additional types of preferred securities to increase the Fund’s leverage.

There is no assurance that the Fund will increase the amount of its leverage or that, if additional leverage is utilized, it will be successful in enhancing the level of the Fund’s current distributions. It is also possible that the Fund will be unable to obtain additional leverage. If the Fund is unable to increase its leverage after the issuance of additional Shares, there could be an adverse impact on the return to shareholders.

Under the 1940 Act, the Fund generally is not permitted to incur Borrowings unless immediately after the Borrowing the value of the Fund’s total assets less liabilities other than the principal amount represented by Borrowings is at least 300% of such principal amount. Also, under the 1940 Act and as noted above, the Fund is not permitted to issue preferred stock unless immediately after such issuance the value of the Fund’s asset coverage is at least 200% of the liquidation value of the outstanding preferred stock (i.e., such liquidation value may not exceed 50% of the Fund’s asset coverage). Upon the issuance of preferred stock, the Fund intends, to the extent possible, to purchase or redeem its preferred stock from time to time to the extent necessary in order to maintain coverage of any preferred stock of at least 200%. In addition, as a condition to obtaining ratings on the preferred stock, the terms of any preferred stock issued are expected to include asset coverage maintenance provisions which will require the redemption of the preferred stock in the event of non-compliance by the Fund and also may prohibit dividends and other distributions on the common shares in such circumstances. In order to meet redemption requirements, the Fund may have to liquidate portfolio securities. Such liquidations and redemptions would cause the Fund to incur related transaction costs and could result in capital losses to the Fund.

Furthermore, the Fund is not permitted to declare any cash dividend or other distribution on its common shares, or repurchase its common shares, unless, at the time of such declaration or repurchase, the Borrowings have an asset coverage of at least 300% and the preferred stock has an asset coverage of at least 200% after deducting the amount of such dividend, distribution or purchase price (as the case may be). Any prohibitions on dividends and other distributions on the common shares could impair the Fund’s ability to qualify as a regulated investment company under the Code. The Fund intends, to the extent possible, to prepay all or a portion of the principal amount of any outstanding Borrowing or purchase or redeem any outstanding shares of preferred stock to the extent necessary in order to maintain the required asset coverage. Preferred shareholders, voting separately, are entitled to elect two of the Fund’s directors. The remaining directors of the Fund are elected by common shareholders and preferred shareholders voting together as a single class. In the event the Fund would fail to pay dividends on its preferred stock for two years, the preferred shareholders would be entitled to elect a majority of the directors of the Fund.

The requirements and restrictions with respect to the Fund’s preferred stock may be more stringent than those imposed by the 1940 Act, which may include certain restrictions imposed by guidelines of one or more rating agencies which issue ratings for the Fund’s preferred stock; however, it is not anticipated that they will impede the Adviser from managing the Fund’s portfolio and repurchase policy in accordance with the Fund’s investment objective and policies. Nonetheless, in order to adhere to such requirements and restrictions, the Fund may be required to take certain actions, such as reducing its Borrowings and/or redeeming shares of its preferred stock with the proceeds from portfolio transactions at what might be an in opportune time in the market. Such actions could incur transaction costs as well as reduce the net earnings or returns to shareholders over time. In addition to other considerations, to the extent that the Fund believes that these requirements and restrictions would impede its ability to meet its investment objective or its ability to qualify as a regulated investment company, the Fund will not incur additional Borrowings or issue additional preferred stock.

In general, Borrowings may be at a fixed or floating rate and are typically based upon short-term rates. The Borrowings in which the Fund may incur from time to time may be secured by mortgaging, pledging or otherwise subjecting as security the assets of the Fund. Certain types of Borrowings may result in the Fund being subject to covenants in credit agreements relating to asset coverage and portfolio composition requirements. Generally, covenants to which the Fund may be subject include affirmative covenants, negative covenants, financial covenants, and investment covenants. An example of an affirmative covenant would be one that requires the Fund to send its annual audited financial report to the lender. An example of a negative covenant would be one that prohibits the Fund from making any amendments to its fundamental policies. An example of a financial covenant is one that would require the Fund to maintain a 3:1 asset coverage ratio. An example of an investment covenant is one that would require the Fund to limit its investment in a particular asset class. As noted above, the Fund may need to liquidate its investments when it may not be advantageous to do so in order to satisfy such obligations or to meet any asset coverage requirements (pursuant to the 1940 Act or otherwise). As the Fund’s portfolio will be substantially illiquid, any such disposition or liquidation could result in substantial losses to the Fund.

The terms of the Fund’s Borrowings may also contain provisions which limit certain activities of the Fund, including the payment of dividends to shareholders in certain circumstances, and the Fund may be required to maintain minimum average balances with the lender or to pay a commitment or other fee to maintain a line of credit. Any such requirements will increase the cost of Borrowing over the stated interest rate.

In addition, certain types of Borrowings may involve the rehypothecation of the Fund’s securities. Furthermore, the Fund may be subject to certain restrictions on investments imposed by guidelines of one or more rating agencies, which may issue ratings for the short-term corporate debt securities issued by the Fund. Any Borrowing will likely be ranked senior or equal to all other Borrowings of the Fund and the rights of lenders to the Fund to receive interest on and repayment of principal of any Borrowings will likely be senior to those of the shareholders. Further, the 1940 Act grants, in certain circumstances, to the lenders to the Fund certain voting rights in the event of default in the payment of interest on or repayment of principal. In the event that such provisions would impair the Fund’s status as a regulated investment company under the Code, the Fund, subject to its ability to liquidate its portfolio, intends to repay the Borrowings.

The Fund also may borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions which otherwise might require untimely dispositions of Fund securities.

So long as the rate of return, net of applicable Fund expenses, on the Fund’s portfolio investments purchased with Borrowings or the proceeds from the issuance of preferred stock exceeds the then-current interest or payment rate and other costs on such Borrowings or preferred stock, the Fund will generate more return or income than will be needed to pay such interest or dividend payments and other costs. In this event, the excess will be available to pay higher dividends to shareholders. If the net rate of return on the Fund’s investments purchased with Borrowings or the proceeds from the issuance of preferred stock does not exceed the costs of such Borrowings or preferred stock, the return to shareholders will be less than if leverage had not been used. In such case, the Adviser, in its best judgment, nevertheless may determine to maintain the Fund’s leveraged position if it expects that the benefits to the shareholders of maintaining the leveraged position will outweigh the current reduced return. Under normal market conditions, the Fund anticipates that it will be able to invest the proceeds from leverage at a higher rate of return than the costs of leverage, which would enhance returns to shareholders. In addition, the cost associated with any issuance and use of leverage is borne by the shareholders and results in a reduction of the NAV of the common shares. Such costs may include legal fees, audit fees, structuring fees, commitment fees and a usage (borrowing) fee.

The Fund may be subject to certain restrictions on investments imposed by lenders or by one or more rating agencies that may issue ratings for any senior securities issued by the Fund. Borrowing covenants or rating agency guidelines may impose asset coverage or Fund composition requirements that are more stringent than those imposed on the Fund by the 1940 Act. Since the holders of common stock pay all expenses related to the use of leverage, such use of leverage would create a greater risk of loss for the Fund's Common Shares than if leverage is not used.

The Fund may enter into derivatives or other transactions (e.g., total return swaps) that may provide leverage (other than through borrowings or the issuance of Preferred Shares). The Fund may also invest in reverse repurchase agreements, total return swaps and derivatives or other transactions with leverage embedded in them in a limited manner or subject to a limit on leverage risk calculated based on value-at-risk, as required by Rule 18f-4 under the 1940 Act. These transactions entail additional expenses (e.g., transaction costs) which are borne by the Fund.

These types of transactions have the potential to increase returns to Common Shareholders, but they also involve additional risks. The additional leverage will increase the volatility of the Fund’s investment portfolio and could result in larger losses than if the transactions were not entered into. However, to the extent that the Fund enters into offsetting transactions or owns positions covering its obligations, the leveraging effect is expected to be reduced or eliminated.

The use of leverage is a speculative technique and investors should note that there are special risks and costs associated with the leveraging of the common shares. There can be no assurance that a leveraging strategy will be successful during any period in which it is employed. When leverage is employed, the NAV and the yield to shareholders will be more volatile. Leverage creates a greater risk of loss, as well as potential for more gain, for the Shares than if leverage is not used. In addition, the Adviser is paid more if the Fund uses leverage, which creates a conflict of interest for the Adviser.

Effects of Leverage

Assuming the utilization of leverage through a combination of borrowings under the Pershing Facility and BNP Facility and the issuance of preferred stock by the Fund in the aggregate amount to approximately 9.95% of the Fund’s Managed Assets as of December 31, 2024, at a weighted average interest rate or payment rate of 5.08% payable on such leverage. Assuming that the Fund’s leverage costs remain as described above (at an assumed annual cost of 5.08% of the principal amount outstanding) the annual return that the Fund’s portfolio must experience (net of expenses) in order to cover its leverage costs would be 0.51%. These numbers are merely estimates used for illustration. Actual interest or payment rates on the leverage utilized by the Fund will vary frequently and may be significantly higher or lower than the rate estimated above.

The following table is furnished in response to requirements of the SEC. It is designed to illustrate the effect of leverage on Share total return, assuming investment portfolio total returns (comprised of income and changes in the value of securities held in the Fund’s portfolio net of expenses) of - 10%, -5%, 0%, 5% and 10%. The table below reflects the Fund's borrowings under the Pershing Facility and BNP Facility as a percentage of total Managed Assets (including assets attributable to such leverage), and the annual return that the Fund's portfolio must experience (net of expenses) in order to cover such costs. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns experienced or expected to be experienced by the Fund. In other words, the Fund’s actual returns may be greater or less than those appearing in the table below. The table further reflects the use of leverage representing approximately 9.95% of the Fund’s Managed Assets and estimated leverage costs of 5.08%.

Assumed Portfolio Return	-10.00%	-5.00%	0.00%	5.00%	10.00%
Common Share Total Return	-11.67%	-6.11%	-0.56%	4.99%	10.54%

Risks

The information in “Risks” is set forth in the Fund’s most recent annual report on Form N-CSR for the year ended June 30, 2024 in the section entitled “Summary of Updated Information Regarding the Fund – Risk Factors”, which is incorporated by reference into this Prospectus, and in any future filings we may file with the SEC that are incorporated by reference into this Prospectus. See “Incorporation by Reference” below for more information.

The Interest Rate Risk disclosure set forth in the section entitled "Summary of Updated Information Regarding the Fund - Risks" in the Fund's Form N-CSR for the year ended June 30, 2024 is replaced with the following:

Interest Rate Risk. The Fund’s share price and total return will vary in response to changes in interest rates. If rates increase, the value of the Fund’s investments generally will decline, as will the value of a shareholder’s investment in the Fund. Securities with longer maturities tend to produce higher yields, but are more sensitive to changes in interest rates and are subject to greater fluctuations in value. A rise in interest rates may negatively impact the Fund’s future income relating to leverage, as the Fund will be required to earn more income on its investments to recoup any increased costs of leverage.

To the extent the Fund borrows money to finance its investments, the Fund’s performance will depend, in part, upon the difference between the rate at which it borrows funds and the rate at which it invests those funds. In periods of rising interest rates, the Fund’s cost of funds could increase. Adverse developments resulting from changes in interest rates could have a material adverse effect on the Fund’s financial condition and results.

In addition, a decline in the prices of the debt the Fund owns could adversely affect the Fund’s NAV. Changes in market interest rates could also affect the ability of operating companies in which the Fund invests to service debt, which could materially impact the Fund.

Management Of The Fund

Board of Directors

The Fund’s Board of Directors has overall responsibility for management of the Fund. The Board of Directors decides upon matters of general policy and generally oversees the actions of the Adviser and the other service providers of the Fund. The name and business address of the directors and officers of the Fund, and their principal occupations and other affiliations during the past five years, are set forth under “Board Members and Officers” in the SAI.

Investment Adviser

RiverNorth is the Fund’s investment adviser and is responsible for the day-to-day management of the Fund’s portfolio, managing the Fund’s business affairs and providing certain administrative services. The Adviser is responsible for determining the Fund’s overall investment strategy and overseeing its implementation.

RiverNorth, founded in 2000, is a wholly-owned subsidiary of RiverNorth Financial Holdings LLC and is located at 360 South Rosemary Avenue, Suite 1420, West Palm Beach, FL 33401. As of January 31, 2025, RiverNorth managed approximately $4.9 billion for registered open-end management investment companies, registered closed-end management investment companies and private investment vehicles. See “Management of the Fund” in the SAI.

Portfolio Management

Patrick W. Galley and Stephen O’Neill are responsible for implementing portfolio management decisions for the Fund.

Patrick W. Galley, CFA is a co-portfolio manager of the Fund. Mr. Galley is the Chief Executive Officer and Chief Investment Officer for the Adviser. Mr. Galley heads the firm’s research and investment team and oversees all portfolio management activities at the Adviser. Mr. Galley also serves as the President and Chairman of RiverNorth’s open-end funds and other CEFs in the RiverNorth fund complex. Prior to joining the Adviser in 2004, he served as a Vice President at Bank of America in the Global Investment Bank’s Portfolio Management group, where he specialized in analyzing and structuring corporate transactions for investment management firms in addition to closed-end and open-end funds, hedge funds, funds of funds, structured investment vehicles and insurance/reinsurance companies. Mr. Galley graduated with honors from Rochester Institute of Technology with a B.S. in Finance. He has received the Chartered Financial Analyst (CFA) designation, is a member of the CFA Institute and is a member of the CFA Society of Chicago.

Stephen O’Neill, CFA is a co-portfolio manager of the Fund. Mr. O’Neill conducts qualitative and quantitative analysis of closed-end funds and their respective asset classes at the Adviser. Prior to joining RiverNorth in 2007, Mr. O’Neill was most recently an Assistant Vice President at Bank of America in the Global Investment Bank’s Portfolio Management group. At Bank of America, he specialized in the corporate real estate, asset management, and structured finance industries. Mr. O’Neill graduated magna cum laude from Miami University in Oxford, Ohio with a B.S. in Finance. Mr. O’Neill has received the Chartered Financial Analyst (CFA) designation, is a member of the CFA Institute, and is a member of the CFA Society of Chicago.

The Fund’s SAI provides information about the compensation received by the portfolio managers of the Fund, other accounts that they manage and their ownership of the Fund’s equity securities.

Investment Advisory Agreement

Pursuant to an Investment Advisory Agreement, the Adviser is responsible for managing the Fund’s affairs, subject at all times to the general oversight of the Board of Directors. The Fund has agreed to pay the Adviser a management fee payable on a monthly basis at the annual rate of 1.25% of the Fund’s average monthly Managed Assets for the service it provides. “Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding). In addition to the monthly advisory fee, the Fund pays all other costs and expenses of its operations, including, but not limited to, compensation of its directors (other than those affiliated with the Adviser), custodial expenses, transfer agency and dividend disbursing expenses, legal fees, expenses of independent auditors, expenses of repurchasing shares, expenses of any leverage, expenses of preparing, printing and distributing prospectuses, shareholder reports, notices, proxy statements and reports to governmental agencies, and taxes, if any. In addition, the Adviser has agreed to waive or reimburse expenses of the Fund (other than brokerage fees and commissions; loan servicing fees; borrowing costs such as (i) interest and (ii) dividends on securities sold short; taxes; indirect expenses incurred by the underlying funds in which the Fund may invest; the cost of leverage, including dividends on preferred shares; and extraordinary expenses) to the extent necessary to limit the Fund’s total annual operating expenses at 1.95% of the average daily Managed Assets for at least twelve months from the effective date of this registration statement. The Adviser may recover from the Fund expenses reimbursed for three years after the date of the payment or waiver if the Fund’s operating expenses, including the recovered expenses, falls below the expense cap.

Because the fees received by the Adviser are based on the Managed Assets of the Fund, the Adviser has a financial incentive for the Fund to use leverage, which may create a conflict of interest between the Adviser on the one hand and the Fund’s shareholders on the other. Because leverage costs are borne by the Fund at a specified rate of return, the Fund’s investment management fees and other expenses, including expenses incurred as a result of any leverage, are paid only by the common shareholders and not by holders of preferred stock or through borrowings. See “Use of Leverage.”

A discussion of the basis for the Board of Directors’ most recent renewal of the Fund’s Investment Advisory Agreement is provided in the Fund’s semi-annual shareholder report for the period ended December 31, 2024. The basis for subsequent continuations of these agreements will be provided in semi-annual reports to Fund shareholders for the periods during which such continuations occur.

In addition, under a License Agreement, the Adviser has consented to the use by the Fund of the identifying word or name “RiverNorth” in the name of the Fund, and to use of certain associated trademarks. Such consent is conditioned upon the employment of the Adviser or an affiliate thereof as investment adviser to the Fund. If at any time the Fund ceases to employ the Adviser or an affiliate as investment adviser of the Fund, the Fund may be required to cease using the word or name “RiverNorth” in the name of the Fund, and cease making use of the associated trademarks, as promptly as practicable.

Payments to Third Parties

The Adviser may pay additional compensation, out of its own funds and not as an additional charge to the Fund, to selected affiliated or unaffiliated brokers, dealers or other intermediaries for the purpose of introducing other intermediaries and investors to the Fund. Such payments by the Adviser may vary in frequency and amount. The payments may be based on the amount invested in the Fund or the NAV of the Fund as determined by the Adviser. The amount of these payments may be substantial and could create a conflict of interest between the intermediary receiving payments and the investor.

Net Asset Value

NAV per common share is determined daily. NAV per common share is calculated by dividing the value of all of the securities and other assets of the Fund, less the liabilities (including accrued expenses and indebtedness) and the aggregate liquidation value of any outstanding preferred stock, by the total number of common shares outstanding.

In determining the NAV of the common shares, portfolio instruments generally are valued using prices provided by independent pricing services or obtained from other sources, such as broker-dealer quotations. Exchange-traded instruments generally are valued at the last reported sales price or official closing price on an exchange, if available. Independent pricing services typically value non-exchange traded instruments utilizing a range of market-based inputs and assumptions, including readily available market quotations obtained from broker-dealers making markets in such instruments, cash flows and transactions for comparable instruments. With respect to investments in Alternative Credit Instruments, the Fund will generally utilize prices provided by the Adviser, subject to review by the Board of Directors or its designee. In pricing certain instruments, particularly less liquid and lower quality securities, the pricing services may consider information about a security, its issuer or market activity provided by the Adviser.

If a price cannot be obtained from a pricing service or other pre-approved source, or if the Adviser deems such price to be unreliable, or if a significant event occurs after the close of the local market but prior to the time at which the Fund’s NAV is calculated, a portfolio instrument will be valued at its fair value as determined in good faith by the Board of Directors or persons acting at its direction. The Adviser may determine that a price is unreliable in various circumstances. For example, a price may be deemed unreliable if it has not changed for an identified period of time, or has changed from the previous day’s price by more than a threshold amount, and recent transactions and/or broker dealer price quotations differ materially from the price in question. Fair valuation involves subjective judgments and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security. See “Risks-Structural and Market-Related Risks-Valuation Risk.”

The Board of Directors has adopted valuation policies and procedures for the Fund and has delegated the day-to-day responsibility for fair value determinations to the Adviser, as valuation designee. The Adviser’s valuation committee (the “Committee”) (comprised of officers of the Adviser and established pursuant to the policies and procedures adopted by the Board of Directors) has the day-to-day responsibility for overseeing the implementation of the Fund’s valuation policies and procedures and fair value determinations (subject to review and ratification by the Board of Directors). Pursuant to the Fund’s valuation policies and procedures as adopted by the Board of Directors, the Fund’s holdings in Alternative Credit Instruments are fair valued in accordance with such policies and procedures based on evaluated prices provided by the Adviser, and affirmed by the Committee. All fair value determinations are subject to review and ratification by the Board of Directors.

The Fund accounts for whole and fractional loans at the individual loan level for valuation purposes, and whole loans and fractional loans are fair valued using inputs that take into account borrower-level data that is updated as often as the NAV of Common Shares is calculated to reflect new information regarding the borrower or loan. Such borrower-level data will include the borrower’s payment history, including the payment, principal and interest amounts of each loan and the current status of each loan, which allows the Adviser to determine, among other things, the historical prepayment rate, charge-off rate, delinquency and performance with respect to such borrower/loan. In addition, borrower-level data may include the following to the extent applicable and available: updated FICO scores of the borrower of a consumer loan or the guarantor of the borrower of an SME loan, the borrower’s debt-to-income ratio and employment status (in the case of consumer loans) and financial statements, tax returns and sales data (in the case of SME loans).

The Fund, in accordance with the investment limitations approved by the Fund’s Board of Directors, will limit its investments in Alternative Credit to loans originated by platforms that will provide the Fund with a written commitment to deliver or cause to be delivered individual loan-level data on an ongoing basis throughout the life of each individual loan that is updated periodically as often as the NAV of Common Shares is calculated to reflect new information regarding the borrower or loan.

The Fund will not invest in loans originated by platforms for which the Adviser cannot evaluate to its satisfaction the completeness and accuracy of the individual Alternative Credit data provided by such platforms relevant to determining the existence and valuation of such Alternative Credit and utilized in the accounting of the loans.

The processes and procedures described herein are part of the Fund’s compliance policies and procedures. Records will be made contemporaneously with all determinations described in this section and these records will be maintained with other records that the Fund is required to maintain under the 1940 Act.

Dividends and Distributions

The Fund has adopted a distribution policy to provide holders of its Common Shares with a relatively stable cash flow. Under this policy, the Fund intends to declare and pay regular quarterly distributions to holders of the Common Shares at a level rate. However, the amount of actual distributions that the Fund may pay, if any, is uncertain. The distributions will be paid from net investment income (including excess gains taxable as ordinary income), if any, and net capital gains, if any, with the balance (which may comprise the entire distribution) representing return of capital. The Fund’s Common Shares are junior in priority of payment of dividends to any future Preferred Shares issued by the Fund and, accordingly, distributions on common shares will be prohibited at any time dividends on the Fund’s preferred stock are in arrears.

Any return of capital should not be considered by shareholders as yield or total return on their investment in the Fund. The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as the net proceeds from the sale of common shares (representing a return of capital originally invested in the Fund by holders of the common shares) and Fund borrowings. Shareholders who periodically receive a distribution consisting of a return of capital may be under the impression that they are receiving net profits when they are not. Shareholders should not assume that the source of a distribution from the Fund is net profit. The distribution policy for the Fund’s common shares may be changed or discontinued without notice. See “Risks-Structural and Market-Related Risks-Distribution Policy Risks.”

Dividends and other distributions generally will be taxable to holders of the common shares whether they are reinvested in common shares or received in cash, although amounts treated as a tax-free return of capital will reduce a shareholder’s adjusted basis in its common shares, thereby increasing the shareholder’s potential gain or reducing its potential loss on the subsequent sale of those common shares. To the extent required by the 1940 Act and other applicable laws, a notice normally will accompany each distribution indicating the source(s) of the distribution when it is from a source other than the Fund’s accumulated undistributed net income or net income for the current or preceding fiscal year. The Board of Directors reserves the right to change or eliminate the Fund’s distribution policy with respect to its common shares any time without notice.

If, with respect to any distribution, the sum of previously undistributed net investment income and net realized capital gains is less than the amount of the distribution, the difference, i.e., the return of capital, normally will be charged against the Fund’s capital. If, for any taxable year of the Fund, the total distributions exceed the sum of the Fund’s net investment income and net realized capital gains, the excess will generally be treated first as ordinary dividend income (up to the amount, if any, of the Fund’s current and accumulated earnings and profits, which takes into account taxable distributions) and then as a return of capital (tax-free for a holder of the common shares up to the amount of its tax basis in its common shares). A return of capital represents a return of a shareholder’s original investment in the common shares and should not be confused with income or capital gain from this investment. A return of capital is not taxable, but it reduces a shareholder’s tax basis in its common shares, thus reducing any loss or increasing any gain on the shareholder’s subsequent taxable disposition of the common shares. The Fund’s final distribution, if any, in each calendar year may include any remaining net investment income undistributed during the year, as well as all undistributed net capital gains realized during the year.

If the Fund’s investments do not generate sufficient income, the Fund may be required to liquidate a portion of its portfolio to fund these distributions, and therefore these payments may represent a reduction of the shareholders’ principal investment. If the Fund distributes amounts in excess of its net investment income and realized net capital gains, such distributions will decrease the Fund’s capital and, therefore, have the potential effect of increasing the Fund’s expense ratio. To make such distributions, the Fund may have to sell a portion of its investment portfolio at a time when it would otherwise not do so.

Under the 1940 Act, the Fund may not declare any dividend or other distribution upon any capital stock, or purchase any such capital stock, unless the aggregate indebtedness of the Fund has, at the time of the declaration of any such dividend or other distribution or at the time of any such purchase, an asset coverage of at least 300% after deducting the amount of such dividend, other distribution, or purchase price, as the case may be. In addition, certain lenders may impose additional restrictions on the payment of dividends or other distributions on the common shares in the event of a default on the Fund’s borrowings. Any limitation on the Fund’s ability to make distributions to shareholders could, under certain circumstances, impair its ability to maintain its qualification for taxation as a regulated investment company under the Code. See “U.S. Federal Income Tax Matters” in the SAI.

In addition, under the 1940 Act, the Fund may not declare any dividend or other distribution upon its common shares, or purchase any such common shares, unless the class of preferred stock of the Fund has, at the time of the declaration of any such dividend or other distribution or at the time of any such purchase, an asset coverage of at least 200% after deducting the amount of such dividend, other distribution, or purchase price, as the case may be.

The Fund may in the future seek to file an exemptive application with the SEC seeking an order under the 1940 Act to exempt the Fund from the requirements of Section 19(b) of the 1940 Act and Rule 19b-1 thereunder, permitting the Fund to make periodic distributions of long-term capital gains, provided that the distribution policy of the Fund with respect to the common shares calls for periodic distributions in an amount equal to a fixed percentage of the Fund’s average NAV over a specified period of time or market price per common share at or about the time of distribution or pay-out of a level dollar amount. There can be no assurance that the staff of the SEC will grant such relief to the Fund.

The level distribution policies described above would result in the payment of approximately the same amount or percentage to holders of the common shares each quarter. Section 19(a) of the 1940 Act and Rule 19a-1 thereunder require the Fund to provide a written statement accompanying any such payment that adequately discloses the source or sources of the distributions. Thus, if the source of the dividend or other distribution were the original capital contribution of the shareholder, and the payment amounted to a return of capital, the Fund would be required to provide written disclosure to that effect. Nevertheless, persons who periodically receive the payment of a dividend or other distribution may be under the impression that they are receiving net profits when they are not. Shareholders should read any written disclosure provided pursuant to Section 19(a) and Rule 19a-1 carefully, and should not assume that the source of any distribution from the Fund is net profit. In addition, in cases where the Fund would return capital to shareholders, such distribution may impact the Fund’s ability to maintain its asset coverage requirements and to pay the dividends on any shares of preferred stock that the Fund may issue.

The Fund’s distribution policy may result in the Fund making a significant distribution in December of each year in order to maintain the Fund’s status as a regulated investment company.

Dividend Reinvestment Plan

The information in “Dividend Reinvestment Plan” is set forth in the Fund’s most recent annual report on Form N-CSR for the year ended June 30, 2024 in the section entitled “Dividend Reinvestment Plan”, which is incorporated by reference into this Prospectus, and in any future filings we may file with the SEC that are incorporated by reference into this Prospectus. See “Incorporation by Reference” below for more information.

Description Of The Fund’s Securities

The following summary of the terms of the common shares of the Fund does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, and to the Fund’s Charter and the Fund’s Bylaws, copies of which are filed as exhibits to the Registration Statement.

The Fund is a corporation organized under the laws of Maryland. The Fund is authorized to issue 38,344,000 common shares, $0.0001 par value per share, and the Board of Directors, without obtaining shareholder approval, may increase the number of authorized common shares. As of the date of this prospectus, the Adviser did not own of record or beneficially any of the common shares.

In general, shareholders or subscribers for the common shares have no personal liability for the debts and obligations of the Fund because of their status as shareholders or subscribers, except to the extent that the subscription price or other agreed consideration for the common shares has not been paid.

Under the Fund’s Charter, the Board of Directors is authorized to classify and reclassify any unissued common shares into other classes or series of stock and authorize the issuance of common shares without obtaining shareholder approval.

Common Stock-Shares in the Fund

The Common Shares issued in the offering are fully paid and non-assessable. Common Shares have no preemptive, conversion, exchange, appraisal or redemption rights, and each share has equal voting, dividend, distribution and liquidation rights. Shareholders are entitled to receive dividends if and when the Board of Directors declares dividends from funds legally available. Whenever preferred shares or borrowings are outstanding, common shareholders will not be entitled to receive any distributions from the Fund unless all accrued dividends on the preferred shares and interest and principal payments on borrowings have been paid, and unless the applicable asset coverage requirements under the 1940 Act would be satisfied after giving effect to the distribution as described above.

In the event of the Fund’s liquidation, dissolution or winding up, the common shares would be entitled to share ratably in all of the Fund’s assets that are legally available for distribution after the Fund pays all debts and other liabilities and subject to any preferential rights of holders of any outstanding preferred shares.

Common shareholders are entitled to one vote per share. All voting rights for the election of directors are noncumulative, which means that, assuming there are no preferred shares outstanding, the holders of more than 50% of the common shares will elect 100% of the directors then nominated for election if they choose to do so and, in such event, the holders of the remaining common shares will not be able to elect any directors.

The Fund’s Charter authorizes the Board of Directors to classify and reclassify any unissued common shares into other classes or series of stock. Prior to issuance of shares of each class or series, the Board of Directors is required by Maryland law and by the Fund’s Charter to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board of Directors could authorize the issuance of common shares with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of the common shares or otherwise be in their best interest. As of the date of this prospectus, the Fund has no plans to classify or reclassify any unissued common shares.

The Fund’s currently outstanding common shares are, and the Common Shares offered in this Prospectus will be, subject to notice of issuance, listed on the NYSE under the trading or “ticker” symbol “RSF.” Under the rules of the NYSE applicable to listed companies, the Fund will be required to hold an annual meeting of shareholders in each year.

The provisions of the 1940 Act generally require that the public offering price (less underwriting commissions and discounts) of common shares sold by a closed-end investment company must equal or exceed the NAV of such company’s common shares (calculated within 48 hours of the pricing of such offering), unless such a sale is made in connection with an offering to existing holders of shares of common stock or with the consent of a majority of its common shareholders. The Fund may, from time to time, seek the consent of common shareholders to permit the issuance and sale by the Fund of common shares at a price below the Fund’s then-current NAV, subject to certain conditions. If such consent is obtained, the Fund may, contemporaneous with and in no event more than one year following the receipt of such consent, sell common shares at a price below NAV in accordance with any conditions adopted in connection with the giving of such consent. Additional information regarding any consent of common shareholders obtained by the Fund and the applicable conditions imposed on the issuance and sale by the Fund of common shares at a price below NAV will be disclosed in the prospectus supplement relating to any such offering of common shares at a price below NAV. See also “-Subscription Rights” below.

Preferred Stock

The Fund’s Charter authorizes the Board of Directors to classify and reclassify any unissued common shares into other classes or series of stock, including preferred stock, without the approval of the common shareholders. Prior to issuance of any preferred shares, the Board of Directors is required by Maryland law and by the Fund’s Charter to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for such shares. Thus, the Board of Directors could authorize the issuance of preferred shares with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for common shareholders or otherwise be in their best interest.

Any issuance of preferred shares must comply with the requirements of the 1940 Act. Specifically, the Fund is not permitted under the 1940 Act to issue preferred stock unless immediately after such issuance the total asset value of the Fund’s portfolio is at least 200% of the liquidation value of the outstanding preferred stock. Among other requirements, including other voting rights, the 1940 Act requires that the holders of any preferred stock, voting separately as a single class, have the right to elect at least two directors at all times. In addition, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, the holders of any preferred stock would have the right to elect a majority of the Fund’s directors at any time two years’ dividends on any preferred stock are unpaid.

The Fund’s preferred shares have complete priority over the common shares as to distribution of assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Fund, preferred shareholders would be entitled to receive a preferential liquidating distribution before any distribution of assets is made to common shareholders. After payment of the full amount of the liquidating distribution to which they are entitled, preferred shareholders would not be entitled to any further participation in any distribution of assets by the Fund. A consolidation or merger of the Fund with another fund or a sale of all or substantially all of the assets of the Fund shall not be deemed to be a liquidation, dissolution or winding up of the Fund.

The Fund’s preferred shares, are required to be voting shares and to have equal voting rights with common shares.

The terms of the Fund’s preferred shares, provide that they may be redeemed by the issuer at certain times, in whole or in part, at the original purchase price per share plus accumulated but unpaid dividends. Any redemption or purchase of shares of preferred stock by the Fund will reduce the leverage applicable to common shares, while any issuance of preferred stock by the Fund would increase such leverage.

The applicable prospectus supplement will set forth whether or not the Preferred Shares offered in this Prospectus will be listed or traded on any securities exchange. If the Preferred Shares are not listed on a securities exchange, there may be no active secondary trading market for such shares and an investment in such shares may be illiquid.

The terms, if any, on which the preferred stock may be exchanged for or converted into shares of common stock or any other security and, if applicable, the conversion or exchange price, or how it will be calculated, and the conversion or exchange period will also be set forth in the applicable prospectus supplement.

Subscription Rights

The Fund may issue Rights to (i) common shareholders to purchase Common Shares and/or Preferred Shares or (ii) preferred shareholders to purchase Preferred Shares (subject to applicable law). Rights may be issued independently or together with any other offered Security and may or may not be transferable by the person purchasing or receiving the Rights. In connection with a Rights offering to common and/or preferred shareholders, the Fund would distribute certificates evidencing the Rights and a prospectus supplement, containing all of the material terms of the Rights agreement relating to such Rights (the “Subscription Rights Agreement”), to the Fund’s common or preferred shareholders, as applicable, as of the record date that the Fund sets for determining the shareholders eligible to receive Rights in such Rights offering.

The applicable prospectus supplement would describe the following terms of Rights in respect of which this Prospectus is being delivered:

●	the period of time the offering would remain open (which will be open a minimum number of days such that all record holders would be eligible to participate in the offering and will not be open longer than 120 days);

●	the title of such subscription Rights;

●	the exercise price for such Rights (or method of calculation thereof);

●	the number of such Rights issued in respect of each common share;

●	the number of Rights required to purchase a single preferred share;

●	the extent to which such Rights are transferable and the market on which they may be traded if they are transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such Rights;

●	the date on which the right to exercise such Rights will commence, and the date on which such right will expire (subject to any extension);

●	the extent to which such Rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

●	any termination right the Fund may have in connection with such Rights offering;

●	the expected trading market, if any, for Rights; and

●	any other terms of such Rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such Rights.

Exercise of Rights. Each Right would entitle the holder of the Right to purchase for cash such number of shares at such exercise price as in each case is set forth in, or be determinable as set forth in, the prospectus supplement relating to the Rights offered thereby. Rights would be exercisable at any time up to the close of business on the expiration date for such Rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised Rights would become void.

Upon expiration of the Rights offering and the receipt of payment and the Rights certificate properly completed and duly executed at the corporate trust office of the Rights agent or any other office indicated in the prospectus supplement, the Fund would issue, as soon as practicable, the shares purchased as a result of such exercise. To the extent permissible under applicable law, the Fund may determine to offer any unsubscribed offered Securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

Subscription Rights to Purchase Common and Preferred Stock

The Fund may issue Rights, which would entitle holders to purchase both Common Shares and Preferred Shares in a ratio to be set forth in the applicable prospectus supplement. In accordance with the 1940 Act, at least three subscription rights to purchase Common Shares would be required to subscribe for one Common Share. It is expected that Rights to purchase both Common Shares and Preferred Shares would require holders to purchase an equal number of Common Shares and Preferred Shares, and would not permit holders to purchase an unequal number of Common Shares or Preferred Shares, or purchase only Common Shares or only Preferred Shares. For example, such an offering might be structured such that three Rights would entitle an investor to purchase one Common Share and one Preferred Share, and such investor would not be able to choose to purchase only a Common Share or only a Preferred Share upon the exercise of his, her or its Rights.

The Common Shares and Preferred Shares issued pursuant to the exercise of any such Rights, however, would at all times be separately tradeable securities. Such Common Shares and Preferred Shares would not be issued as a “unit” or “combination” and would not be listed or traded as a “unit” or “combination” on a securities exchange, such as the NYSE, at any time. The applicable prospectus supplement will set forth additional details regarding an offering of Rights to purchase Common Shares and Preferred Shares.

Certain Provisions Of The Fund’s Charter and Bylaws And Of Maryland Law

The following is a summary of certain provisions of the Maryland General Corporation Law (the “MGCL”) and of the Charter and Bylaws of the Fund.

General

The MGCL and the Fund’s Charter and Bylaws contain provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund, to cause it to engage in certain transactions or to modify its structure.

These provisions could have the effect of depriving common shareholders of an opportunity to sell their common shares by discouraging a third party from seeking to obtain control of the Fund in a tender offer or similar transaction. On the other hand, these provisions may require persons seeking control of the Fund to negotiate with the Fund’s management regarding the price to be paid for the common shares required to obtain such control, promote continuity and stability and enhance the Fund’s ability to pursue long-term strategies that are consistent with its investment objective.

The Board of Directors has concluded that the potential benefits of these provisions outweigh their possible disadvantages.

Classified Board of Directors

The Board of Directors is divided into three classes of directors serving staggered three-year terms. The initial terms of the first, second and third classes will expire at the first, second and third annual meetings of shareholders, respectively, and, in each case, until their successors are duly elected and qualify. Upon expiration of their terms, directors of each class will be elected to serve for three-year terms and until their successors are duly elected and qualify and at each annual meeting one class of directors will be elected by the shareholders. A classified Board of Directors promotes continuity and stability of management but makes it more difficult for shareholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. The Fund believes that classification of the Board of Directors will help to assure the continuity and stability of the Fund’s strategies and policies as determined by the Board of Directors.

Election of Directors

The MGCL provides that, unless the charter or bylaws of a corporation provide otherwise, which the Fund’s Charter and the Fund’s Bylaws do not, a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

Number of Directors; Vacancies

The Fund’s Charter provides that the number of directors will be set only by the Board of Directors in accordance with the Bylaws. The Bylaws provide that a majority of the Fund’s entire Board of Directors may at any time increase or decrease the number of directors, provided that there may be no fewer than three directors and no more than 12 directors.

The Fund’s Charter provides that the Fund elects, at such time as the Fund becomes eligible to make such an election (i.e., when the Fund has at least three independent directors and the common shares are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the Board of Directors. Accordingly, at such time, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred shares, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.

Removal of Directors

The Fund’s Charter provides that, subject to the rights of the holders of one or more class or series of preferred shares to elect or remove directors, a director may be removed from office only for cause (as defined in the Charter) and then only by the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast generally in the election of directors.

Absence of Cumulative Voting

There is no cumulative voting in the election of the Fund’s directors. Cumulative voting means that holders of stock of a corporation are entitled, in the election of directors, to cast a number of votes equal to the number of shares that they own multiplied by the number of directors to be elected. Because a shareholder entitled to cumulative voting may cast all of his or her votes for one nominee or disperse his or her votes among nominees as he or she chooses, cumulative voting is generally considered to increase the ability of minority shareholders to elect nominees to a corporation’s Board of Directors. In general, the absence of cumulative voting means that the holders of a majority of the Fund’s shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Approval of Extraordinary Corporate Actions

The Fund’s Charter requires the favorable vote of two-thirds of the entire Board of Directors and the favorable vote of the holders of at least two-thirds of the common shares and preferred shares entitled to be voted on the matter, voting together as a single class, to advise, approve, adopt or authorize the following:

●	a “Business Combination,” which includes the following:

●	a merger, consolidation or statutory share exchange of the Fund with or into another corporation,

●	an issuance or transfer by the Fund (in one or a series of transactions in any 12 month period) of any securities of the Fund to any person or entity for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding issuances or transfers of debt securities of the Fund, sales of securities of the Fund in connection with a public offering, issuances of securities of the Fund pursuant to a dividend reinvestment plan adopted by the Fund, issuances of securities of the Fund upon the exercise of any stock subscription rights distributed by the Fund and portfolio transactions effected by the Fund in the ordinary course of business, or

●	a sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Fund (in one or a series of transactions in any 12 month period) to or with any person or entity of any assets of the Fund having an aggregate fair market value of $1,000,000 or more except for portfolio transactions (including pledges of portfolio securities in connection with borrowings) effected by the Fund in the ordinary course of its business;

●	the voluntary liquidation or dissolution of the Fund or charter amendment to terminate the Fund’s existence;

●	the conversion of the Fund from a closed-end company to an open-end company, and any amendments necessary to effect the conversion; or

●	unless the 1940 Act or federal law requires a lesser vote, any shareholder proposal as to specific investment decisions made or to be made with respect to the Fund’s assets as to which shareholder approval is required under federal or Maryland law.

However, the vote of holders of the common shares described above will not be required with respect to the foregoing transactions (other than those as to which shareholder approval is required under federal or Maryland law) if they are approved by a vote of two-thirds of the Continuing Directors (as defined below). In that case, if Maryland law requires approval of the holders of the common shares, the affirmative vote of a majority of the votes entitled to be cast thereon by shareholders of the Fund will be required. In addition, if the Fund has any preferred stock outstanding, the holders of a majority of the outstanding shares of the preferred stock, voting separately as a class, would be required under the 1940 Act to adopt any plan of reorganization that would adversely affect the holders of the preferred stock, to convert the Fund to an open-end investment company or to deviate from any of the Fund’s fundamental investment policies.

In no event will the foregoing provisions affect shareholder rights under the 1940 Act to approve or terminate an advisory contract of the Fund (either of which may be effectuated by Fund shareholders without the need for approval of any Continuing Director or other member of the Board of Directors).

“Continuing Director” means any member of the Board of Directors who is not an Interested Party (as defined below) or an affiliate of an Interested Party and has been a member of the Board of Directors for a period of at least 12 months, or has been a member of the Board of Directors since September 24, 2015, or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

“Interested Party” means any person, other than an investment company advised by the Adviser or any of its affiliates, which enters, or proposes to enter, into a Business Combination with the Fund.

In addition, the Fund’s Charter requires the favorable vote of two-thirds of the entire Board of Directors to advise, approve, adopt or authorize any of the following:

●	the election and removal of officers;

●	the nomination of candidates to the Board of Directors (including the election of directors to fill vacancies on the Board of Directors resulting from the increase in size of the Board of Directors or the death, resignation or removal of a director, in which case the affirmative vote of two-thirds of the remaining directors in office shall be required);

●	the creation of and delegation of authority and appointment of members to committees of the Board of Directors;

●	amendments to the Fund’s Bylaws (which may only be effected by the Board of Directors, not the holders of the common shares);

●	Charter amendments and any other action requiring approval of the holders of the common shares; and

●	entering into, terminating or amending an investment advisory agreement.

 The Board of Directors has determined that the foregoing supermajority requirements applicable to certain votes of the directors and the common shareholders, which are greater than the minimum requirements permitted under Maryland law or the 1940 Act, are in the best interests of the Fund. Reference should be made to the Charter on file with the SEC for the full text of these provisions.

Action by Shareholders

Under the MGCL, shareholder action can be taken only at an annual or special meeting of shareholders or, unless the charter provides for shareholder action by less than unanimous written consent (which is not the case in the Fund’s Charter), by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of the Fund’s Bylaws regarding the calling of a shareholder-requested special meeting, as discussed below, may have the effect of delaying consideration of a shareholder proposal until the next annual meeting.

Procedures for Shareholder Nominations and Proposals

The Fund’s Bylaws provide that any shareholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of shareholders must comply with the advance notice provisions of the Bylaws. Nominations and proposals that fail to follow the prescribed procedures will not be considered. The Board of Directors believes that it is in the Fund’s best interests to provide sufficient time to enable management to disclose to shareholders information about a slate of nominations for directors or proposals for new business. This advance notice requirement also may give management time to solicit its own proxies in an attempt to defeat any slate of nominations should management determine that doing so is in the best interest of shareholders generally. Similarly, adequate advance notice of shareholder proposals will give management time to study such proposals and to determine whether to recommend to the shareholders that such proposals be adopted. For shareholder proposals to be included in the Fund’s proxy materials, the shareholder must comply with all timing and information requirements of the Exchange Act.

Calling of Special Meetings of Shareholders

The Fund’s Bylaws provide that special meetings of shareholders may be called by the Board of Directors or by certain of its officers. Additionally, the Fund’s Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders will be called by the Fund’s Secretary upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

No Appraisal Rights

As permitted by the MGCL, the Fund’s Charter provides that shareholders will not be entitled to exercise appraisal rights, unless the Fund’s Board of Directors determines that such rights apply.

Limitations on Liabilities

The Fund’s Charter provides that the personal liability of the Fund’s directors and officers for monetary damages is eliminated to the fullest extent permitted by Maryland law. Maryland law currently provides that directors and officers of corporations that have adopted such a provision will generally not be so liable, except to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received; and (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

The Fund’s Charter delegates the Fund, to the maximum extent permitted by Maryland law, to indemnify and advance expenses to the Fund’s directors and officers. The Fund’s Bylaws provide that the Fund will indemnify its officers and directors against liabilities to the fullest extent permitted by Maryland law and the 1940 Act, and that it shall advance expenses to such persons prior to a final disposition of an action. The rights of indemnification provided in the Fund’s Charter and Bylaws are not exclusive of any other rights which may be available under any insurance or other agreement, by resolution of shareholders or directors or otherwise.

Authorized Shares

The Fund’s Charter authorizes the issuance of 38,344,000 common shares, and authorizes a majority of the Fund’s Board of Directors, without common shareholder approval, to increase the number of authorized common shares, to authorize the issuance of common shares and to classify and reclassify any unissued shares into one or more classes or series of stock and set the terms thereof. The issuance of capital stock or any class or series thereof without common shareholder approval may be used by the Fund’s Board of Directors consistent with its duties to deter attempts to gain control of the Fund. Further, the Board of Directors could authorize the issuance of preferred shares with terms and conditions that could have the effect of discouraging a takeover or other transaction that some of the Fund’s shareholders might believe to be in their best interests.

Anti-Takeover Provisions of Maryland Law

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

●	a classified board;

●	a two-thirds vote requirement for removing a director;

●	a requirement that the number of directors be fixed only by vote of directors;

●	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

●	a majority requirement for the calling of a special meeting of shareholders.

The charter of a corporation may contain a provision or the board of directors may adopt a provision that prohibits the corporation from electing to be subject to any or all of the provisions of Subtitle 8.

Maryland Business Combination Act

The provisions of the Maryland Business Combination Act (the “MBCA”) do not apply to a closed-end investment company, such as the Fund, unless the Board of Directors has affirmatively elected to be subject to the MBCA by a resolution. To date, the Fund has not made such an election but may make such an election under Maryland law at any time. Any such election, however, could be subject to certain of the 1940 Act limitations discussed below under “Maryland Control Share Acquisition Act” and would not apply to any person who had become an interested shareholder (as defined below) before the time that the resolution was adopted.

Under the MBCA, “business combinations” between a Maryland corporation and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the MBCA, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

●	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

●	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested shareholder under the MBCA if the board of directors approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested shareholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

●	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the corporation’s common shareholders receive a minimum price, as defined in the MBCA, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The MBCA permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested shareholder becomes an interested shareholder.

Maryland Control Share Acquisition Act

The Fund, in its Charter, has exempted all of its shares from the application of the Maryland Control Share Acquisition Act (the “MCSAA”). In order to avail itself of the provisions of this Act, the Charter would have to be amended (which would require the approval of the holders of at least a majority of the votes entitled to be cast) and the Board of Directors would have to affirmatively elect to be subject to the MCSAA by a resolution. Any such election, however, would be subject to the 1940 Act limitations discussed below and would not apply to any person who had become a holder of control shares (as defined below) before the time that the resolution was adopted.

The MCSAA provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers of the acquirer or by an employee of the acquirer who is also a director of the acquirer are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third,

●	one-third or more but less than a majority, or

●	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MCSAA, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

Potentially inhibiting a closed-end investment company’s ability to utilize the MCSAA is Section 18(i) of the 1940 Act which provides that “every share of stock . . . issued by a registered management company . . . shall be a voting stock and have equal voting rights with every other outstanding voting stock,” thereby preventing the Fund from issuing a class of shares with voting rights that vary within that class. There are currently different views, however, on whether or not the MCSAA conflicts with Section 18(i) of the 1940 Act. One view is that implementation of the MCSAA would conflict with the 1940 Act because it would deprive certain shares of their voting rights. Another view is that implementation of the MCSAA would not conflict with the 1940 Act because it would limit the voting rights of shareholders who choose to acquire shares of stock that put them within the specified percentages of ownership rather than limiting the voting rights of the shares themselves.

The Fund originally exempted its shares from the MCSAA in light of a November 15, 2010 letter from the staff of the SEC’s Division of Investment Management that took the position that a closed-end fund, by opting in to the MCSAA, would be acting in a manner inconsistent with Section 18(i) of the 1940 Act. However, on May 27, 2020, the staff of the SEC’s Division of Investment Management published an updated statement (the “2020 Control Share Statute Relief”) withdrawing the November 15, 2010 letter and replacing it with a new no-action position allowing a closed-end fund under Section 18(i) to opt-in to the MCSAA, provided that the decision to do so was taken with reasonable care in light of (1) the board’s fiduciary duties, (2) applicable federal and state law, and (3) the particular facts and circumstances surrounding the action. The 2020 Control Share Statute Relief reflects only the enforcement position of the Staff and is not binding on the SEC or any court, and some uncertainty around the application under the 1940 Act of state control share statutes exists as a result of recent federal and state court decisions that have found that certain control share acquisition provisions violate the 1940 Act.

If the Fund were to amend its Charter and subsequently elect to be subject to the MCSAA, it would not apply (a) to shares acquired in a merger, consolidation or share exchange if the Fund is a party to the transaction or (b) to acquisitions approved or exempted by the Fund’s Charter or the Fund’s Bylaws.

Rights Offerings

The Fund may in the future, and at its discretion, choose to make offerings of Rights to (i) common shareholders to purchase Common Shares and/or Preferred Shares and/or (ii) preferred shareholders to purchase Preferred Shares (subject to applicable law). A future Rights offering may be transferable or non-transferable. Any such future Rights offering will be made in accordance with the 1940 Act. Under the laws of Maryland, the Board of Directors is authorized to approve rights offerings without obtaining shareholder approval. The staff of the SEC has interpreted the 1940 Act as not requiring shareholder approval of a transferable rights offering to purchase common stock at a price below the then current NAV so long as certain conditions are met, including: (i) a good faith determination by a fund’s board that such offering would result in a net benefit to existing shareholders; (ii) the offering fully protects shareholders’ preemptive rights and does not discriminate among shareholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held.

U.S. Federal Income Tax MatterS

The following is a description of certain U.S. federal income tax consequences to a holder of shares (a “shareholder”) that acquires, holds and/or disposes of common shares or preferred shares. This discussion reflects applicable income tax laws of the United States as of the date of this prospectus, which tax laws may be changed or subject to new interpretations by the courts or the IRS possibly with retroactive effect. No attempt is made to present a detailed explanation of U.S. federal income tax concerns affecting the Fund and its shareholders, and the discussion set forth herein does not constitute tax advice. In addition, no attempt is made to present state, local or foreign tax concerns or tax concerns applicable to an investor with a special tax status such as a financial institution, real estate investment trust, insurance company, regulated investment company, individual retirement account, other tax-exempt entity, dealer in securities or non-U.S. investor. Unless otherwise noted, this discussion assumes the shares are held by U.S. persons and that such shares are held as capital assets. Investors are urged to consult their own tax advisors to determine the tax consequences to them before investing in the Fund.

The Fund has elected to be treated, and intends to qualify each year, as a “regulated investment company” under Subchapter M of Subtitle A, Chapter 1 of the Code, so that it will not pay U.S. federal income tax on income and capital gains timely distributed (or treated as being distributed, as described below) to shareholders. In order to qualify as a regulated investment company under Subchapter M of Subtitle A, Chapter 1 of the Code, the Fund must, among other things, derive at least 90% of its gross income for each taxable year from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, other income (including gains from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or currencies and net income derived from interests in qualified publicly traded partnerships (collectively, the “90% income test”). If the Fund qualifies as a regulated investment company and distributes to its shareholders at least 90% of the sum of (i) its “investment company taxable income” as that term is defined in the Code (which includes, among other things, dividends, taxable interest, the excess of any net short-term capital gains over net long-term capital losses and certain net foreign exchange gains as reduced by certain deductible expenses) without regard to the deduction for dividends paid, and (ii) the excess of its gross tax-exempt interest, if any, over certain disallowed deductions, the Fund will be relieved of U.S. federal income tax on any income of the Fund, including long-term capital gains, distributed to shareholders. However, if the Fund retains any investment company taxable income or “net capital gain” (i.e., the excess of net long-term capital gain over net short-term capital loss), it will be subject to U.S. federal income tax at regular corporate federal income tax rates (currently at a rate of 21%) on the amount retained. The Fund intends to distribute at least annually all or substantially all of its investment company taxable income (determined without regard to the deduction for dividends paid), net tax-exempt interest, if any, and net capital gain. Under the Code, the Fund will generally be subject to a nondeductible 4% federal excise tax on the portion of its undistributed ordinary income and capital gains if it fails to meet certain distribution requirements with respect to each calendar year. In order to avoid the 4% federal excise tax, the required minimum distribution is generally equal to the sum of 98% of the Fund’s ordinary income (computed on a calendar year basis), plus 98.2% of the Fund’s capital gain net income (generally computed for the one-year period ending on October 31) plus undistributed amounts from prior years. The Fund intends to make distributions in a timely manner in an amount at least equal to the required minimum distribution but may be subject to the excise tax from time to time depending upon distribution levels.

In addition to the 90% income test, the Fund must also diversify its holdings (commonly referred to as the “asset test”) so that, at the end of each quarter of its taxable year (i) at least 50% of the value of the Fund’s total assets is represented by cash and cash items, U.S. government securities, securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater in value than 5% of the value of the Fund’s total assets and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities (other than U.S. government securities or securities of other regulated investment companies) of any one issuer or of two or more issuers controlled by the Fund and engaged in the same, similar or related trades or businesses, or the securities of one or more qualified publicly traded partnerships.

The Fund has adopted policies and guidelines that are designed to enable the Fund to meet these tests, which will be tested for compliance on a regular basis for the purposes of being treated as a regulated investment company for federal income tax purposes. However, some issues related to qualification as a regulated investment company are open to interpretation. For example, the Fund intends to primarily invest in whole loans originated by alternative credit platforms and the Fund has taken the position that the issuer of such loans will be the identified borrowers in the loan documentation. The IRS, however, could disagree and successfully assert that the alternative credit platforms should be viewed as the issuer of the loans. If the IRS prevailed, the Fund would need to determine whether treating the alternative credit platforms as the issuer would cause the Fund to fail the regulated investment company diversification tests. In addition, the IRS and court authorities interpreting the identity of the issuer for Alternative Credit Instruments other than Alternative Credit in the form of whole loans may be less clear. For example, pass-through obligations (obligations of the alternative credit platform that only create an obligation to pay a note purchaser to the extent that the lending platform receives cash) could be viewed as an indirect undivided interest in the referenced loans or they could be viewed as a derivative instrument referencing a pool of loans. If the pass-through obligations were characterized as an indirect undivided interest in the referenced loans, the IRS and court authorities would indicate that the issuers of such instruments were the referenced borrowers in the underlying loans. If the pass-through obligations were characterized as a derivative instrument referencing a pool of loans, the IRS and court authorities would indicate that the issuers of such instruments were the alternative credit platform. The Fund will take the position that the writer of Pass-Through Notes and Alternative Credit Instruments other than whole consumer and small business loans will be the issuer for the regulated investment company tests even if arguments could be made that the persons and small businesses referenced in such instruments were the persons liable for making payments.

If, for any taxable year, the Fund did not qualify as a regulated investment company for U.S. federal income tax purposes, it would be treated as a U.S. corporation subject to U.S. federal income tax, and possibly state and local income tax, and distributions to its shareholders would not be deductible by the Fund in computing its taxable income. In such event, the Fund’s distributions, to the extent derived from the Fund’s current or accumulated earnings and profits, would generally constitute ordinary dividends, which would generally be eligible for the dividends received deduction available to corporate shareholders, and non-corporate shareholders would generally be able to treat such distributions as “qualified dividend income” eligible for reduced rates of U.S. federal income taxation, provided in each case that certain holding period and other requirements are satisfied.

A shareholder will have all dividends and distributions automatically reinvested in the shares (unless the shareholder “opts out” of the Plan). For shareholders subject to U.S. federal income tax, all dividends will generally be taxable regardless of whether the shareholder takes them in cash or they are reinvested in additional shares. Distributions of the Fund’s investment company taxable income (determined without regard to the deduction for dividends paid) will generally be taxable as ordinary income to the extent of the Fund’s current and accumulated earnings and profits. However, a portion of such distributions derived from certain corporate dividends, if any, may qualify for either the dividends-received deduction available to corporate shareholders under Section 243 of the Code or the reduced rates of U.S. federal income taxation for “qualified dividend income” available to non-corporate shareholders under Section 1(h)(11) of the Code, provided in each case certain holding period and other requirements are met.

Distributions of net capital gain, if any, are generally taxable as long-term capital gain for U.S. federal income tax purposes without regard to the length of time a shareholder has held shares. Because of the Fund’s level dividend policy, however, shareholders may recognize ordinary income from distributions in a year in which the Fund’s net capital gain for the year is offset by capital loss carryforwards from prior years. In addition, through December 31, 2025, the Fund may make distributions of “section 199A dividends” with respect to qualified dividends that it receives with respect to the Fund’s equity investments in REITs, if any. A section 199A dividend is any dividend or part of such dividend that the Fund pays to a shareholder and reports as a section 199A dividend in written statements furnished to the shareholder. Section 199A dividends may be taxed to individuals and other non-corporate shareholders at a reduced effective federal income tax rate, provided in each case certain holding period and other requirements are met.

A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits, if any, will be treated by a shareholder as a tax-free return of capital, which is applied against and reduces the shareholder’s basis in his, her or its shares. To the extent that the amount of any such distribution exceeds the shareholder’s basis in his, her, or its shares, the excess will be treated by the shareholder as gain from the sale or exchange of such shares. The U.S. federal income tax status of all dividends and distributions will be designated by the Fund and reported to shareholders annually. The Fund does not expect a significant portion of its dividends to qualify for the dividends received deduction, for qualified dividend income treatment, or treatment as Section 199A dividends.

The Fund intends to distribute all realized net capital gains, if any, at least annually. If, however, the Fund were to retain any net capital gain, the Fund may designate the retained amount as undistributed capital gains in a notice to shareholders who, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income as long-term capital gain, their proportionate share of such undistributed amount, and (ii) will be entitled to credit their proportionate share of the federal income tax paid by the Fund on the undistributed amount against their U.S. federal income tax liabilities, if any, and to claim refunds to the extent the credit exceeds such liabilities. If such an event occurs, the tax basis of shares owned by a shareholder of the Fund will, for U.S. federal income tax purposes, generally be increased by the difference between the amount of undistributed net capital gain included in the shareholder’s gross income and the tax deemed paid by the shareholder.

Any dividend declared by the Fund in October, November or December with a record date in such a month and paid during the following January will be treated for U.S. federal income tax purposes as paid by the Fund and received by shareholders on December 31 of the calendar year in which it is declared.

If a shareholder’s distributions are automatically reinvested in additional shares, for U.S. federal income tax purposes, the shareholder will be treated as having received a taxable distribution in the amount of the cash dividend that the shareholder would have received if the shareholder had elected to receive cash, unless the distribution is in newly issued shares of the Fund that are trading at or above NAV, in which case the shareholder will be treated as receiving a taxable distribution equal to the fair market value of the stock the shareholder receives.

The IRS has taken the position that if a regulated investment company has two or more classes of shares, it must designate distributions made to each class in any year as consisting of no more than such class’s proportionate share of particular types of income (e.g., ordinary income and net capital gains). Consequently, if both common stock and preferred stock are outstanding, the Fund intends to designate distributions made to each class of particular types of income in accordance with each class’s proportionate share of such income. Thus, the Fund will designate to the extent applicable, dividends qualifying for the corporate dividends received deduction (if any), income not qualifying for the dividends received deduction, qualified dividend income (if any), section 199A dividends (if any), ordinary income and net capital gain in a manner that allocates such income between the holders of common stock and preferred stock in proportion to the total dividends paid to each class during or for the taxable year, or otherwise as required by applicable law. However, for purposes of determining whether distributions are out of the Fund’s current or accumulated earnings and profits, the Fund’s earnings and profits will be allocated first to the Fund’s preferred stock, if any, and then to the shares. In such a case, since the Fund’s current and accumulated earnings and profits will first be used to pay dividends on the preferred stock, distributions in excess of such earnings and profits, if any, will be made disproportionately to common shareholders.

The repurchase of shares may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the shares have been held for more than 12 months. Otherwise, the gain or loss will generally be treated as short-term capital gain or loss. Any loss realized upon a taxable disposition of shares held for six months or less will be treated as long-term, rather than short-term, to the extent of any capital gain dividends received by the shareholder with respect to the shares. All or a portion of any loss realized upon a taxable disposition of shares will be disallowed if other substantially identical shares are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

A repurchase by the Fund of its shares from a shareholder generally will be treated as a sale of the shares by a shareholder provided that after the repurchase the shareholder does not own, either directly or by attribution under Section 318 of the Code, any such shares. If, after a repurchase a shareholder continues to own, directly or by attribution, any such shares, it is possible that any amounts received by such shareholder in the repurchase will be taxable as a dividend to such shareholder, and there is a risk that shareholders who do not have any of their shares repurchased would be treated as having received a dividend distribution as a result of their proportionate increase in the ownership of the Fund. Use of the Fund’s cash to repurchase shares could adversely affect the Fund’s ability to satisfy the distribution requirements for qualification as a regulated investment company. The Fund could also recognize income in connection with the liquidation of portfolio securities to fund share repurchases. Any such income would be taken into account in determining whether the distribution requirements were satisfied.

Certain of the Fund’s investment practices are subject to special and complex federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert tax-advantaged, long-term capital gains and qualified dividend income into higher taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the timing as to when a purchase or sale of stock or securities is deemed to occur, and (vi) adversely alter the intended characterization of certain complex financial transactions. These rules could therefore affect the character, amount and timing of distributions to shareholders. The Fund will monitor its investments and transactions and may make certain federal income tax elections where applicable in order to mitigate the effect of these provisions, if possible.

Investments in distressed debt obligations that are at risk of or in default may present special federal income tax issues for the Fund. The federal income tax consequences to a holder of such securities are not entirely certain. If the Fund’s characterization of such investments were successfully challenged by the IRS or the IRS issues guidance regarding investments in such securities, it may affect whether the Fund has made sufficient distributions or otherwise satisfied the requirements to maintain its qualification as a regulated investment company and avoid federal income and excise taxes and may affect the character of distributions as capital gain or ordinary income distributions.

 Pass-Through Note holders also should be aware that the IRS and the courts are not bound by the Pass-Through Note issuer's characterization of the Pass-Through Notes, and may take a different position with respect to the Pass-Through Notes' proper characterization. For example, if the Pass-Through Notes were treated as equity for the Pass-Through Note issuer, (i) the issuer would be subject to U.S. federal income tax on income, including interest, accrued on the underlying loans but would not be entitled to deduct interest or original issue discount ("OID") on the Pass-Through Notes, and (ii) payments on the Pass-Through Notes would be treated by the Pass-Through Note holder as dividends (that may be ineligible for reduced rates of U.S. federal income taxation or the dividends received deduction) for U.S. federal income tax purposes to the extent of the issuer's earnings and profits, or, if the Notes are treated as equity in a Pass-Through Note issuer that is taxed as a partnership, the Fund may be required to take into account income allocations from such issuers that may include gross income that is not described in Section 851(b)(2) of the Code and may cause the Fund to fail to meet the requirements of Code Section 851(b)(2) and fail to qualify as a regulated investment company.

The Fund may be subject to withholding and other taxes imposed by foreign countries, including taxes on interest, dividends and capital gains with respect to its investments in those countries, which would, if imposed, reduce the yield on or return from those investments. Tax treaties between certain countries and the U.S. may reduce or eliminate such taxes in some cases. The Fund does not expect to satisfy the requirements for passing through to its shareholders their pro rata share of qualified foreign taxes paid by the Fund, with the result that shareholders will not be required to include such taxes in their gross incomes and will not be entitled to a tax deduction or credit for such taxes on their own federal income tax returns.

Sales, exchanges and other dispositions of the shares generally are taxable events for shareholders that are subject to U.S. federal income tax. Shareholders should consult their own tax advisors with reference to their individual circumstances to determine whether any particular transaction in the shares is properly treated as a sale or exchange for federal income tax purposes, as the following discussion assumes, and the tax treatment of any gains or losses recognized in such transactions. Gain or loss will generally be equal to the difference between the amount of cash and the fair market value of other property received and the shareholder’s adjusted tax basis in the shares sold or exchanged. Such gain or loss will generally be characterized as capital gain or loss and will be long-term if the shareholder’s holding period for the shares is more than 12 months and short-term if it is 12 months or less. However, any loss realized by a shareholder upon the sale or other disposition of shares with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions of long-term capital gain with respect to such shares. For the purposes of calculating the six-month period, the holding period is suspended for any periods during which the shareholder’s risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property or through certain options, short sales or contractual obligations to sell. The ability to deduct capital losses may be limited. In addition, losses on sales or other dispositions of shares may be disallowed under the “wash sale” rules in the event that substantially identical stock or securities are acquired (including those made pursuant to reinvestment of dividends) within a period of 61 days beginning 30 days before and ending 30 days after a sale or other disposition of shares. In such a case, the disallowed portion of any loss generally would be included in the U.S. federal income tax basis of the shares acquired.

Certain net investment income received by an individual having adjusted gross income in excess of $200,000 (or $250,000 for married individuals filing jointly) is subject to a Medicare tax of 3.8%. Undistributed net investment income of trusts and estates in excess of a specified amount is also subject to this tax. Dividends and capital gains distributed by the Fund, and gain realized on the sale of shares, will constitute investment income of the type subject to this tax.

The Fund is required in certain circumstances to backup withhold at a current rate of 24% on reportable payments including dividends, capital gain distributions, and proceeds of sales or other dispositions of the shares paid to certain shareholders who do not furnish the Fund with their correct social security number or other taxpayer identification number and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a shareholder may be refunded or credited against such shareholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Whether an investment in the shares is appropriate for a non-U.S. shareholder will depend upon that person’s particular circumstances. An investment in the shares by a non-U.S. shareholder may have adverse tax consequences. Non-U.S. shareholders should consult their tax advisers before investing in shares.

Distributions of the Fund's investment company taxable income to non-U.S. shareholders will be subject to U.S. federal withholding tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of the Fund's current and accumulated earnings and profits unless an applicable exception applies. No withholding will be required on such distributions to the extent that (i) such distributions are properly reported to non-U.S. shareholders as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be given as to whether any significant amount of the Fund's distributions with respect to the Fund's shares would be reported as eligible for this exemption from withholding.

If the distributions with respect to the shares are effectively connected with a U.S. trade or business of the non-U.S. shareholder (and, if an income tax treaty applies, attributable to a permanent establishment in the United States), no amount of U.S. federal tax will be required to be withheld from such distributions if the non-U.S. shareholder complies with applicable certification and disclosure requirements, although such distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons.

Special certification requirements apply to a non-U.S. shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.

Actual or deemed distributions of the Fund's net capital gains to a non-U.S. shareholder, and gains realized by a non-U.S. shareholder upon the sale of shares, will not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless (i) the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. shareholder in the United States), or (ii) such non-U.S. shareholder is an individual present in the United States for 183 days or more during the year of the distribution or gain.

For a corporate non-U.S. shareholder, distributions and gains realized upon the sale of shares that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty) in addition to U.S. income tax.

A non-U.S. shareholder who is a non-resident alien individual, and who is otherwise subject to U.S. federal withholding tax, may be subject to information reporting and backup withholding of U.S. federal income tax on distributions unless the non-U.S. shareholder provides us or the dividend paying agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. shareholder or otherwise establishes an exemption from backup withholding.

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions, or “FFIs,” unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement, or “IGA” with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source dividends. While existing U.S. Treasury regulations would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until the final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. shareholder and the status of the intermediaries through which they hold their shares, Non-U.S. shareholders could be subject to this 30% withholding tax with respect to distributions on their shares and potentially proceeds from the sale of their shares. Under certain circumstances, a Non-U.S. shareholder might be eligible for refunds or credits of such taxes.

Non-U.S. shareholders should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in shares.

The foregoing is a general and abbreviated summary of the relevant provisions of the Code and the Treasury regulations thereunder currently in effect as they directly govern the taxation of the Fund and its shareholders. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive. Additional discussion of the federal income tax rules applicable to the Fund can be found in the SAI, which is incorporated by reference into this prospectus. Shareholders are urged to consult their tax advisors regarding specific questions as to U.S. federal, foreign, state, and local income or other taxes before making an investment in the Fund.

Plan Of Distribution

The Fund may sell up to $150,000,000 in aggregate initial offering price of (i) Common Shares, (ii) Preferred Shares, and/or (iii) Rights, from time to time under this Prospectus and any related prospectus supplement in any one or more of the following ways: (1) directly to one or more purchasers; (2) through agents; (3) to or through underwriters; or (4) through dealers. See also “Dividend Reinvestment Plan” above.

Each prospectus supplement relating to an offering of the Securities will state the terms of the offering, including as applicable:

●	the names of any agents, underwriters or dealers;

●	any sales loads or other items constituting underwriters’ compensation;

●	any discounts, commissions, fees or concessions allowed or reallowed or paid to dealers or agents;

●	the public offering or purchase price of the offered Securities and the estimated net proceeds the Fund will receive from the sale; and

●	any securities exchange on which the offered Securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In the case of a Rights offering, the applicable prospectus supplement will set forth the number of Common Shares and/or Preferred Shares issuable upon the exercise of each Right and the other terms of such Rights offering. The transferable Rights offered by means of this Prospectus and applicable prospectus supplement, including any related over-subscription privilege and any follow-on offering, if applicable, may be convertible or exchangeable into Common Shares at a ratio not to exceed one Common Share received for every three subscription rights to purchase Common Shares converted, exercised or exchanged on an aggregate basis such that the exercise of all subscription rights to purchase Common Shares in any transferable subscription Rights offering will not cumulatively result in more than a 33 1/3 percentage increase in the outstanding common shares of the Fund.

Direct Sales

The Fund may sell Securities directly to, and solicit offers from, purchasers, including institutional investors or others who may be deemed to be underwriters as defined in the 1933 Act for any resales of the Securities. In this case, no underwriters or agents would be involved. In addition to cash purchases, the Fund may allow Securities to be purchased by tendering payment in-kind in the form of shares of stock, bonds or other securities, including shares of other investment companies. Any securities used to buy the Fund’s Securities must be consistent with the Fund’s investment objective and otherwise acceptable to the Adviser and the Board. The Fund may use electronic media, including the Internet, to sell Securities directly. The terms of any of those sales will be described in a prospectus supplement.

By Agents

The Fund may offer Securities through agents that the Fund designates. Any agent involved in the offer and sale will be named and any commissions payable by the Fund will be described in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agents will be acting on a best efforts basis for the period of their appointment.

The Fund may engage in at-the-market offerings to or through a market maker or into an existing trading market, on an exchange or otherwise, in accordance with Rule 415(a)(4). An at-the-market offering may be through one or more underwriters or dealers acting as principal or agent for the Fund.

By Underwriters

The Fund may offer and sell Securities from time to time to one or more underwriters who would purchase the Securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the Fund sells Securities to underwriters, the Fund will execute an underwriting agreement with them at the time of the sale and will name them in the prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from the Fund in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of Securities for whom they may act as agent. Unless otherwise stated in the prospectus supplement, the underwriters will not be obligated to purchase the Securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the Securities, they will be required to purchase all of the offered Securities. In the event of default by any underwriter, in certain circumstances, the purchase commitments may be increased among the non-defaulting underwriters or the underwriting agreement may be terminated. The underwriters may sell the offered Securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In connection with an offering of Common Shares, if a prospectus supplement so indicates, the Fund may grant the underwriters an option to purchase additional Common Shares at the public offering price, less the underwriting discounts and commissions, within a specified number of days from the date of the prospectus supplement, to cover any overallotments.

By Dealers

The Fund may offer and sell Securities from time to time to one or more dealers who would purchase the Securities as principal. The dealers then may resell the offered Securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement.

General Information

Agents, underwriters, or dealers participating in an offering of Securities may be deemed to be underwriters, and any discounts and commission received by them and any profit realized by them on resale of the offered Securities for whom they may act as agent may be deemed to be underwriting discounts and commissions under the 1933 Act.

The Fund may offer to sell Securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. In addition to cash purchases, the Fund may allow Securities to be purchased by tendering payment in-kind in the form of shares of stock, bonds or other securities. Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

●	Overallotment involves sales in excess of the offering size, which create a short position.

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Stabilizing transactions may occur when the demand for the shares of an offering is less than expected.

●	Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the overallotment option or in the open market after the distribution is completed, to cover short positions.

●	Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions.

Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Any underwriters that are qualified market makers on the NYSE may engage in passive market making transactions in our shares on NYSE in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In connection with any Rights offering, the Fund may also enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter(s) will purchase Common Shares and/or other Securities remaining unsubscribed for after the Rights offering.

Any underwriters to whom the offered Securities are sold for offering and sale may make a market in the offered Securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that there will be a liquid trading market for the offered Securities.

Under agreements entered into with the Fund, underwriters and agents may be entitled to indemnification by the Fund against certain civil liabilities, including liabilities under the 1933 Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents, and their affiliates may engage in financial or other business transactions with the Fund and its subsidiaries, if any, in the ordinary course of business.

The aggregate offering price specified on the cover of this Prospectus relates to the offering of the Securities not yet issued as of the date of this Prospectus.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of our portfolio transactions after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

The Prospectus and accompanying prospectus supplement in electronic form may be made available on the website maintained by the underwriters. The underwriters may agree to allocate a number of Securities for sale to their online brokerage account holders. Such allocations of Securities for internet distributions will be made on the same basis as other allocations. In addition, Securities may be sold by the underwriters to securities dealers who resell Securities to online brokerage account holders.

Administrator, Fund Accountant, Transfer Agent, Dividend Disbursing Agent and Custodians

The Fund places and maintains its Alternative Credit investments, securities and cash in the custody of one or more entities meeting the requirements of Section 17(f) of the 1940 Act. For its investments in Alternative Credit, the Fund has engaged Millennium Trust Company, LLC, 2001 Spring Road #700, Oak Brook, Illinois 60523, a custodian with experience in the custody of loans originated through alternative credit platforms. For its services, Millennium Trust Company receives a monthly fee based upon, among other things, the average value of the total loans of the Fund. See “Investment Objective, Strategies and Policies-Alternative Credit-Alternative Credit and Pass-Through Notes.”

State Street Bank & Trust, Co., located at State Street Financial Center, One Lincoln Street, Boston, MA 02111, also serves as the Fund’s custodian of the cash and securities owned by the Fund. For its services, State Street Bank & Trust, Co. receives a monthly fee based upon, among other things, the average value of the cash and securities of the Fund.

DST Systems, Inc., an affiliate of the Fund’s administrator, located at 333 W. 11th Street, Kansas City, Missouri 64105, serves as the Fund’s transfer agent, registrar, Plan Administrator and dividend disbursing agent and is responsible for coordinating and processing all repurchase offers.

AFS is the Fund’s administrator. AFS is a service company and SEC-registered transfer agent. Under the Administration, Bookkeeping and Pricing Services Agreement, AFS is responsible for calculating NAVs, providing additional fund accounting and tax services, and providing fund administration and compliance-related services. The address of AFS is 1290 Broadway, Suite 1000, Denver, CO 80203. For its services, the Fund pays AFS customary fees based on the Fund’s net assets or an annual minimum fee, plus out of pocket expenses.

Legal Matters

Certain legal matters will be passed upon for the Fund by Faegre Drinker Biddle & Reath LLP. Faegre Drinker Biddle & Reath LLP may rely as to certain matters of Maryland law on the opinion of Shapiro Sher Guinot & Sandler, P.A.

Control Persons

Based on a review of Schedule 13D and Schedule 13G filings as of the date of this Prospectus, there are no persons who control the Fund. For purposes of the foregoing statement, “control” means (1) the beneficial ownership, either directly or through one or more controlled companies, of more than 25% of the voting securities of a company; (2) the acknowledgement or assertion by either the controlled or controlling party of the existence of control; or (3) an adjudication under Section 2(a)(9) of the 1940 Act, which has become final, that control exists.

Additional Information

The Fund is subject to the informational requirements of the Exchange Act and the 1940 Act and in accordance therewith files reports and other information with the SEC. The SEC maintains a website at sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund (when available), that file electronically with the SEC.

This Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (sec.gov).

The Fund’s Privacy Policy

The Fund is committed to ensuring your financial privacy. This notice is being sent to comply with privacy regulations of the SEC. The Fund has in effect the following policy with respect to nonpublic personal information about its customers:

●	Only such information received from you, through application forms or otherwise, and information about your Fund transactions will be collected.

●	None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account).

●	Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.

●	The Fund does not currently obtain consumer information. If the Fund were to obtain consumer information at any time in the future, it would employ appropriate procedural safeguards that comply with federal standards to protect against unauthorized access to and properly dispose of consumer information.

For more information about the Fund’s privacy policies call (855) 830-1222 (toll-free).

The Fund does not control the safeguarding, use or disposition of the personal and financial information about investors that is in the possession of the Underwriters and dealers. Investors should look to the privacy policies of those entities for information about how they treat investors’ personal and financial information.

INCORPORATION BY REFERENCE

This Prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this Prospectus from the date we file that document. Any reports filed by us with the SEC before the date that any offering of securities by means of this Prospectus and any applicable prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this Prospectus or incorporated by reference in this Prospectus.

We incorporate by reference into this Prospectus our filings listed below and any future filings that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the Securities offered by the Fund’s Prospectus and any applicable prospectus supplement have been sold or we otherwise terminate the offering of these Securities. Information that we file with the SEC will automatically update and may supersede information in this Prospectus, any applicable supplement and information previously filed with the SEC.

This Prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our semi-annual report on Form N-CSR for the fiscal period ended December 31, 2024, filed with the SEC on March 7, 2025;
●	our annual report on Form N-CSR for the fiscal year ended June 30, 2024, filed with the SEC on September 6, 2024;
●	our definitive proxy statement on Schedule 14A, filed with the SEC on August 21, 2024; and
●	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-38234), as filed with the SEC on June 7, 2019, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

You may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost at the Fund's website at rivernorth.com or by writing or calling the following address and telephone number:

RiverNorth Capital Management, LLC

360 South Rosemary Avenue, Suite 1420

West Palm Beach, FL 33401

(844) 569-4750

You should rely only on the information incorporated by reference or provided in the Fund’s Prospectus, SAI and any supplement thereto. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this Prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this Prospectus or those documents.

1,105,000 Shares of Common Stock

Subscription Rights for Shares of Common Stock

RiverNorth Capital and Income Fund, Inc.

PROSPECTUS
SUPPLEMENT

May 30, 2025